     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2009

                                                    REGISTRATION NO. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                         PRUCO LIFE INSURANCE COMPANY
                          (Exact Name of Registrant)

                                    ARIZONA
        (State or other jurisdiction of incorporation or organization)

                                  22-1944557
                    (I.R.S. Employer Identification Number)

                       C/O PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-5740
         (Address and telephone number of principal executive offices)

                               THOMAS C. CASTANO
                                   SECRETARY
                         PRUCO LIFE INSURANCE COMPANY
                             213 WASHINGTON STREET
                         NEWARK, NEW JERSEY 07102-2992
                                (973) 802-4780
           (Name, address and telephone number of agent for service)

                                  Copies to:

                              CHRISTOPHER SPRAGUE
                       VICE PRESIDENT, CORPORATE COUNSEL
                           THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA
                               751 BROAD STREET
                             NEWARK, NJ 07102-2992
                                (973) 802-6997

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [_]  Accelerated filer [_]
Non-accelerated filer [X]    Smaller reporting company [_]

                        Calculation of Registration fee

-------------------------------------------------------------------------------------------
                                          Proposed        Proposed
 Title of each class of      Amount        maximum         maximum
    securities to be         to be      offering price    aggregate         Amount of
       registered         registered*     per unit*     offering price  registration fee**
-------------------------------------------------------------------------------------------
Market-value adjustment
  annuity contracts (or
  modified guaranteed
  annuity contracts)      $150,000,000                                       $8,370
---------------------------------------------------------------------------------------

*  Securities are not issued in predetermined units

** In this filling, Pruco Life Insurance Company is registering $40,000,000 of
   Securities and paying a fee of $1,572.00 therefor.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission may determine.

This filing is being made under the Securities Act of 1933 to register an additional $150,000,000 ($150 million) of interests in market value-adjusted annuity contracts. Under rule 457(o) under the Securities Act of 1933 the filing fee set forth above was calculated based on the maximum aggregate offering price of $150,000,000 ($150 million). To the extent any of Registrant's securities from the February 13, 2009 filing, Form S-3 registration number 333-157335, remain unsold, Registrant intends to add those unsold securities to the $150,000,000 ($150 million) of securities being registered herewith (as allowed by 457(p)). Pursuant to Rule 415(a)(6), Registrant is carrying forward $25,000,000 units for which a filing fee of $1,395 has already been paid. Registrant has not reduced the filing fee paid herewith on account of the filing fee associated with securities that remain unsold from the prior offering.

================================================================================

DISCOVERY SELECT(R)

VARIABLE ANNUITY

PROSPECTUS: MAY 1, 2001

THIS PROSPECTUS DESCRIBES AN INDIVIDUAL VARIABLE ANNUITY CONTRACT OFFERED BY PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE). PRUCO LIFE IS A WHOLLY OWNED SUBSIDIARY OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

THE FUNDS

Discovery Select offers a wide variety of investment choices, including 40 variable investment options that invest in mutual funds managed by these leading asset managers.

PRUDENTIAL INVESTMENTS

A I M CAPITAL MANAGEMENT, INC.

ALLIANCE CAPITAL MANAGEMENT, L.P.

AMERICAN CENTURY

CREDIT SUISSE ASSET MANAGEMENT, LLC

DAVIS SELECTED ADVISERS, L.P.

FIDELITY MANAGEMENT & RESEARCH CO.

FRANKLIN ADVISERS

INVESCO FUNDS GROUP, INC.

JANUS CAPITAL

JENNISON ASSOCIATES

MFS

OPPENHEIMER CAPITAL

PIMCO

T. ROWE PRICE

PLEASE READ THIS PROSPECTUS

Please read this prospectus before purchasing a Discovery Select variable annuity contract and keep it for future reference. Current prospectuses for each of the underlying mutual funds accompany this prospectus. These prospectuses contain important information about the mutual funds. Please read these prospectuses and keep them for reference.

TO LEARN MORE ABOUT DISCOVERY SELECT

To learn more about the Discovery Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2001. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 450 5th Street N.W., Washington, D.C. 20549. The SEC also maintains a Web site (http://www.sec.gov) that contains the Discovery Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is on Page 37 of this prospectus.

FOR A FREE COPY OF THE SAI CALL US AT:

(888) PRU-2888 or write to us at:

Pruco Life Insurance Company
213 Washington Street
Newark, New Jersey 07102-2992

Prudential Annuity Service Center
P.O. Box 7960
Philadelphia, PA 19101

THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT IN DISCOVERY SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

CONTENTS

PART I: DISCOVERY SELECT PROSPECTUS

SUMMARY
      Glossary.............................................................    6
      Summary..............................................................    7
      Summary of Contract Expenses.........................................   10
      Expense Examples.....................................................   13
PART II: DISCOVERY SELECT PROSPECTUS
SECTIONS 1-9
   Section 1: What is the Discovery Select Variable Annuity?...............   18
      Short Term Cancellation Right or "Free Look".........................   18
   Section 2: What Investment Options Can I Choose?........................   19
      Variable Investment Options..........................................   19
      Fixed Interest-Rate Options..........................................   20
      Transfers Among Options..............................................   21
      Market Timing........................................................   22
      Other Available Features.............................................   22
      Voting Rights........................................................   23
      Substitution.........................................................   23
   Section 3: What Kind of Payments Will I Receive During the Income
      Phase? (Annuitization)...............................................   24
      Payment Provisions...................................................   24
         Option 1: Annuity Payments for a Fixed Period.....................   24
         Option 2: Life Annuity with 120 Payments (10 Years) Certain.......   24
         Option 3: Interest Payment Option.................................   24
         Option 4: Other Annuity Options...................................   24
   Section 4: What is the Death Benefit?...................................   25
      Beneficiary..........................................................   25
      Calculation of the Death Benefit.....................................   25
   Section 5: How Can I Purchase a Discovery Select Contract?..............   26
      Purchase Payments....................................................   26
      Allocation of Purchase Payments......................................   26
      Calculating Contract Value...........................................   26
   Section 6: What are the Expenses Associated with the Discovery Select
      Contract?............................................................   27
      Insurance Charges....................................................   27
      Annual Contract Fee..................................................   27
      Withdrawal Charge....................................................   27
      Critical Care Access.................................................   28
      Taxes Attributable to Premium........................................   28
      Transfer Fee.........................................................   28
      Company Taxes........................................................   28
   Section 7: How Can I Access My Money?...................................   29
      Automated Withdrawals................................................   29
      Suspension of Payments or Transfers..................................   29

   Section 8: What are the Tax Considerations Associated with the
      Discovery Select Contract?...........................................   30
      Contracts Owned by Individuals (Not Associated with Tax Favored
      Retirement Plans)....................................................   30
      Contracts Held by Tax Favored Plans..................................   31
   Section 9: Other Information............................................   36
      Pruco Life Insurance Company.........................................   36
      The Separate Account.................................................   36
      Sale and Distribution of the Contract................................   36
      Assignment...........................................................   37
      Financial Statements.................................................   37
      Statement of Additional Information..................................   37
      Householding.........................................................   37
      Accumulation Unit Values.............................................   38
      Market-Value Adjustment Formula......................................   42
      IRA Disclosure Statement.............................................   46

PART III: PROSPECTUSES

VARIABLE INVESTMENT OPTIONS

THE PRUDENTIAL SERIES FUND

AIM VARIABLE INSURANCE FUNDS

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

CREDIT SUISSE WARBURG PINCUS TRUST

DAVIS VARIABLE ACCOUNT FUND, INC.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

JANUS ASPEN SERIES

MFS VARIABLE INSURANCE TRUST

OCC ACCUMULATION TRUST

T. ROWE PRICE

This page intentionally left blank

                                 PART I SUMMARY

DISCOVERY SELECT PROSPECTUS

                               [ROCKWELL GRAPHIC]

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY
GLOSSARY

WE HAVE TRIED TO MAKE THIS PROSPECTUS AS EASY TO READ AND UNDERSTAND AS POSSIBLE. BY THE NATURE OF THE CONTRACT, HOWEVER, CERTAIN TECHNICAL WORDS OR TERMS ARE UNAVOIDABLE. WE HAVE IDENTIFIED THE FOLLOWING AS SOME OF THESE WORDS OR TERMS.

ACCUMULATION PHASE

The period that begins with the contract date (see below definition) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

ANNUITANT

The person whose life determines how long the contract lasts and the amount of income payments that will be paid.

ANNUITY DATE

The date when income payments are scheduled to begin.

BENEFICIARY

The person(s) or entity you have chosen to receive a death benefit.

CASH VALUE

This is the total value of your contract minus any withdrawal charge(s) or market-value adjustment, if applicable.

CO-ANNUITANT

The person shown on the contract data pages who becomes the Annuitant upon the death of the Annuitant before the Annuity Date. No Co-Annuitant may be designated if the Owner is a non-natural person.

CONTRACT DATE

The date we receive your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

CONTRACT OWNER, OWNER OR YOU

The person entitled to the ownership rights under the contract.

CONTRACT VALUE

The total value of the amounts in a contract allocated to the variable investment options and the interest-rate options as of a particular date.

DEATH BENEFIT

If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive, at a minimum, the total amount invested or a potentially greater amount related to market appreciation. See "What is the Death Benefit?" on page 25.

INCOME OPTIONS

Options under the contract that define the frequency and duration of income payments. In your contract, these are referred to as payout or annuity options.

INTEREST-RATE OPTION

An investment option that offers a fixed-rate of interest for a selected period during which periodic transfers are made to selected variable investment options (dollar cost averaging option), a one-year period (fixed-rate option) or a seven-year period (market-value adjustment option).

PRUDENTIAL ANNUITY SERVICE CENTER

P.O. Box 7960, Philadelphia, PA 19101. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is (888) PRU-2888.

PURCHASE PAYMENTS

The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

SEPARATE ACCOUNT

Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life.

TAX DEFERRAL

This is a way to increase your assets without currently being taxed. You do not pay taxes on your contract earnings until you take money out of your contract.

VARIABLE INVESTMENT OPTION

When you choose a variable investment option, we purchase shares of the mutual fund which are held as an investment for that option. We hold these shares in the Separate Account. The division of the Separate Account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY
Summary of Sections 1-9

FOR A MORE COMPLETE DISCUSSION OF THE FOLLOWING TOPICS, SEE THE CORRESPONDING

SECTION IN THE PROSPECTUS.

SECTION 1

WHAT IS THE DISCOVERY SELECT VARIABLE ANNUITY?

This variable annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us. The contract allows you to invest on a tax-deferred basis in one or more of 40 variable investment options. There are also three fixed interest-rate options which are available in most states. The contract is intended for retirement savings or other long-term investment purposes and provides a death benefit and guaranteed income options.

The variable investment options are designed to offer the opportunity over the long term for a better return than the fixed interest-rate options. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value.

The fixed interest-rate options offer an interest rate that is guaranteed. While your money is in a fixed account, your principal amount is guaranteed and the interest amount that your money will earn is guaranteed by us to always be at least 3.0%. Payments allocated to the fixed interest-rate options become part of Pruco Life's general assets. As a result, the strength of our guarantee is based on the overall financial strength of Pruco Life.

You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the variable investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, earnings grow on a tax-deferred basis and are taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount of the payments you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you selected.

FREE LOOK. If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required in the state where the contract was issued).

SECTION 2

WHAT INVESTMENT OPTIONS CAN I CHOOSE?

You generally can invest your money in any of the variable investment options that invest in the mutual funds described in the fund prospectuses provided with this prospectus:

THE PRUDENTIAL SERIES FUND

                           Diversified Bond Portfolio

                    Diversified Conservative Growth Portfolio

                                Equity Portfolio

                                Global Portfolio

                            High Yield Bond Portfolio

                             Money Market Portfolio

                          Prudential Jennison Portfolio

                      Small Capitalization Stock Portfolio

                              Stock Index Portfolio

                                 Value Portfolio

                              20/20 Focus Portfolio

                 SP Aggressive Growth Asset Allocation Portfolio

                        SP Alliance Technology Portfolio

                     SP Balanced Asset Allocation Portfolio

                   SP Conservative Asset Allocation Portfolio

                      SP Growth Asset Allocation Portfolio

                    SP INVESCO Small Company Growth Portfolio

                   SP Jennison International Growth Portfolio

                          SP Large Cap Value Portfolio

                     SP MFS Capital Opportunities Portfolio

                         SP MFS Mid-Cap Growth Portfolio

                         SP PIMCO Total Return Portfolio

                  SP Prudential U.S. Emerging Growth Portfolio

                        SP Small/Mid Cap Value Portfolio

                 SP Strategic Partners Focused Growth Portfolio

Summary of Sections 1-9 CONTINUED

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

AIM VARIABLE INSURANCE FUNDS

                         AIM V.I. Growth and Income Fund

                               AIM V.I. Value Fund

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                        Alliance Premier Growth Portfolio

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

                            American Century VP Value

CREDIT SUISSE WARBURG PINCUS TRUST

                      Global Post-Venture Capital Portfolio

DAVIS VARIABLE ACCOUNT FUND, INC.

Davis Value Portfolio

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

Franklin Small Cap Fund--Class 2

JANUS ASPEN SERIES

Growth Portfolio

International Growth Portfolio

MFS VARIABLE INSURANCE TRUST

Emerging Growth Series

Research Series

OCC ACCUMULATION TRUST

Managed Portfolio

Small Cap Portfolio

T. ROWE PRICE

Equity Series--Equity Income Portfolio

International Series--International Stock Portfolio

Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the mutual funds used by the variable investment options you choose. Performance information for the variable investment options is provided in the Statement of Additional Information (SAI). Past performance is not a guarantee of future results.

You can also put your money into one or more of the fixed interest-rate options.

Depending on the terms of your contract, not all portfolios of the Prudential Series Fund may be available to you.

SECTION 3

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION)

If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

SECTION 4

WHAT IS THE DEATH BENEFIT?

If the sole or last surviving annuitant dies, the designated person(s) or the beneficiary will receive at a minimum, the total amount invested or a potentially greater amount related to market appreciation.

SECTION 5

HOW CAN I PURCHASE A DISCOVERY SELECT ANNUITY CONTRACT?

You can purchase this contract, under most circumstances, with a minimum initial purchase payment of $10,000. You can add $1,000 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

SECTION 6

WHAT ARE THE EXPENSES ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT?

The contract has insurance features and investment features, and there are costs related to each.

Each year we deduct a $30 contract maintenance charge if your contract value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.40% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

There are a few states/jurisdictions that assess a premium tax when you begin receiving regular income payments from your annuity. In those states, we will impose a required premium tax charge which can range up to 3.5%.

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

There are also charges associated with the mutual funds. These charges currently range from 0.39% to 1.40% per year of a fund's average daily assets.

During the accumulation phase, if you withdraw money less than eight years after making a purchase payment, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.

SECTION 7

HOW CAN I ACCESS MY MONEY?

You may take money out at any time during the accumulation phase. If you do so, however, you may be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. This charge decreases 1% each year. After the 7th year, there is no charge for a withdrawal. You may also be subject to income tax and a tax penalty if you make an early withdrawal.

SECTION 8

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT?

Your earnings are not taxed until withdrawn. If you take money out during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered partly a return of your original investment. As a result, that portion of each payment is not taxable as income. Generally, all amounts withdrawn from IRA contracts (excluding Roth IRAs) are fully taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

SECTION 9

OTHER INFORMATION

This contract is issued by Pruco Life, a subsidiary of The Prudential Insurance Company of America.

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY
Summary of Contract Expenses

THE PURPOSE OF THIS SUMMARY IS TO HELP YOU TO UNDERSTAND THE COSTS YOU WILL PAY FOR DISCOVERY SELECT. THIS SUMMARY INCLUDES THE EXPENSES OF THE MUTUAL FUNDS USED BY THE VARIABLE INVESTMENT OPTIONS BUT DOES NOT INCLUDE ANY PREMIUM TAXES THAT MIGHT BE APPLICABLE IN YOUR STATE.

FOR MORE DETAILED INFORMATION:

More detailed information can be found on page 27 under the section called, "What Are The Expenses Associated With The Discovery Select Contract?" For more detailed expense information about the mutual funds, please refer to the individual fund prospectuses which you will find at the back of this prospectus.

TRANSACTION EXPENSES

WITHDRAWAL CHARGE (SEE NOTE 1 BELOW)

   During contract year 1   7%
   During contract year 2   6%
   During contract year 3   5%
   During contract year 4   4%
   During contract year 5   3%
   During contract year 6   2%
   During contract year 7   1%

TRANSFER FEE (SEE NOTE 2 BELOW)

   first 12 transfers per year each   $ 0.00
   transfer after 12                  $25.00

ANNUAL CONTRACT FEE AND FULL WITHDRAWAL FEE (SEE NOTE 3 BELOW)

$30.00

ANNUAL ACCOUNT EXPENSES

                  AS A PERCENTAGE OF THE AVERAGE ACCOUNT VALUE

Mortality and Expense Risk:   1.25%
Administrative Fee:           0.15%
Total:                        1.40%

NOTE 1: AS OF THE BEGINNING OF THE CONTRACT YEAR, YOU MAY WITHDRAW UP TO 10% OF THE TOTAL PURCHASE PAYMENTS PLUS ANY CHARGE-FREE AMOUNT CARRIED OVER FROM THE PREVIOUS CONTRACT YEAR WITHOUT CHARGE. THERE IS NO WITHDRAWAL CHARGE ON ANY WITHDRAWALS MADE UNDER THE CRITICAL CARE ACCESS OPTION (SEE PAGE 28) OR ON ANY AMOUNT USED TO PROVIDE INCOME UNDER THE LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN OPTION. (SEE PAGE 24). SURRENDER CHARGES ARE WAIVED WHEN A DEATH BENEFIT IS PAID.

NOTE 2: YOU WILL NOT BE CHARGED FOR TRANSFERS MADE IN CONNECTION WITH DOLLAR COST AVERAGING AND AUTO-REBALANCING

NOTE 3: THIS FEE IS NOT CHARGED ON WITHDRAWALS IF THE VALUE OF YOUR CONTRACT IS $50,000 OR MORE, OR IF THE WITHDRAWALS ARE MADE UNDER THE CRITICAL CARE ACCESS OPTION.

NOTES FOR ANNUAL MUTUAL FUND

EXPENSES:

THESE EXPENSES ARE BASED ON THE HISTORICAL FUND EXPENSES FOR THE YEAR ENDED DECEMBER 31, 2000, EXCEPT AS INDICATED. FUND EXPENSES ARE NOT FIXED OR GUARANTEED BY THE DISCOVERY SELECT CONTRACT AND MAY VARY FROM YEAR TO YEAR.

(1) THE PRUDENTIAL SERIES FUND:

BECAUSE THIS IS THE FIRST FULL YEAR OF OPERATION FOR ALL "SP" PORTFOLIOS, OTHER EXPENSES ARE ESTIMATED BASED ON MANAGEMENT PROJECTION OF NON-ADVISORY FEE EXPENSES. EACH "SP" PORTFOLIO HAS EXPENSE REIMBURSEMENTS IN EFFECT, AND THE TABLE SHOWS TOTAL EXPENSES BOTH WITH AND WITHOUT THESE EXPENSE REIMBURSEMENTS. THESE EXPENSE REIMBURSEMENTS ARE VOLUNTARY AND MAY BE TERMINATED AT ANY TIME.

(2) AMERICAN CENTURY VARIABLE PORTFOLIOS INC. AND T. ROWE PRICE FUNDS

INVESTMENT MANAGEMENT FEES INCLUDE ORDINARY EXPENSES OF OPERATING THE FUNDS.

(3) CREDIT SUISSE WARBURG PINCUS TRUST AND DAVIS VARIABLE ACCOUNT FUND, INC.

FEE WAIVERS AND EXPENSE REIMBURSEMENT OR CREDITS REDUCED INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES DURING 2000, BUT MAY BE DISCONTINUED AT ANY TIME.

(4) FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

THE FUND'S CLASS 2 DISTRIBUTION PLAN OR "RULE 12B-1 PLAN" IS DESCRIBED IN THE FUND'S PROSPECTUS. THE MANAGER HAS AGREED IN ADVANCE TO MAKE AN ESTIMATED REDUCTION OF 0.04% OF ITS FEE TO REFLECT REDUCED SERVICES RESULTING FROM THE FUND'S INVESTMENT IN A FRANKLIN TEMPLETON MONEY FUND. THIS REDUCTION IS REQUIRED BY THE FUND'S BOARD OF TRUSTEES AND AN ORDER OF THE SECURITIES AND EXCHANGE COMMISSION.

(5) JANUS ASPEN SERIES

TABLE REFLECTS EXPENSES BASED UPON EXPENSES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, RESTATED TO REFLECT A REDUCTION IN THE MANAGEMENT FEE. ALL EXPENSES ARE SHOWN WITHOUT THE EFFECT OF ANY OFFSET ARRANGEMENTS.

(6) MFS VARIABLE INSURANCE TRUST

AN EXPENSE OFFSET ARRANGEMENT WITH THE FUND'S CUSTODIAN RESULTED IN A REDUCTION IN OTHER EXPENSES BY

0.01%

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

ANNUAL MUTUAL FUND EXPENSES (AFTER REIMBURSEMENT, IF ANY):

AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS

                                                            INVESTMENT     12-B1     OTHER    TOTAL CONTRACT   TOTAL ACTUAL
                                                          MANAGEMENT FEE    FEE    EXPENSES      EXPENSES       EXPENSES*
                                                          --------------   -----   --------   --------------   ------------
THE PRUDENTIAL SERIES FUND(1)
   Diversified Bond Portfolio                                  0.40%         N/A     0.05%         0.45%           0.45%
   Diversified Conservative Growth Portfolio                   0.75%         N/A     0.18%         0.93%           0.93%
   Equity Portfolio                                            0.45%         N/A     0.04%         0.49%           0.49%
   Global Portfolio                                            0.75%         N/A     0.10%         0.85%           0.85%
   High Yield Bond Portfolio                                   0.55%         N/A     0.05%         0.60%           0.60%
   Money Market Portfolio                                      0.40%         N/A     0.04%         0.44%           0.44%
   Prudential Jennison Portfolio                               0.60%         N/A     0.04%         0.64%           0.64%
   Small Capitalization Stock Portfolio                        0.40%         N/A     0.08%         0.48%           0.48%
   Stock Index Portfolio                                       0.35%         N/A     0.04%         0.39%           0.39%
   Value Portfolio                                             0.40%         N/A     0.05%         0.45%           0.45%
   20/20 Focus Portfolio                                       0.75%         N/A     0.13%         0.88%           0.88%
   SP Aggressive Growth Asset Allocation Portfolio             0.84%**       N/A     0.40%         1.24%           1.04%
   SP Alliance Technology Portfolio                            1.15%         N/A     0.65%         1.80%           1.30%
   SP Balanced Asset Allocation Portfolio                      0.75%**       N/A     0.33%         1.08%           0.92%
   SP Conservative Asset Allocation Portfolio                  0.71%**       N/A     0.30%         1.01%           0.87%
   SP Growth Asset Allocation Portfolio                        0.80%**       N/A     0.35%         1.15%           0.97%
   SP INVESCO Small Company Growth Portfolio                   0.95%         N/A     1.08%         2.03%           1.15%
   SP Jennison International Growth Portfolio                  0.85%         N/A     0.45%         1.30%           1.24%
   SP Large Cap Value Portfolio                                0.80%         N/A     1.00%         1.80%           0.90%
   SP MFS Capital Opportunities Portfolio                      0.75%         N/A     0.96%         1.71%           1.00%
   SP MFS Mid-Cap Growth Portfolio                             0.80%         N/A     0.63%         1.43%           1.00%
   SP PIMCO Total Return Portfolio                             0.60%         N/A     0.26%         0.86%           0.76%
   SP Prudential U.S. Emerging Growth Portfolio                0.60%         N/A     0.47%         1.07%           0.90%
   SP Small/Mid Cap Value Portfolio                            0.90%         N/A     0.51%         1.41%           1.05%
   SP Strategic Partners Focused Growth Portfolio              0.90%         N/A     0.85%         1.75%           1.01%
AIM VARIABLE INSURANCE FUNDS, INC.
   AIM V.I. Growth and Income Fund                             0.60%         N/A     0.24%         0.84%           0.84%
   AIM V.I. Value Fund                                         0.61%         N/A     0.23%         0.84%           0.84%
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
   Alliance Premier Growth Portfolio--Class B                  1.00%        0.25%    0.05%         1.30%           1.30%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.(2)
   American Century VP Value                                   1.00%         N/A     0.00%         1.00%           1.00%
CREDIT SUISSE WARBURG PINCUS TRUST(3)
   Global Post-Venture Capital Portfolio                       1.25%         N/A     0.28%         1.53%           1.40%
DAVIS VARIABLE ACCOUNT FUND, INC.(3)
   Davis Value Portfolio                                       0.75%         N/A     0.26%         1.01%           1.00%
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST(4)
   Franklin Small Cap Fund--Class 2                            0.53%        0.25%    0.28%         1.06%           1.02%

SUMMARY OF CONTRACT EXPENSES CONTINUED

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

ANNUAL MUTUAL FUND EXPENSES (CONTINUED) (AFTER REIMBURSEMENT, IF ANY):

AS A PERCENTAGE OF EACH PORTFOLIO'S AVERAGE DAILY NET ASSETS

                                                            INVESTMENT     12-B1     OTHER    TOTAL CONTRACT   TOTAL ACTUAL
                                                          MANAGEMENT FEE    FEE    EXPENSES      EXPENSES       EXPENSES*
                                                          --------------   -----   --------   --------------   ------------
JANUS ASPEN SERIES--INSTITUTIONAL SHARES(5)
   Growth Portfolio                                            0.65%         N/A     0.02%         0.67%           0.67%
   International Growth Portfolio                              0.65%         N/A     0.06%         0.71%           0.71%
MFS VARIABLE INSURANCE TRUST(6)
   Emerging Growth Series                                      0.75%         N/A     0.10%         0.85%           0.84%
   Research Series                                             0.75%         N/A     0.10%         0.85%           0.84%
OCC ACCUMULATION TRUST
   Managed Portfolio                                           0.78%         N/A     0.08%         0.86%           0.86%
   Small Cap Portfolio                                         0.80%         N/A     0.10%         0.90%           0.90%
T. ROWE PRICE(2)
   Equity Series--Equity Income Portfolio                      0.85%         N/A     0.00%         0.85%           0.85%
   International Series--International Stock Portfolio         1.05%         N/A     0.00%         1.05%           1.05%
   Global Post-Venture Capital Portfolio                       1.25%         N/A     0.28%         1.53%           1.40%

* REFLECTS THE EFFECT OF MANAGEMENT FEE WAIVERS AND REIMBURSEMENT OF EXPENSES, IF ANY. SEE NOTES ON PAGE 10.

** EACH ASSET ALLOCATION PORTFOLIO INVESTS IN SHARES OF OTHER SERIES FUND PORTFOLIOS. THE ADVISORY FEES FOR THE ASSET ALLOCATION PORTFOLIOS DEPICTED ABOVE ARE THE PRODUCT OF A BLEND OF THE FEES OF THOSE OTHER FUND PORTFOLIOS, PLUS A 0.05% ANNUAL ADVISORY FEE PAYABLE TO PIFM. THE "EXPENSES EXAMPLES" ON THE FOLLOWING PAGES ARE CALCULATED USING THE TOTAL ACTUAL EXPENSES.

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

Expense Examples

THESE EXAMPLES WILL HELP YOU COMPARE THE FEES AND EXPENSES OF THE DIFFERENT VARIABLE INVESTMENT OPTIONS OFFERED BY DISCOVERY SELECT. YOU CAN ALSO USE THE EXAMPLES TO COMPARE THE COST OF DISCOVERY SELECT WITH OTHER VARIABLE ANNUITY CONTRACTS.

EXAMPLE 1: IF YOU WITHDRAW YOUR ASSETS

Example 1 assumes that you invest $10,000 in Discovery Select and that you allocate all of your assets to one of the variable investment options and withdraw all your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

EXAMPLE 2: IF YOU DO NOT WITHDRAW YOUR ASSETS

Example 2 assumes that you invest $10,000 in Discovery Select and allocate all of your assets to one of the variable investment options and DO NOT WITHDRAW any of your assets at the end of the time period indicated. The example also assumes that your investment has a 5% return each year and that the mutual fund's operating expenses remain the same. Your actual costs may be higher or lower.

On the following page are examples of what your costs would be using these assumptions.

NOTES FOR ANNUAL MUTUAL FUND

EXPENSES:

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

THE CHARGES SHOWN IN THE 10 YEAR COLUMN ARE THE SAME FOR EXAMPLE 1 AND EXAMPLE
2. THIS IS BECAUSE AFTER 10 YEARS, THE WITHDRAWAL CHARGES ARE NO LONGER DEDUCTED BY US WHEN YOU MAKE A WITHDRAWAL OR WHEN YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

IF YOUR CONTRACT VALUE IS LESS THAN $50,000, ON YOUR CONTRACT ANNIVERSARY (AND UPON A SURRENDER), WE DEDUCT A $30 FEE. THE EXAMPLES USE AN AVERAGE NUMBER AS THE AMOUNT OF THE ANNUAL CONTRACT FEE. THIS AMOUNT WAS CALCULATED BY TAKING THE TOTAL ANNUAL CONTRACT FEES COLLECTED IN 2000 AND THEN DIVIDING THAT NUMBER BY THE TOTAL ASSETS ALLOCATED TO THE VARIABLE INVESTMENT OPTIONS. BASED ON THIS CALCULATION THE ANNUAL CONTRACT FEE IS INCLUDED AS AN ANNUAL CHARGE OF .023% OF CONTRACT VALUE.

YOUR ACTUAL FEES WILL VARY BASED ON THE AMOUNT OF YOUR CONTRACT AND YOUR SPECIFIC ALLOCATION(S). A TABLE OF ACCUMULATION UNIT VALUES OF INTERESTS IN EACH VARIABLE INVESTMENT OPTION APPEARS ON PAGE 38. CHARGES FOR PREMIUM TAXES ARE NOT REFLECTED IN THESE EXAMPLES.

PREMIUM TAXES MAY APPLY DEPENDING ON THE STATE WHERE YOU LIVE.

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY
EXPENSE EXAMPLES 1 AND 2

                                                                                                 EXAMPLE 2:
                                                                 EXAMPLE 1:             IF YOU DO NOT WITHDRAW YOUR
                                                        IF YOU WITHDRAW YOUR ASSETS               ASSETS
                                                       -----------------------------   -----------------------------
                                                       1 YR   3 YRS   5 YRS   10 YRS   1 YR   3 YRS   5 YRS   10 YRS
                                                       ----   -----   -----   ------   ----   -----   -----   ------
THE PRUDENTIAL SERIES FUND
   Diversified Bond Portfolio                          $821   $1130   $1374    $2197   $191    $590   $1014    $2197
   Diversified Conservative Growth Portfolio           $869   $1275   $1619    $2692   $239    $735   $1259    $2692
   Equity Portfolio                                    $825   $1142   $1395    $2239   $195    $602   $1035    $2239
   Global Portfolio                                    $861   $1251   $1578    $2612   $231    $711   $1218    $2612
   High Yield Bond Portfolio                           $836   $1175   $1451    $2355   $206    $635   $1091    $2355
   Money Market Portfolio                              $820   $1127   $1369    $2187   $190    $587   $1009    $2187
   Prudential Jennison Portfolio                       $840   $1188   $1472    $2396   $210    $648   $1112    $2396
   Small Capitalization Stock Portfolio                $824   $1139   $1390    $2229   $194    $599   $1030    $2229
   Stock Index Portfolio                               $815   $1111   $1343    $2133   $185    $571   $ 983    $2133
   Value Portfolio                                     $821   $1130   $1374    $2197   $191    $590   $1014    $2197
   20/20 Focus Portfolio                               $864   $1260   $1593    $2642   $234    $720   $1233    $2642
   SP Aggressive Growth Asset Allocation Portfolio     $880   $1359   $1721    $2843   $250    $819   $1361    $2843
   SP Alliance Technology Portfolio                    $906   $1336   $1755    $3016   $276    $796   $1395    $3018
   SP Balanced Asset Allocation Portfolio              $868   $1346   $1684    $2742   $238    $806   $1324    $2742
   SP Conservative Asset Allocation Portfolio          $863   $1267   $1598    $2640   $233    $727   $1238    $2640
   SP Growth Asset Allocation Portfolio                $873   $1268   $1620    $2717   $243    $728   $1260    $2717
   SP INVESCO Small Company Growth Portfolio           $891   $1306   $1695    $2884   $261    $766   $1335    $2884
   SP Jennison International Growth Portfolio          $900   $1351   $1757    $2985   $270    $811   $1397    $2985
   SP Large Cap Value Portfolio                        $866   $1333   $1666    $2716   $236    $793   $1306    $2716
   SP MFS Capital Opportunities Portfolio              $876   $1277   $1635    $2747   $246    $737   $1275    $2747
   SP MFS Mid-Cap Growth Portfolio                     $876   $1296   $1654    $2763   $246    $756   $1294    $2763
   SP PIMCO Total Return Portfolio                     $852   $1271   $1578    $2558   $222    $731   $1218    $2558
   SP Prudential U.S. Emerging Growth Portfolio        $866   $1239   $1577    $2640   $238    $699   $1217    $2640
   SP Small/Mid Cap Value Portfolio                    $881   $1282   $1651    $2789   $251    $742   $1291    $2789
   SP Strategic Partners Focused Growth Portfolio      $877   $1307   $1666    $2779   $247    $767   $1306    $2779
AIM VARIABLE INSURANCE FUNDS
   AIM V.I. Growth and Income Fund                     $860   $1248   $1573    $2602   $230    $708   $1213    $2602
   AIM V.I. Value Fund                                 $860   $1248   $1573    $2602   $230    $708   $1213    $2602
ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
   Alliance Premier Growth Portfolio--Class B          $906   $1386   $1803    $3057   $276    $846   $1443    $3057
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
   American Century VP Value                           $876   $1296   $1654    $2763   $246    $756   $1294    $2763
CREDIT SUISSE WARBURG PINCUS TRUST
   Global Post-Venture Capital Portfolio               $918   $1422   $1862    $3172   $288    $882   $1502    $3172
DAVIS VARIABLE ACCOUNT FUND, INC.
   Davis Value Fund                                    $876   $1296   $1654    $2763   $246    $756   $1294    $2763
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
   Franklin Small Cap Fund--Class 2                    $878   $1302   $1664    $2783   $248    $762   $1304    $2783

                      THIS CHART CONTINUES ON THE NEXT PAGE

                                     PART I

DISCOVERY SELECT PROSPECTUS SUMMARY

EXPENSE EXAMPLES 1 AND 2 (CONTINUED)

                                                                                                 EXAMPLE 2:
                                                                 EXAMPLE 1:             IF YOU DO NOT WITHDRAW YOUR
                                                        IF YOU WITHDRAW YOUR ASSETS               ASSETS
                                                       -----------------------------   -----------------------------
                                                       1 YR   3 YRS   5 YRS   10 YRS   1 YR   3 YRS   5 YRS   10 YRS
                                                       ----   -----   -----   ------   ----   -----   -----   ------
JANUS ASPEN SERIES
   Growth Portfolio                                    $843   $1197   $1487    $2427   $213    $657   $1127    $2427
   International Growth Portfolio                      $847   $1209   $1507    $2469   $217    $669   $1147    $2469
MFS VARIABLE INSURANCE TRUST
   Emerging Growth Series                              $860   $1248   $1573    $2602   $230    $708   $1213    $2602
   Research Series                                     $860   $1248   $1573    $2602   $230    $708   $1213    $2602
OCC ACCUMULATION TRUST
   Managed Portfolio                                   $862   $1254   $1583    $2622   $232    $714   $1223    $2622
   Small Cap Portfolio                                 $866   $1266   $1603    $2662   $236    $726   $1243    $2662
T. ROWE PRICE
   Equity Series--Equity Income Portfolio              $861   $1251   $1578    $2612   $231    $711   $1218    $2612
   International Series--Int'l Stock Portfolio         $881   $1311   $1679    $2812   $251    $771   $1319    $2812

THESE EXAMPLES DO NOT SHOW PAST OR FUTURE EXPENSES. ACTUAL EXPENSES FOR A PARTICULAR YEAR MAY BE MORE OR LESS THAN SHOWN IN THE EXAMPLES.

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                                       16

PART II SECTION 1-9

DISCOVERY SELECT PROSPECTUS

                               [ROCKWELL GRAPHIC]

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

1:

WHAT IS THE DISCOVERY SELECT

                                VARIABLE ANNUITY?

THE DISCOVERY SELECT VARIABLE ANNUITY IS A CONTRACT BETWEEN YOU, THE OWNER, AND US, THE INSURANCE COMPANY, PRUCO LIFE INSURANCE COMPANY (PRUCO LIFE, WE OR US).

Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary (or as required by state law if different). Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

THIS ANNUITY CONTRACT BENEFITS FROM TAX DEFERRAL. Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

DISCOVERY SELECT IS A VARIABLE ANNUITY CONTRACT. This means that during the accumulation phase, you can allocate your assets among 40 variable investment options as well as 3 guaranteed interest-rate options. (If your contract was issued in Maryland, Oregon or Washington, the market value adjustment option is not available to you.) If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the mutual fund associated with that variable investment option. Because the mutual funds' portfolios fluctuate in value depending upon market conditions, your contract value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

AS MENTIONED ABOVE, DISCOVERY SELECT ALSO CONTAINS THREE GUARANTEED INTEREST-RATE OPTIONS: a fixed-rate option, a dollar cost averaging option, and a market-value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will always be at least 3.0% per year. The dollar cost averaging option offers an interest rate that is guaranteed by us for a selected period during which periodic transfers are made to selected variable investment options. The market-value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period. (The market-value adjustment option is not available if your contract was issued in Maryland, Oregon or Washington.)

AS THE OWNER OF THE CONTRACT, YOU HAVE ALL OF THE DECISION-MAKING RIGHTS UNDER THE CONTRACT. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine how much and how long these payments will continue. On and after the annuity date, the annuitant is the owner and may not be changed. The beneficiary becomes the owner when a death benefit is payable.

THE BENEFICIARY IS: the person(s) or entity designated to receive any death benefit if the annuitant(s) dies during the accumulation phase. You may change the beneficiary any time prior to the annuity date by making a written request to us. Your request becomes effective when we approve it.

SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"

If you change your mind about owning Discovery Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable law:

..    Your full purchase payment; or

..    The amount your contract is worth as of the day we receive your request.
     This amount may be more or less than your original payment.

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

2:

WHAT INVESTMENT OPTIONS

                                  CAN I CHOOSE?

THE CONTRACT GIVES YOU THE CHOICE OF ALLOCATING YOUR PURCHASE PAYMENTS TO ANY ONE OR MORE OF 40 VARIABLE INVESTMENT OPTIONS, AS WELL AS THREE GUARANTEED INTEREST-RATE OPTIONS.

The 40 variable investment options invest in mutual funds managed by leading investment advisors. Each of these mutual funds has a separate prospectus that is provided with this prospectus. You should read the mutual fund prospectus before you decide to allocate your assets to the variable investment option using that fund.

VARIABLE INVESTMENT OPTIONS

Listed below are the mutual funds in which the variable investment options invest. Depending on the terms of your contract, not all of these options may be available to you. Each variable investment option has a different investment objective.

THE PRUDENTIAL SERIES FUND, INC.

..    Diversified Bond Portfolio

..    Diversified Conservative Growth Portfolio

..    Equity Portfolio

..    Global Portfolio

..    High Yield Bond Portfolio

..    Money Market Portfolio

..    Prudential Jennison Portfolio (domestic equity)

..    Stock Index Portfolio

..    Small Capitalization Stock Portfolio

..    Value Portfolio (domestic equity) (formerly Equity Income Portfolio)

..    20/20 Focus Fund (domestic equity)

..    SP Aggressive Growth Asset Allocation Portfolio

..    SP Alliance Technology Portfolio

..    SP Balanced Asset Allocation Portfolio

..    SP Conservative Asset Allocation Portfolio

..    SP Growth Asset Allocation Portfolio

..    SP INVESCO Small Company Growth Portfolio

..    SP Jennison International Growth Portfolio

..    SP Large Cap Value Portfolio

..    SP MFS Capital Opportunities Portfolio

..    SP MFS Mid-Cap Growth Portfolio

..    SP PIMCO Total Return Portfolio

..    SP Prudential U.S. Emerging Growth Portfolio

..    SP Small/Mid Cap Value Portfolio

..    SP Strategic Partners Focused Growth Portfolio

THE PRUDENTIAL SERIES FUND, INC. IS MANAGED BY PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC ("PIFM"), A PRUDENTIAL SUBSIDIARY, THROUGH SUBADVISERS THAT PIFM EMPLOYS BY USING A MANAGER-OF-MANAGERS APPROACH. PRUDENTIAL INVESTMENT MANAGEMENT, INC., ALSO A PRUDENTIAL SUBSIDIARY, SERVES AS SUBADVISER TO THE DIVERSIFIED BOND PORTFOLIO, THE FIXED INCOME SLEEVE OF THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO, THE HIGH YIELD BOND PORTFOLIO, THE MONEY MARKET PORTFOLIO, THE SMALL CAPITALIZATION STOCK PORTFOLIO, AND THE STOCK INDEX PORTFOLIO. JENNISON ASSOCIATES LLC, ALSO A PRUDENTIAL SUBSIDIARY, SERVES AS SUBADVISER TO THE GROWTH AND VALUE SLEEVES OF THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO, THE EQUITY PORTFOLIO, THE GLOBAL PORTFOLIO, THE PRUDENTIAL JENNISON PORTFOLIO, THE VALUE PORTFOLIO, THE 20/20 FOCUS PORTFOLIO, THE SP JENNISON INTERNATIONAL GROWTH PORTFOLIO, THE SP PRUDENTIAL U.S. EMERGING GROWTH PORTFOLIO AND A PORTION OF THE SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO.

FRANKLIN ADVISERS, INC., THE DREYFUS CORPORATION AND PACIFIC INVESTMENT

MANAGEMENT COMPANY ALSO EACH MANAGE A PORTION OF THE DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO. GE ASSET MANAGEMENT INCORPORATED AND SALOMON BROTHERS ASSET MANAGEMENT INC. EACH MANAGE A PORTION OF THE EQUITY PORTFOLIO. DEUTSCHE ASSET MANAGEMENT INC. AND VICTORY CAPITAL MANAGEMENT INC. EACH MANAGE A PORTION OF THE VALUE PORTFOLIO. ALLIANCE CAPITAL MANAGEMENT, L.P. SERVES AS SUBADVISER TO THE SP ALLIANCE TECHNOLOGY PORTFOLIO AND A PORTION OF THE ASSETS OF THE SP STRATEGIC PARTNERS FOCUSED GROWTH PORTFOLIO. INVESCO FUNDS GROUP, INC. SERVES AS SUBADVISER TO THE SP INVESCO SMALL COMPANY GROWTH PORTFOLIO. FIDELITY MANAGEMENT AND RESEARCH COMPANY SERVES AS SUBADVISER TO THE SP LARGE CAP VALUE PORTFOLIO AND THE SP SMALL/MID CAP VALUE PORTFOLIO. MASSACHUSETTS FINANCIAL SERVICES COMPANY SERVES AS SUBADVISER TO THE SP MFS CAPITAL OPPORTUNITIES PORTFOLIO AND THE SP MFS MID-CAP GROWTH PORTFOLIO. PACIFIC INVESTMENT MANAGEMENT COMPANY SERVES AS SUBADVISER TO THE SP PIMCO TOTAL RETURN PORTFOLIO. EACH OF THE ASSET ALLOCATION PORTFOLIOS IS MANAGED SOLELY BY PIFM.

AIM VARIABLE INSURANCE FUNDS

..    AIM V.I. Growth and Income Fund

..    AIM V.I. Value Fund

AIM ADVISORS, INC. SERVES AS INVESTMENT ADVISER TO BOTH OF THESE FUNDS.

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

..    Alliance Premier Growth Portfolio

ALLIANCE CAPITAL MANAGEMENT L.P. IS THE INVESTMENT ADVISER OF THE ALLIANCE VARIABLE PRODUCTS SERIES FUND.

2:

WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

..    American Century VP Value

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. IS THE INVESTMENT ADVISER FOR AMERICAN CENTURY VP VALUE.

CREDIT SUISSE WARBURG PINCUS TRUST

..    Global Post-Venture Capital Portfolio

CREDIT SUISSE ASSET MANAGEMENT, LLC SERVES AS INVESTMENT ADVISER AND ABBOTT CAPITAL MANAGEMENT, L.P. SERVES AS SUB-INVESTMENT ADVISE FOR THAT PORTION OF THE GLOBAL POST-VENTURE CAPITAL PORTFOLIO ALLOCATED TO PRIVATE LIMITED PARTNERSHIPS OR OTHER INVESTMENT FUNDS.

DAVIS VARIABLE ACCOUNT FUND, INC.

..    Davis Value Portfolio

DAVIS SELECTED ADVISERS, L.P. IS THE INVESTMENT ADVISER AND DAVIS SELECTED ADVISERS-NY, INC. IS SUB-ADVISER TO THE DAVIS VALUE PORTFOLIO.

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST

..    Franklin Small Cap Fund--Class 2

FRANKLIN ADVISERS, INC. IS THE INVESTMENT MANAGER FOR THIS PORTFOLIO OF THE TEMPLETON VARIABLE PRODUCTS SERIES FUND.

JANUS ASPEN SERIES

..    Growth Portfolio

..    International Growth Portfolio

JANUS CAPITAL CORPORATION SERVES AS INVESTMENT ADVISER TO THE GROWTH PORTFOLIO AND THE INTERNATIONAL GROWTH PORTFOLIO.

MFS VARIABLE INSURANCE TRUST

..    Emerging Growth Series

..    Research Series (long-term growth and future income)

MASSACHUSETTS FINANCIAL SERVICES COMPANY, A DELAWARE CORPORATION, IS THE INVESTMENT ADVISER TO THE EMERGING GROWTH SERIES AND THE RESEARCH SERIES.

OCC ACCUMULATION TRUST

..    Managed Portfolio (equity)

..    Small Cap Portfolio

OPCAP ADVISORS IS THE INVESTMENT ADVISER TO THE MANAGED PORTFOLIO AND THE SMALL CAP PORTFOLIO.

T. ROWE PRICE

..    T. Rowe Price Equity Series, Inc., Equity Income Portfolio

..    T. Rowe Price International Series, Inc., International Stock Portfolio

T. ROWE PRICE ASSOCIATES, INC. IS THE INVESTMENT MANAGER FOR THE EQUITY INCOME PORTFOLIO AND ROWE PRICE-FLEMING INTERNATIONAL, INC. IS THE INVESTMENT MANAGER FOR THE INTERNATIONAL STOCK PORTFOLIO.

Except for the Prudential Series Fund Inc., we are paid by the fund or an affiliate of each fund for administrative and other services that we provide. The amount we receive is based on an annual percentage of the average assets of Discovery Select invested in the fund held by the associated variable investment option.

FIXED INTEREST-RATE OPTIONS

We offer three interest-rate options: a one-year fixed-rate option, a dollar cost averaging fixed interest-rate option ("DCA Fixed Option"), and a market-value adjustment option (not available in Maryland, Oregon or Washington). We set a one year guaranteed annual interest rate that is always available for the one-year fixed-rate option. For the DCA Fixed Option, the interest rate is guaranteed for the applicable period of time for which transfers are made. For the market-value adjustment option, we set a seven-year guaranteed interest rate.

When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. A new interest rate period is established every time you allocate or transfer money into a fixed interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, the minimum rate will never be less than 3.0%.

Payments that you apply to either of the fixed interest-rate options become part of Pruco Life's general assets. As a result, the strength of the interest guarantees is based on the overall financial strength of

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Pruco Life. If Pruco Life suffered a material financial set back, the ability of
Pruco Life to meet its financial obligations could be affected.

MARKET-VALUE ADJUSTMENT

If you transfer or withdraw assets or annuitize from the market-value adjustment option before an interest rate period is over, the assets will be subject to a market-value adjustment. The market-value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market-value adjustment is based on the difference between the:

1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

2)   Interest rate that is in effect on the date of the withdrawal or transfer.

The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market-value adjustment is calculated on page 42 of this prospectus. (For contracts issued in Pennsylvania, the description is on page 44.)

DCA Fixed Option You may allocate all or part of your first purchase payment to the DCA Fixed Option. Under this option, you automatically transfer amounts over a stated period (currently, six or twelve months) from the DCA Fixed Option to the variable investment options you select. We will invest the assets you allocate to the DCA Fixed Option in our general account until they are transferred. You may not transfer from other investment options to the DCA Fixed Option. Currently, you may only allocate all or a portion of your initial invested purchase payment to the DCA Fixed Option. In the future, we may permit you to allocate subsequent purchase payments to the DCA Fixed Options as well under certain circumstances.

If you choose the DCA Fixed Option, you must allocate a minimum of $5,000 to it. The first periodic transfer will occur on the date you allocate your purchase payment to the DCA Fixed Option. Subsequent transfers will occur on the monthly anniversary of the first transfer. Currently, you may choose to have the purchase payment allocated to the DCA Fixed Option transfer in either six or twelve monthly installments, and you may not change that number after you have chosen the DCA Fixed Option. (In the future, we may make available other numbers of transfers and other transfer schedules--for example, quarterly as well as monthly.) If you choose a 6-payment transfer schedule, each transfer generally will equal 1/6th of the amount you allocated to the DCA Fixed Option, and if you choose a 12-payment transfer schedule, each transfer generally will equal 1/12th of the amount you allocated to the DCA Fixed Option. In either case, the final transfer amount generally will also include the credited interest. You may change at any time the variable investment options into which to transfer the DCA Fixed Option assets. Transfers from the DCA Fixed Option do not count toward the maximum number of free transfers allowed under the contract.

If you make a withdrawal or have a fee assessed from your contract, and all or part of that withdrawal or fee comes out of the DCA Fixed Option, we will recalculate the periodic transfer amount to reflect the change. This recalculation may include some or all of the interest credited to the date of the next scheduled transfer. If a withdrawal or fee assessment reduces the monthly transfer amount below $100, we will transfer the remaining balance in the DCA Fixed Option on the next scheduled transfer date.

By investing amounts on a regular schedule instead of investing the total amount at one time, the DCA Fixed Option may decrease the effect of market fluctuations on the investment of your purchase payment. Of course, dollar cost averaging cannot ensure a profit or protect against a loss in declining markets.

TRANSFERS AMONG OPTIONS

You can transfer money among the variable investment options and the fixed interest-rate options. Your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center (electronic transfer capability will become available during 2001). Only two transfers per month may be made by telephone or electronically.

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2:

WHAT INVESTMENT OPTIONS CAN I CHOOSE? CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

After that, all transfer requests must be in writing with an original signature. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received. Our business day usually closes, at 4:00 p.m. Eastern time.

YOU CAN MAKE TRANSFERS OUT OF A FIXED INTEREST-RATE OPTION OTHER THAN THE DCA FIXED OPTION, ONLY DURING THE 30-DAY PERIOD FOLLOWING THE END OF AN INTEREST RATE PERIOD. IF YOU TRANSFER MONEY FROM A MARKET-VALUE ADJUSTMENT OPTION AFTER THE 30-DAY PERIOD HAS ENDED, THE MONEY WILL BE SUBJECT TO A MARKET-VALUE ADJUSTMENT. TRANSFERS FROM THE DCA FIXED OPTION ARE MADE ON A PERIODIC BASIS FOR THE PERIOD THAT YOU SELECT.

During the contract accumulation phase, you can make 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. (Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year.)

MARKET TIMING

The Contract was not designed for market timing or for persons that make programmed, large, or frequent transfers. Because market timing and similar trading practices generally are disruptive to the Separate Account and the underlying mutual funds, we monitor Contract transactions in an effort to identify such trading practices. If we detect those practices, we reserve the right to reject a proposed transaction and to modify the Contract's transfer procedures. For example, we may decide not to accept the transfer requests of an agent acting under a power of attorney on behalf of more than one Contractholder.

OTHER AVAILABLE FEATURES

DOLLAR COST AVERAGING FEATURE

The dollar cost averaging (DCA) feature is distinct from the DCA Option. It is a feature which allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed interest-rate option and into any variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. If this feature is elected, your assets are not allocated to the DCA Option. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By allocating amounts on a regular schedule instead of allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

Transfers must be at least $100 from your DCA account. After that, transfers will continue automatically until the entire amount in your DCA account has been transferred or until you tell us to discontinue the transfers. If your DCA account balance drops below $100, the entire remaining balance of the account will be transferred on the next transfer date. You can allocate subsequent purchase payments to re-open the DCA account at any time.

Your transfers will be made on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

Any transfers you make because of dollar cost averaging are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase.

ASSET ALLOCATION PROGRAM

We recognize the value of having advice when deciding on the allocation of your money. If you choose to

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participate in the Asset Allocation Program, your financial professional will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service and you are not obligated to participate or to invest according to program recommendations.

AUTO-REBALANCING

Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation or to change allocations by selecting the Auto-Rebalancing feature. The fixed interest-rate options and the DCA account cannot participate in this feature.

Your rebalancing will be done monthly, quarterly, semiannually or annually based on your choice. The rebalancing will be done on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

VOTING RIGHTS

We are the legal owner of the shares in the mutual funds associated with the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contractowners. We will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote the shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as the shares for which instructions are received. We may change the way your voting instructions are calculated if it is required by federal or state regulation.

SUBSTITUTION

We may substitute one or more of the mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would do this only if events such as investment policy changes or tax law changes make the mutual fund unsuitable. We would not do this without the approval of the Securities and Exchange Commission and necessary state insurance department approvals. You will be given specific notice in advance of any substitution we intend to make.

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3:

WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE

                          INCOME PHASE? (ANNUITIZATION)

PAYMENT PROVISIONS

We can begin making annuity payments any time after the first contract anniversary (or as required by state law if different). Annuity payments must begin no later than the contract anniversary that coincides with or follows the annuitant's 90th birthday.

We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the annuity options under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected unless prohibited by applicable law. ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CAN NOT BE CHANGED.

OPTION 1

ANNUITY PAYMENTS FOR A FIXED PERIOD

Under this option, we will make equal payments for the period chosen, up to 25 years. The annuity payments may be made monthly, quarterly, semiannually, or annually for as long as the annuitant is alive. If the annuitant dies during the income phase, a lump sum payment will be made to the beneficiary. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate used will always be at least 3.50% a year. For payment periods of 10 years or more, we will waive any withdrawal charge that otherwise would have been applied.

OPTION 2

LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN

Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary the present value of the remaining annuity payments in one lump sum unless we are specifically instructed that the remaining monthly annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate used will always be at least 3.50% a year.

OPTION 3

INTEREST PAYMENT OPTION

Under this option, we hold all or a portion of your contract value to accumulate interest. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. Under this option, we will pay you interest at an effective rate of at least 3.0% a year. Under this option, all gain in the annuity will be taxable as of the annuity date.

This option is not available if your contract is held in an Individual Retirement Account.

OPTION 4

OTHER ANNUITY OPTIONS

We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available any of the fixed annuity options that are offered at your annuity date.

You should be aware that depending on your contract date and the annuity option you choose, you may have to pay withdrawal charges.

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4:

WHAT IS THE

                                 DEATH BENEFIT?

THE DEATH BENEFIT FEATURE PROTECTS THE VALUE OF THE CONTRACT FOR THE
BENEFICIARY.

BENEFICIARY

The beneficiary is the person(s) or entity you name to receive any death benefit. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies.

CALCULATION OF THE DEATH BENEFIT

If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation, pay a death benefit to the beneficiary designated by the contractowner. If death is prior to age 80, the beneficiary will receive the greater of the following (as of the time we receive appropriate proof of death):

..    Current value of your contract; or

..    Guaranteed Minimum Death Benefit--The Guaranteed Minimum Death Benefit is
     the greater of:

1) The highest value of the contract on any contract anniversary date. This is called the step-up value. Between anniversary dates, the step-up value is only increased by additional purchase payments and reduced proportionally by withdrawals; or

2) The "roll-up value" which is the total of all invested purchase payments compounded daily at an effective annual rate of 5.0%, subject to a 200% cap. Both the roll-up and the cap are reduced proportionally by withdrawals.

If death occurs on or after age 80, the beneficiary will receive the greater of:
1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80th birthday.

If the sole or older annuitant is age 80 or older at the time the contract is issued, upon death, the beneficiary will receive, as of the date that due proof of death is received, the greater of: 1) current contract value; or 2) the total purchase payments reduced proportionally by withdrawals.

Here is an example of a proportional reduction:

If an owner withdrew 50% of a contract valued at $100,000 and if the step-up value was $80,000, the new step-up value following the withdrawal would be $40,000 or 50% of what it had been prior to the withdrawal.

If the contractowner and annuitant are not the same, the death benefit is payable only in the event of the death of a sole annuitant or last surviving annuitant, not the death of the contractowner.

Certain terms of this death benefit are limited in Oregon. This death benefit was enhanced in January, 1998, to provide for the Guaranteed Minimum Death Benefit. Certain contractowners must have elected an endorsement in order for this enhanced death benefit to apply. See the Statement of Additional Information (SAI) for details.

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DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

5:

HOW CAN I PURCHASE A

                           DISCOVERY SELECT CONTRACT?

PURCHASE PAYMENTS

A purchase payment is the amount of money you give us to purchase the contract. The minimum purchase payment is $10,000. You can make additional purchase payments of at least $1,000 or more at any time during the accumulation phase. You must get our prior approval for any purchase payments over $5 million.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, we will allocate your purchase payment among the variable investment options and the fixed interest-rate options based on the percentages you choose. The percentage of your allocation to a specific investment option can range in whole percentages from 0% to 100%. If, after the initial invested purchase payment, we receive a purchase payment without allocation instructions, we will allocate the corresponding invested purchase payment in the same proportion as your most recent purchase payment (unless you directed us to allocate that purchase payment on a one-time-only basis). (If you allocated all or part of your initial purchase payment to the DCA Fixed Option and do not change your allocation instructions, we will treat your allocation instructions for the DCA Fixed Option as part of your allocation instructions for all subsequent purchase payments.) You may submit an allocation change request at any time. Contact the Prudential Annuity Service Center for details.

We will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. We will generally credit subsequent purchase payments received in good order after the close of a business day on the following business day.

CALCULATING CONTRACT VALUE

The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment option(s) you choose. To determine the value of your contract, we use a unit of measure called an accumulation unit. An accumulation unit works like a share of a mutual fund.

Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

1) Adding up the total amount of money allocated to a specific investment option;

2) Subtracting from that amount insurance charges and any other applicable charges; and

3)   Dividing this amount by the number of outstanding accumulation units.

When you make a purchase payment, we credit your contract with accumulation units relating to the variable investment options you have chosen. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day. The Accumulation Unit Values chart provided on page 38 of this prospectus gives you more detailed information about the accumulation units of the variable investment options.

We cannot guarantee that the value of your contract will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3.0% a year on that portion of the contract value allocated to the fixed interest-rate options.

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DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE

                           DISCOVERY SELECT CONTRACT?

THERE ARE CHARGES AND OTHER EXPENSES ASSOCIATED WITH THE CONTRACT THAT REDUCE THE RETURN ON YOUR INVESTMENT. THESE CHARGES AND EXPENSES ARE DESCRIBED BELOW.

INSURANCE CHARGES

Each day, we make a deduction for insurance charges. The insurance charges have two parts:

1)   Mortality and expense risk charge

2)   Administrative expense charge

1)   MORTALITY AND EXPENSE RISK CHARGE

The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. The expense risk charge is for assuming that the current charges will be insufficient in the future to cover the cost of administering the contract.

The mortality and expense risk charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in the variable investment options, after expenses have been deducted. This charge is not assessed against amounts allocated to the fixed interest-rate options.

If the charges under the contract are not sufficient, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

2)   ADMINISTRATIVE EXPENSE CHARGE

This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining of contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options, after expenses have been deducted.

ANNUAL CONTRACT FEE

During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

WITHDRAWAL CHARGE

During the accumulation phase, you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings. You will not have to pay any withdrawal charge when you withdraw your earnings.

The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with the company may receive such a reduction.

You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a

                                       27

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6:

WHAT ARE THE EXPENSES ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT? CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

withdrawal charge will be applied. This charge is based on your contract date.

The following table shows the percentage of withdrawal charges that would apply:

PERCENTAGE OF APPLICABLE WITHDRAWAL CHARGES

                      During contract year 1   7%
                      During contract year 2   6%
                      During contract year 3   5%
                      During contract year 4   4%
                      During contract year 5   3%
                      During contract year 6   2%
                      During contract year 7   1%
                      After that               0%

Note: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any withdrawals made under the Critical Care Access Option, on any amount used to provide income under the Life Annuity with 120 payments (10 years) Certain Option or for a fixed period of 10 years or more. Surrender charges are waived when a death benefit is paid. There will be a reduction in the withdrawal charge for contracts issued to contractowners whose age at issue is 84 and older.

CRITICAL CARE ACCESS

We will allow you to withdraw money from the contract and waive any withdrawal and annual contract fee, if the annuitant or the last surviving co-annuitant (if applicable) becomes confined to an eligible nursing home or hospital for a period of at least three consecutive months. You would need to provide us with proof of the confinement. If a physician has certified that the annuitant or last surviving co-annuitant is terminally ill (has six months or less to live) there will be no charge imposed for withdrawals. Critical Care Access is not available in all states. This option is not available to the contractowner if he or she is not the annuitant.

TAXES ATTRIBUTABLE TO PREMIUM

There are federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. Some of these taxes are due when the contract is issued, others are due when the annuity payments begin. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

TRANSFER FEE

You can make 12 free transfers every contract year. If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market-value adjustment, if any is calculated.

COMPANY TAXES

We will pay the taxes on the earnings of the Separate Account. We are not currently charging the Separate Account for taxes. We will periodically review the issue of charging the Separate Account for these taxes, and may impose such a charge in the future.

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

7:

HOW CAN I

                                ACCESS MY MONEY?

YOU CAN ACCESS YOUR MONEY BY:

..    MAKING A WITHDRAWAL (EITHER PARTIAL OR COMPLETE); OR

..    ELECTING TO RECEIVE ANNUITY PAYMENTS DURING THE INCOME PHASE.

YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE

When you make a complete withdrawal, you will receive the value of your contract, less any applicable charges. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $500.

We will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market-value adjustment, if any, from the assets in your contract.

INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.

AUTOMATED WITHDRAWALS

We offer an Automated Withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

You can make withdrawals from any designated investment option or proportionally from all investment options. Market-value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make is $250.

INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO AUTOMATED WITHDRAWALS. FOR A MORE COMPLETE EXPLANATION, SEE SECTION 8 OF THIS PROSPECTUS AND THE TAX DISCUSSION IN THE STATEMENT OF ADDITIONAL INFORMATION.

SUSPENSION OF PAYMENTS OR TRANSFERS

We may be required to suspend or postpone payments made in connection with withdrawals or transfers for any period when:

..    The New York Stock Exchange is closed (other than customary weekend and holiday closings);

..    Trading on the New York Stock Exchange is restricted;

..    An emergency exists, as determined by the SEC, during which sales of shares of the mutual funds are not feasible or we cannot reasonably value the accumulation units; or

..    The Securities and Exchange Commission, by order, permits suspension or postponement of payments for the protection of owners.

We expect to pay the amount of any withdrawal or transfer made from the fixed interest-rate options promptly upon request.

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

8:

WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE

                           DISCOVERY SELECT CONTRACT?

The tax considerations associated with the Discovery Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. It is not intended as tax advice. A qualified tax adviser should be consulted for complete information and advice.

CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT
PLANS)

TAXES PAYABLE BY YOU

We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

TAXES ON WITHDRAWALS AND SURRENDER

If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. You will generally be taxed on any withdrawals from the Contract while you are alive even if the withdrawal is paid to someone else.

If you assign or pledge all or part of your contract as collateral for a loan, the part assigned will be treated as a withdrawal. Also, if you elect the interest payment option, you will be treated, for tax purposes, as surrendering your contract.

If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on the gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if incident to divorce.

TAXES ON ANNUITY PAYMENTS

A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

TAX PENALTY ON WITHDRAWALS AND ANNUITY PAYMENTS

Any taxable amount you receive under your contract may be subject to a 10 percent tax penalty. Amounts are not subject to this tax penalty if:

..    the amount is paid on or after you reach age 59 1/2 or die;

..    the amount received is attributable to your becoming disabled;

..    the amount paid or received is in the form of level annuity payments not less frequently than annually under a lifetime annuity; and

..    the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

If you modify the lifetime annuity payment stream (other than as a result of death or disability) before you reach age 59 1/2 (or before the end of the five year period beginning with the first payment and ending after you reach age 59 1/2), your tax for the year of modification will be increased by the penalty tax that would have been imposed without the exception, plus interest for the deferral.

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

TAXES PAYABLE BY BENEFICIARIES

All of the death benefit options are subject to income tax to the extent the distribution exceeds the adjusted basis in the contract and the full value of the contract and the full value of the death benefit is included in the owner's estate. Generally, the same tax rules apply to amounts received by your beneficiary as those set forth above with respect to you. The election of an annuity payment option instead of a lump sum death benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below.

WITHHOLDING OF TAX FROM DISTRIBUTIONS

Taxable amounts distributed from your annuity contracts are subject to tax withholding. You may generally elect not to have tax withheld from your payments. These elections must be made on the appropriate forms that we provide.

ANNUITY QUALIFICATION

DIVERSIFICATION AND INVESTOR CONTROL In order to qualify for the tax rules applicable to annuity contracts described above, the contract must be an annuity contract for tax purposes. This means that the assets underlying the annuity contract must be diversified, according to certain rules. It also means that we, and not you as the contract-owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. We believe these rules, which are further discussed in the Statement of Additional Information, will be met.

REQUIRED DISTRIBUTIONS UPON YOUR DEATH Upon your death (or the death of a joint owner, if earlier), certain distributions must be made under the contract. The required distributions depend on whether you die on or before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

If you die before the annuity date, the entire interest in the contract must be distributed within 5 years after the date of death. However, if an annuity payment option is selected by your designated beneficiary and if annuity payments begin within 1 year of your death, the value of the contract may be distributed over the beneficiary's life or a period not exceeding the beneficiary's life expectancy. Your designated beneficiary is the person to whom ownership of the contract passes by reason of death, and must be a natural person.

If any portion of the contract is payable to (or for the benefit of) your surviving spouse, such portion of the contract may be continued with your spouse as the owner.

Changes in the Contract We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contractowners and you will be given notice to the extent feasible under the circumstances.

ADDITIONAL INFORMATION

You should refer to the Statement of Additional Information if:

..    The contract is held by a corporation or other entity instead of by an individual or as agent for an individual.

..    Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.

..    You are a nonresident alien.

..    You transfer your contract to, or designate, a beneficiary who is either 37
     1/2 years younger than you or a grandchild.

..    You wish additional information on withholding taxes.

CONTRACTS HELD BY TAX FAVORED PLANS

Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities ("IRAs") which are subject to Sections 408(a), 408(b) and 408A of the Code. At some future time we may allow the contract to be purchased in connection

                                       31

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8:

TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

with other retirement arrangements which are also entitled to favorable federal income tax treatment ("tax favored plans"). These other tax favored plans include:

..    Simplified employee pension plans ("SEPs") under Section 408(k) of the
     Code;

..    Saving incentive match plans for employees-IRAs ("SIMPLE-IRAs") under
     Section 408(p) of the Code; and

..    Tax-deferred annuities ("TDAs") under Section 403(b) of the Code.

This description assumes that (i) we will be offering this to both IRA and non-IRA tax favored plans, and (ii) you have satisfied the requirements for eligibility for these products.

You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.

TYPES OF TAX FAVORED PLANS

IRAS If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and the contract. The "IRA Disclosure Statement" on page 43 contains information about eligibility, contribution limits, tax particulars and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if greater, the amount credited under the contract, calculated as of the valuation period that we receive this cancellation notice).

Contributions Limits/Rollovers: Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution you may make to an IRA (which is generally $2,000/year). The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not be able subsequently to "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan or TDA (although you may be able to transfer the funds to another IRA).

Required Provisions: Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:

..    You, as owner of the contract, must be the "annuitant" under the contract
     (except in certain cases involving the division of property under a decree of divorce);

..    Your rights as owner are non-forfeitable;

..    You cannot sell, assign or pledge the contract, other than to Pruco Life;

..    The annual premium you pay cannot be greater than $2,000 (which does not include any rollover amounts);

..    The date on which annuity payments must begin cannot be later than the
     April 1st of the calendar year after the calendar year you turn age 70 1/2; and

..    Death and annuity payments must meet "minimum distribution requirements"
     (described below).

Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:

                                       32

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

..    A 10% "early distribution penalty" (described below);

..    Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or

..    Failure to take a minimum distribution (also generally described below).

SEPS SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:

..    If you participate in a SEP, you generally do not include into income any employer contributions made to the SEP on your behalf up to the lesser of
     (a) $35,000 (in 2001) or (b) 15% of the employee's earned income (not including the employer contribution amount as "earned income" for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2001, this limit is $170,000;

..    SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and

..    Some SEPs for small employers permit salary deferrals (up to $10,500 in
     2001) with the employer making these contributions to the SEP. However, no new "salary reduction" or "SAR-SEPs" can be established after 1996.

You will also be provided the same information, and have the same "free look" period, as you would have if you were purchasing the contract for a standard IRA.

SIMPLE-IRAS SIMPLE-IRAs are another variation on the standard IRA, available to small employers (under 100 employees, on a "controlled group" basis) that do not offer other tax favored plans. SIMPLE-IRAs are also subject to the same basic IRA requirements with the following exceptions:

..    Participants in a SIMPLE-IRA may contribute up to $6,500 (in 2001, indexed), as opposed to the usual $2,000 limit, and employer contributions may also be provided as either a match (up to 3% of your compensation; and

..    SIMPLE-IRAs are not subject to the SEP nondiscrimination rules.

ROTH IRAS Congress amended the Code in 1997 to add a new Section 408A, creating the "Roth IRA" as a new type of individual retirement plan. Like standard IRAs, income within a Roth IRA accumulates tax-deferred, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:

..    Contributions to a Roth IRA cannot be deducted from your gross income;

..    "Qualified distributions" (generally, held for 5 tax years and payable on account of death, disability, attainment of age 59 1/2, or first time-homebuyer) from Roth IRAs are excludable from your gross income; and

..    If eligible, you may make contributions to a Roth IRA after attaining age
     70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA (generally, $2,000 less any contributions to a traditional IRA), you may purchase a contract as a Roth IRA only in connection with a "rollover" or "conversion" of the proceeds of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA, or Roth IRA. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000), and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law.

TDAS You may own TDAs generally if you are either an employer or employee of a tax-exempt organization (as

                                       33

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8:

TAX CONSIDERATIONS ASSOCIATED WITH THE DISCOVERY SELECT CONTRACT CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

defined under Code Section 501(c)(3)) or a public educational organization, you may make contributions to a TDA so long as the employee's rights to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $10,500 (2001, indexed). Further, you may roll over TDA amounts to another TDA or an IRA.

A contract may only qualify as a TDA if distributions (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:

..    Your attainment of age 59 1/2;

..    Your severance of employment;

..    Your death;

..    Your total and permanent disability; OR

..    Hardship (under limited circumstances, and only related to salary deferrals and any earnings attributable to these amounts).

In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later.

These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7).

Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

MINIMUM DISTRIBUTION REQUIREMENTS AND PAYMENT OPTION

If you hold the contract under an IRA (or other tax-favored plan), IRS minimum distribution requirements must be satisfied. This means that payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. The amount of the payment must be at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount, including a new method permitted under IRS rules released in January 2001. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% IRS penalty tax on the amount of any minimum distribution not made in a timely manner.

You can use the Minimum Distribution option to satisfy the IRS minimum distribution requirements for this contract without either beginning annuity payments or surrendering the contract. We will send you a check for this minimum distribution amount, less any other partial withdrawals that you made during the year. Please note that the Minimum Distribution option may need to be modified after 2001 to satisfy recently announced changes in IRS rules.

PENALTY FOR EARLY WITHDRAWALS

You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, SIMPLE-IRA (which may increase to 25%), Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. There are only limited exceptions to this tax, and you should consult your tax adviser for further details.

WITHHOLDING

The Code requires a mandatory 20% federal income tax withholding for certain distributions from a TDA or qualified retirement plan, unless the distribution is an eligible rollover contribution that is "directly" rolled into another qualified plan, IRA (including the IRA variations described above) or TDA. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:

..    For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

you are a married individual, with 3 exemptions; and

..    For all other distributions, you will be withheld at a 10% rate.

We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

ERISA DISCLOSURE/REQUIREMENTS

ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevents a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

Information about any applicable fees, charges, discounts, penalties or adjustments may be found under "What Are the Expenses Associated with the Discovery Select Contract" starting on page 27.

Information about sales representatives and commissions may be found under "Other Information" and "Sale and Distribution of the Contract" on page 36.

In addition, other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult your tax advisor if you have any additional questions.

ADDITIONAL INFORMATION

For additional information about the requirements of federal tax law applicable to tax favored plans, see the "IRA Disclosure Statement" on page 46.

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

9:

OTHER

                                   INFORMATION

PRUCO LIFE INSURANCE COMPANY

Pruco Life Insurance Company is a stock life insurance company organized in 1971 under the laws of the State of Arizona. Pruco Life is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York and therefore is subject to the insurance laws and regulations of all the jurisdictions where it is licensed to do business. Pruco Life is a wholly-owned subsidiary of The Prudential Life Insurance Company of America (Prudential), a mutual insurance company founded in 1875 under the laws of the State of New Jersey.

Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. The most recent annual report is contained in the SAI. While Pruco Life's annual report is not ordinarily mailed to contractholders, you can obtain a copy at no cost by calling us at our number listed on the cover. This information, together with all the more current reports filed with the SEC as required by section 15 of the Exchange Act of 1934, is legally a part of this prospectus.

Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America ( "Prudential"), a mutual insurance company founded in 1875 under the laws of the State of New Jersey. Prudential is currently pursuing reorganizing itself into a stock life insurance company through a process known as "demutualization". On July 1, 1998, legislation was enacted in New Jersey that would permit this conversion to occur and that specified the process for conversion. On December 15, 2000, the Board of Directors adopted a plan of reorganization pursuant to that legislation and authorized management to submit an application to the New Jersey Commissioner of Banking and Insurance for approval of the plan. The application was submitted on March 14, 2001. However, demutualization is a complex process and a number of additional steps must be taken before the demutualization can occur, including a public hearing, voting by qualified policyholders, and regulatory approval. Prudential is planning on completing this process in 2001, but there is no certainty that the demutualization will be completed in this timeframe or that the necessary approvals will be obtained. Also it is possible that after careful review, Prudential could decide not to demutualize or could decide to delay its plans. As a general rule, the plan of reorganization provides that, in order for policies or contracts to be eligible for compensation in the demutualization, they must have been in force on the date the Board of Directors adopted the plan, December 15, 2000. If demutualization does occur, all the guaranteed benefits described in your policy or contract would stay the same.

THE SEPARATE ACCOUNT

We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (Separate Account), to hold the assets that are associated with the contracts. The Separate Account was established under Arizona law on June 16, 1995, and is registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

SALE AND DISTRIBUTION OF THE CONTRACT

Prudential Investment Management Services LLC ("PIMS"), 100 Mulberry Street, Newark, New Jersey 07102-4077, acts as the distributor of the contracts. PIMS is a wholly-owned subsidiary of Prudential and is a limited liability corporation organized under Delaware law in 1996. It is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

We pay the broker-dealer whose registered representatives sell the Contract either:

..    a commission of up to 6.25% of your Purchase Payments; or

..    a combination of a commission on Purchase Payments and a "trail" commission
     -- which is a commission determined as a percentage of your Contract Value that is paid periodically over the life of your Contract.

The commission amount quoted above is the maximum amount which is paid. In most circumstances, the registered representative who sold the contract will receive significantly less.

From time to time, Prudential or its affiliates may offer and pay non-cash compensation to registered representatives who sell the Contract. For example, Prudential or an affiliate may pay for a training and education meeting that is attended by registered representatives of both Prudential-affiliated broker-dealers and independent broker-dealers. Prudential and its affiliates retain discretion as to which broker-dealers to offer non-cash (and cash) compensation arrangements, and will comply with NASD rules and other pertinent laws in making such offers and payments. Our payment of cash or non-cash compensation in connection with sales of the Contract does not result directly in any additional charge to you.

ASSIGNMENT

You can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event.

If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your financial professional.

FINANCIAL STATEMENTS

The financial statements of the Separate Account associated with Discovery Select are included in the Statement of Additional Information.

STATEMENT OF ADDITIONAL INFORMATION

Contents:

..    Company

..    Experts

..    Litigation

..    Legal Opinions

..    Principal Underwriter

..    Determination of Accumulation Unit Values

..    Performance Information

..    Comparative Performance Information

..    Further Information about the Death Benefit

..    Federal Tax Status

..    Financial Information

HOUSEHOLDING

To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contractholder that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling 1-877-778-5008.

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                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES

ACCUMULATION UNIT VALUES: AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET
ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
PRUDENTIAL DIVERSIFIED BOND PORTFOLIO
   10/7/96* to 12/31/97                        $1.03731                  $1.06033                     6,007,104
   1/1/97 to 12/31/97                          $1.06033                  $1.13525                    83,725,723
   1/1/98 to 12/31/98                          $1.13525                  $1.19977                   279,253,272
   1/1/99 to 12/31/99                          $1.19977                  $1.17457                   462,776,279
   1/1/00 to 12/31/00                          $1.17457                  $1.27085                   440,103,772
PRUDENTIAL DIVERSIFIED CONSERVATIVE GROWTH PORTFOLIO
   5/1/99* to 12/31/99                         $ 0.9996                  $1.05128                   102,284,285
   1/1/00 to 12/31/00                          $1.05128                  $1.07605                   177,871,105
PRUDENTIAL EQUITY PORTFOLIO
   10/7/96* to 12/31/96                        $1.13479                  $1.20807                     8,287,181
   1/1/97 to 12/31/97                          $1.20807                  $1.48518                   134,944,417
   1/1/98 to 12/31/98                          $1.48518                  $1.60144                   280,479,415
   1/1/99 to 12/31/99                          $1.60144                  $1.77642                   365,751,430
   1/1/00 to 12/31/00                          $1.77642                  $1.80930                   351,604,596
PRUDENTIAL GLOBAL PORTFOLIO
   10/7/96* to 12/31/97                        $1.14330                  $1.19505                     1,375,156
   1/1/97 to 12/31/97                          $1.19505                  $1.26079                    18,580,228
   1/1/98 to 12/31/98                          $1.26079                  $1.55516                    34,899,069
   1/1/99 to 12/31/99                          $1.55516                  $2.27423                    63,210,475
   1/1/00 to 12/31/00                          $2.27423                  $1.84646                    81,446,534
PRUDENTIAL HIGH YIELD BOND PORTFOLIO
   10/7/96* to 12/31/97                        $1.11250                  $1.12263                     8,231,178
   1/1/97 to 12/31/97                          $1.12263                  $1.25972                    84,952,656
   1/1/98 to 12/31/98                          $1.25972                  $1.21296                   227,901,703
   1/1/99 to 12/31/99                          $1.21296                  $1.25119                   286,794,531
   1/1/00 to 12/31/00                          $1.25119                  $1.13618                   271,627,103
PRUDENTIAL MONEY MARKET PORTFOLIO
   10/7/96* to 12/31/97                        $1.03576                  $1.04505                    16,621,393
   1/1/97 to 12/31/97                          $1.04505                  $1.08688                    80,833,415
   1/1/98 to 12/31/98                          $1.08688                  $1.12985                   196,092,083
   1/1/99 to 12/31/99                          $1.12985                  $1.16977                   331,274,925
   1/1/00 to 12/31/00                          $1.16977                  $1.22545                   252,861,017
PRUDENTIAL JENNISON PORTFOLIO
   10/7/96* to 12/31/97                        $1.12169                  $1.13943                     4,882,616
   1/1/97 to 12/31/97                          $1.13943                  $1.48006                    72,354,119
   1/1/98 to 12/31/98                          $1.48006                  $2.00851                   209,542,146
   1/1/99 to 12/31/99                          $2.00651                  $2.81446                   389,581,022
   1/1/00 to 12/31/00                          $2.81446                  $2.29341                   480,476,519

                      THIS CHART CONTINUES ON THE NEXT PAGE

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
PRUDENTIAL SMALL CAPITALIZATION STOCK PORTFOLIO
   9/1/98* to 12/31/98                         $1.02621                  $1.25353                     6,947,511
   1/1/99 to 12/31/99                          $1.25353                  $1.39319                    36,672,909
   1/1/00 to 12/31/00                          $1.39319                  $1.55006                    52,088,694
PRUDENTIAL STOCK INDEX PORTFOLIO
   10/7/96* to 12/31/97                        $1.07837                  $1.13652                     7,481,300
   1/1/97 to 12/31/97                          $1.13652                  $1.48876                   115,667,746
   1/1/98 to 12/31/98                          $1.48876                  $1.88540                   261,786,090
   1/1/99 to 12/31/99                          $1.88540                  $2.24149                   413,343,040
   1/1/00 to 12/31/00                          $2.24149                  $2.01096                   436,186,937
PRUDENTIAL VALUE PORTFOLIO
   10/7/96* to 12/31/96                        $1.13494                  $1.23339                     2,784,921
   1/1/97 to 12/31/97                          $1.23339                  $1.66167                    99,533,257
   1/1/98 to 12/31/98                          $1.66167                  $1.59960                   254,746,617
   1/1/99 to 12/31/99                          $1.59960                  $1.77516                   278,847,271
   1/1/00 to 12/31/00                          $1.77516                  $2.02329                   247,934,035
PRUDENTIAL 20/20 FOCUS PORTFOLIO
   5/1/99* to 12/31/99                         $ 0.9996                  $1.17842                    50,083,559
   1/1/00 to 12/31/00                          $1.17842                  $1.09942                    77,865,791
AIM VI GROWTH AND INCOME FUND
   10/7/96* to 12/31/97                        $1.00065                  $1.03757                     3,408,550
   1/1/97 to 12/31/97                          $1.03757                  $1.28644                    32,365,952
   1/1/98 to 12/31/98                          $1.28644                  $1.61976                    59,407,686
   1/1/99 to 12/31/99                          $1.61976                  $2.14458                    93,248,281
   1/1/00 to 12/31/00                          $2.14458                  $1.80711                   106,521,748
AIM VI VALUE FUND
   10/7/96* to 12/31/97                        $2.14096                  $1.80208                   212,476,593
   1/1/97 to 12/31/97                          $1.04935                  $1.27997                    37,009,785
   1/1/98 to 12/31/98                          $1.27997                  $1.67125                    70,530,542
   1/1/99 to 12/31/99                          $1.67125                  $2.14096                   159,478,282
   1/1/00 to 12/31/00                          $2.14096                  $1.80208                   212,476,593
ALLIANCE PREMIER GROWTH PORTFOLIO
   5/1/00* to 12/31/00                         $1.01651                  $0.79874                    21,872,680
AMERICAN CENTURY VP VALUE FUND
   9/1/98* to 12/31/98                         $1.02098                  $1.17305                     3,082,973
   1/1/99 to 12/31/99                          $1.17305                  $1.14715                    25,545,686
   1/1/00 to 12/31/00                          $1.14715                  $1.33658                    32,891,536

                      THIS CHART CONTINUES ON THE NEXT PAGE

ACCUMULATION UNIT VALUES CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
CREDIT SUISSE WARBURG PINCUS TRUST GLOBAL POST-VENTURE CAPITAL PORTFOLIO
   10/7/96* to 12/31/97                        $1.00587                  $0.95745                     1,786,115
   1/1/97 to 12/31/97                          $0.95745                  $1.07018                    11,039,843
   1/1/98 to 12/31/98                          $1.07018                  $1.12410                    18,649,002
   1/1/99 to 12/31/99                          $1.12410                  $1.81263                    22,673,902
   1/1/00 to 12/31/00                          $1.81263                  $1.44905                    35,262,198
DAVIS VALUE PORTFOLIO
   5/1/00* to 12/31/00                         $1.01069                  $0.99182                    38,693,721
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
FRANKLIN SMALL CAP INVESTMENTS FUND--CLASS 2
   9/1/98* to 12/31/98                         $1.00945                  $1.24477                     2,820,341
   1/1/99 to 12/31/99                          $1.24477                  $2.14040                    21,301,323
   1/1/00 to 12/31/00                          $2.14040                  $1.76141                    58,146,506
JANUS ASPEN SERIES GROWTH PORTFOLIO
   10/7/96* to 12/31/97                        $1.00191                  $1.00830                     5,459,309
   1/1/97 to 12/31/97                          $1.00830                  $1.22056                    40,236,135
   1/1/98 to 12/31/98                          $1.22056                  $1.63278                    70,344,877
   1/1/99 to 12/31/99                          $1.63278                  $2.31856                   156,489,738
   1/1/00 to 12/31/00                          $2.31856                  $1.95266                   214,542,798
JANUS ASPEN SERIES INTN'L GROWTH PORTFOLIO
   10/7/96* to 12/31/97                        $1.00130                  $1.05349                     5,902,196
   1/1/97 to 12/31/97                          $1.05349                  $1.23121                    63,737,492
   1/1/98 to 12/31/98                          $1.23121                  $1.42337                    95,669,051
   1/1/99 to 12/31/99                          $1.42337                  $2.55865                   133,606,831
   1/1/00 to 12/31/00                          $2.55865                  $2.12110                   177,676,490
MFS EMERGING GROWTH SERIES
   10/7/96* to 12/31/97                        $1.00860                  $0.95812                     5,755,823
   1/1/97 to 12/31/97                          $0.95812                  $1.15186                    44,342,700
   1/1/98 to 12/31/98                          $1.15186                  $1.52386                    96,930,075
   1/1/99 to 12/31/99                          $1.52386                  $2.65585                   142,181,941
   1/1/00 to 12/31/00                          $2.65585                  $2.10566                   179,248,786
MFS RESEARCH SERIES
   10/7/96* to 12/31/97                        $1.00228                  $1.02610                     2,727,174
   1/1/97 to 12/31/97                          $1.02610                  $1.21695                    31,409,623
   1/1/98 to 12/31/98                          $1.21695                  $1.48048                    50,551,268
   1/1/99 to 12/31/99                          $1.48048                  $1.81149                    58,852,725
   1/1/00 to 12/31/00                          $1.81149                  $1.69985                    61,777,535

                      THIS CHART CONTINUES ON THE NEXT PAGE

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

ACCUMULATION UNIT VALUES (CONTINUED): AS A PERCENTAGE OF EACH FUND'S AVERAGE DAILY NET ASSETS

                                        ACCUMULATION UNIT VALUE   ACCUMULATION UNIT VALUE   NUMBER OF ACCUMULATION UNITS
                                        AT BEGINNING OF PERIOD       AT END OF PERIOD       OUTSTANDING AT END OF PERIOD
------------------------------------------------------------------------------------------------------------------------
OCC ACCUMULATION TRUST MANAGED PORTFOLIO
   10/7/96* to 12/31/97                        $0.99909                  $1.05185                     8,643,614
   1/1/97 to 12/31/97                          $1.05185                  $1.26868                   144,784,302
   1/1/98 to 12/31/98                          $1.26868                  $1.34022                   302,639,179
   1/1/99 to 12/31/99                          $1.34022                  $1.38780                   321,473,248
   1/1/00 to 12/31/00                          $1.38780                  $1.50197                   255,090,329
OCC ACCUMULATION TRUST SMALL CAP PORTFOLIO
   10/7/96* to 12/31/97                        $0.99623                  $1.05106                     2,345,893
   1/1/97 to 12/31/97                          $1.05106                  $1.26710                    36,276,987
   1/1/98 to 12/31/98                          $1.26710                  $1.13668                    68,479,356
   1/1/99 to 12/31/99                          $1.13668                  $1.10051                    70,710,730
   1/1/00 to 12/31/00                          $1.10051                  $1.56487                    70,491,262
T. ROWE PRICE EQUITY INCOME PORTFOLIO
   10/7/96* to 12/31/97                        $0.99996                  $1.04885                     6,578,342
   1/1/97 to 12/31/97                          $1.04885                  $1.33212                    65,481,114
   1/1/98 to 12/31/98                          $1.33212                  $1.43277                   110,131,073
   1/1/99 to 12/31/99                          $1.43277                  $1.46563                   129,059,108
   1/1/00 to 12/31/00                          $1.46563                  $1.63398                   117,126,253
T. ROWE PRICE INTN'L SERIES--INTN'L STOCK PORTFOLIO
   10/7/96* to 12/31/97                        $1.00159                  $1.03988                     2,951,074
   1/1/97 to 12/31/97                          $1.03988                  $1.05690                    22,039,049
   1/1/98 to 12/31/98                          $1.05690                  $1.20747                    29,923,449
   1/1/99 to 12/31/99                          $1.20747                  $1.58765                    37,353,154
   1/1/00 to 12/31/00                          $1.58765                  $1.28651                    45,096,106

*    COMMENCEMENT OF BUSINESS

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

MARKET-VALUE
ADJUSTMENT FORMULA

MARKET-VALUE ADJUSTMENT FORMULA

WITH RESPECT TO RESIDENTS OF STATES, OTHER THAN PENNSYLVANIA, IN WHICH DISCOVERY SELECT IS BEING OFFERED. WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA, SEE PAGE 44.

THE ADJUSTMENT INVOLVES THREE AMOUNTS

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1)   The number of whole months remaining in the existing interest rate period.

2)   The guaranteed interest rate.

3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:

(M/12) X (R-C)

                NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

--------------------------------------------------------------------------------
M = the number of whole months (not to be less than one) remaining in the interest-rate period.

R = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interest-rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest-rate period, plus 1 year as of the date the request for a withdrawal or transaction is received.
--------------------------------------------------------------------------------

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 5: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY
APPLY.

     THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE

ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE:

SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 1995, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 1997, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 8% (0.08) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2000 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2004 IS $5,985.23, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,985.23.

ON FEBRUARY 1, 2000, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION OF 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2004, PLUS 1 YEAR) IS 11%.

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

THE FOLLOWING COMPUTATIONS WOULD BE MADE:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE      PAYMENT    FREE
-------   -------   ------
12/1/95   $10,000   $1,000
12/1/96             $2,000
10/1/97   $ 5,000   $2,500
12/1/97             $4,000
12/1/98             $5,500
12/1/99             $7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

---------------------------------------
 $8,500.00  REQUESTED WITHDRAWAL AMOUNT
-$7,000.00  CHARGE-FREE
---------------------------------------
 $1,500.00  ADDITIONAL AMOUNT NEEDED TO
            COMPLETE WITHDRAWAL

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) =

$1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

----------------------------------
 $1,546.39 GROSSED-UP AMOUNT
X      .03  WITHDRAWAL CHARGE RATE
----------------------------------
    $46.39 WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of 14% of the amount in the interest cell that is subject to the adjustment.

---------------------------------
  -0.13750 X $5,985.23 =
   -822.97 NEGATIVE MVA
 $5,985.23 UNADJUSTED VALUE
---------------------------------
 $5,162.26 ADJUSTED VALUE
$12,000.00 EQUITY VALUE
---------------------------------
$17,162.26 ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

-----------------------------------------------
EQUITY
($12,000/$17,162.26) X $8,546.39 =   $5,975.71
-----------------------------------------------
7-YR MVA
($5,162.26/$17,162.26) X $8,546.39 = $2,570.68
                                     ---------
                                     $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

MARKET-VALUE ADJUSTMENT FORMULA CONTINUED

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

MARKET-VALUE ADJUSTMENT FORMULA WITH RESPECT TO CONTRACTS ISSUED IN PENNSYLVANIA ONLY.

THE ADJUSTMENT INVOLVES THREE AMOUNTS

The Market-Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

1) The number of whole months remaining in the existing interest rate period.

2) The guaranteed interest rate.

3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO:

 (M/12) X (R-C)

                NOT TO EXCEED +0.40 OR BE LESS THAN -0.40; WHERE,

--------------------------------------------------------------------------------
M = the number of whole months (not to be less than one) remaining in the interest-rate period.

R = the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to 0.062.

C = the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or m/365 x (n+1) year rate + (365-m)/365 x n year rate, where "n" equals years and "m"
    equals days remaining in year "n" of the existing interest rate period.
--------------------------------------------------------------------------------

The Market-Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market-Value Adjustment.

STEP BY STEP

THE STEPS BELOW EXPLAIN HOW A MARKET-VALUE ADJUSTMENT IS CALCULATED.

STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market-Value Adjustment. The result is the Market-Value Adjustment.

STEP 6: The result of Step 4 is added to the interest cell. If the Market-Value Adjustment is positive, the interest cell will go up in value. If the Market-Value Adjustment is negative, the interest cell will go down in value.

DEPENDING UPON WHEN THE WITHDRAWAL REQUEST IS MADE, A WITHDRAWAL CHARGE MAY
APPLY.

     THE FOLLOWING EXAMPLE WILL ILLUSTRATE THE APPLICATION OF A MARKET-VALUE

ADJUSTMENT AND THE DETERMINATION OF THE WITHDRAWAL CHARGE.

SUPPOSE A CONTRACTOWNER MADE TWO INVESTED PURCHASE PAYMENTS, THE FIRST IN THE AMOUNT OF $10,000 ON DECEMBER 1, 1995, ALL OF WHICH WAS ALLOCATED TO THE EQUITY SUBACCOUNT, AND THE SECOND IN THE AMOUNT OF $5,000 ON OCTOBER 1, 1997, ALL OF WHICH WAS ALLOCATED TO THE MVA OPTION WITH A GUARANTEED INTEREST RATE OF 8% (0.08) FOR 7 YEARS. A REQUEST FOR WITHDRAWAL OF $8,500 IS MADE ON FEBRUARY 1, 2000 (THE CONTRACT OWNER DOES NOT PROVIDE ANY WITHDRAWAL INSTRUCTIONS). ON THAT DATE THE AMOUNT IN THE EQUITY SUBACCOUNT IS EQUAL TO $12,000 AND THE AMOUNT IN THE INTEREST CELL WITH A MATURITY DATE OF SEPTEMBER 30, 2004 IS $5,985.23, SO THAT THE CONTRACT FUND ON THAT DATE IS EQUAL TO $17,985.23.

ON FEBRUARY 1, 2000, THE INTEREST RATES DECLARED BY PRUCO LIFE FOR THE DURATION'S 4 AND 5 YEARS (4 WHOLE YEARS REMAINING UNTIL SEPTEMBER 30, 2004, PLUS 1 YEAR) ARE 10.8% AND 11.4%, RESPECTIVELY.

                                     PART II

DISCOVERY SELECT PROSPECTUS SECTIONS 1-9

THE FOLLOWING COMPUTATIONS WOULD BE MADE:

1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

DATE      PAYMENT   FREE
-------   -------   ------
12/1/95   $10,000   $1,000
12/1/96             $2,000
10/1/97   $ 5,000   $2,500
12/1/97             $4,000
12/1/98             $5,500
12/1/99             $7,000

The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

---------------------------------------
 $8,500.00  REQUESTED WITHDRAWAL AMOUNT
-$7,000.00  CHARGE-FREE
---------------------------------------
 $1,500.00  ADDITIONAL AMOUNT NEEDED TO
            COMPLETE WITHDRAWAL

The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

$1,500.00 / (1-.03) =

$1,500.00 / 0.97 = $1,546.39 GROSSED-UP AMOUNT

Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

---------------------------------
 $1,546.39 GROSSED-UP AMOUNT
X      .03 WITHDRAWAL CHARGE RATE
---------------------------------
    $46.39 WITHDRAWAL CHARGE

4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2004, divided by 12) or -0.13750. Thus, there will be a negative Market-Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

---------------------------------
    -0.13750 X $5,985.23 =
   -822.97 NEGATIVE MVA
 $5,985.23 UNADJUSTED VALUE
---------------------------------
 $5,162.26 ADJUSTED VALUE
$12,000.00 EQUITY VALUE
---------------------------------
$17,162.26 ADJUSTED CONTRACT FUND

5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market-Value Adjustments, if any, associated with the MVA option.

----------------------------------------------
EQUITY
($12,000/$17,162.26) X $8,546.39 =   $5,975.71
----------------------------------------------
7-YR MVA
($5,162.26/$17,162.26) X $8,546.39 = $2,570.68
                                     ---------
                                     $8,546.39

6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market-Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2004 or a subsequent withdrawal. That amount is $3,004.73.

                                 STRATEGIC PARTNERS/SM/ SELECT VARIABLE ANNUITY
                                                        PROSPECTUS: MAY 1, 2007

                      ------------------------

 This Prospectus describes an Individual Variable Annuity Contract offered by Pruco Life Insurance Company (Pruco Life) and the Pruco Life Flexible Premium Variable Annuity Account. Pruco Life offers several different Annuities which your representative may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. The different features and benefits include variations in Death Benefit Protection and the ability to access your Annuity's Contract Value. The fees and charges under the Annuity Contract and the compensation paid to your representative may also be different among each Annuity. If you are purchasing the contract as a replacement for existing Variable Annuity or Variable Life Coverage, you should consider, among other things, any surrender or penalty charges you may incur when replacing your existing coverage. Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America.

 THE FUNDS
 Strategic Partners Select offers a wide variety of investment choices, including variable investment options that invest in underlying mutual funds. Currently, portfolios within the following underlying mutual funds are being offered: The Prudential Series Fund, Advanced Series Trust (formerly named American Skandia Trust), Gartmore Variable Insurance Trust, and Janus Aspen Series (see next page for list of each portfolio currently offered).

 PLEASE READ THIS PROSPECTUS
 Please read this prospectus before purchasing a Strategic Partners Select variable annuity contract and keep it for future reference. The current prospectuses for the underlying mutual funds contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The Risk Factors section relating to the market value adjustment option appears in the Summary.

 TO LEARN MORE ABOUT STRATEGIC PARTNERS SELECT
 To learn more about the Strategic Partners Select variable annuity, you can request a copy of the Statement of Additional Information (SAI) dated May 1, 2007. The SAI has been filed with the Securities and Exchange Commission (SEC) and is legally a part of this prospectus. Pruco Life also files other reports with the SEC. All of these filings can be reviewed and copied at the SEC's offices, and can also be obtained from the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. (See SEC file numbers 333-52754 and 33-61143.) You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a Web site (http://www.sec.gov) that contains the Strategic Partners Select SAI, material incorporated by reference, and other information regarding registrants that file electronically with the SEC. The Table of Contents of the SAI is set forth in Section 9 of this prospectus.

 For a free copy of the SAI, call us at (888) PRU-2888, or write to us at Prudential Annuity Service Center, P.O. Box 7960, Philadelphia, PA 19176.

--------------------------------------------------------------------------------
 THE SEC HAS NOT DETERMINED THAT THIS CONTRACT IS A GOOD INVESTMENT, NOR HAS
 THE SEC DETERMINED THAT THIS PROSPECTUS IS COMPLETE OR ACCURATE. IT IS A CRIMINAL OFFENSE TO STATE OTHERWISE. INVESTMENT IN A VARIABLE ANNUITY CONTRACT IS SUBJECT TO RISK, INCLUDING THE POSSIBLE LOSS OF YOUR MONEY. AN INVESTMENT
 IN STRATEGIC PARTNERS SELECT IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------

 Strategic Partners/SM/ is a service mark of The Prudential Insurance Company
 of America   ORD01009

 The Prudential Series Fund
   Jennison Portfolio
   Equity Portfolio
   Global Portfolio
   Money Market Portfolio
   Stock Index Portfolio
   Value Portfolio
   SP Aggressive Growth Asset Allocation Portfolio
   SP Balanced Asset Allocation Portfolio
   SP Conservative Asset Allocation Portfolio
   SP Growth Asset Allocation Portfolio
   SP AIM Core Equity Portfolio
   SP Davis Value Portfolio
   SP International Growth Portfolio
   SP International Value Portfolio
   SP Mid Cap Growth Portfolio
   SP PIMCO High Yield Portfolio
   SP PIMCO Total Return Portfolio
   SP Prudential U.S. Emerging Growth Portfolio
   SP Small Cap Growth Portfolio
   SP Small-Cap Value Portfolio
   SP Strategic Partners Focused Growth Portfolio
   SP T. Rowe Price Large-Cap Growth Portfolio

 Advanced Series Trust
   AST Advanced Strategies Portfolio
   AST Aggressive Asset Allocation Portfolio
   AST AllianceBernstein Core Value Portfolio
   AST AllianceBernstein Growth & Income Portfolio
   AST AllianceBernstein Managed Index 500 Portfolio
   AST American Century Income & Growth Portfolio
   AST American Century Strategic Allocation Portfolio
   AST Balanced Asset Allocation Portfolio
   AST Capital Growth Asset Allocation Portfolio
   AST Cohen & Steers Realty Portfolio
   AST Conservative Asset Allocation Portfolio
   AST DeAM Large-Cap Value Portfolio
   AST DeAM Small-Cap Value Portfolio
   AST Federated Aggressive Growth Portfolio
   AST First Trust Balanced Target Portfolio
   AST First Trust Capital Appreciation Target Portfolio
   AST Goldman Sachs Concentrated Growth Portfolio
   AST Goldman Sachs Mid-Cap Growth Portfolio
   AST High Yield Portfolio
   AST JPMorgan International Equity Portfolio
   AST Large-Cap Value Portfolio
   AST Lord Abbett Bond-Debenture Portfolio
   AST Marsico Capital Growth Portfolio
   AST MFS Global Equity Portfolio
   AST MFS Growth Portfolio
   AST Mid Cap Value Portfolio
   AST Neuberger Berman Mid-Cap Growth Portfolio
   AST Neuberger Berman Mid-Cap Value Portfolio
   AST Neuberger Berman Small-Cap Growth Portfolio
   AST PIMCO Limited Maturity Bond Portfolio
   AST Preservation Asset Allocation Portfolio
   AST Small-Cap Value Portfolio
   AST T. Rowe Price Asset Allocation Portfolio
   AST T. Rowe Price Global Bond Portfolio
   AST T. Rowe Price Natural Resources Portfolio
   AST UBS Dynamic Alpha Portfolio

 Gartmore Variable Insurance Trust
   GVIT Developing Markets Fund

 Janus Aspen Series
   Large Cap Growth Portfolio -- Service Shares

                                   CONTENTS

PART I: STRATEGIC PARTNERS SELECT PROSPECTUS SUMMARY......................................  5
 GLOSSARY.................................................................................  6
 SUMMARY..................................................................................  9
 RISK FACTORS............................................................................. 11
 SUMMARY OF CONTRACT EXPENSES............................................................. 12
 EXPENSE EXAMPLES......................................................................... 16

PART II: STRATEGIC PARTNERS SELECT PROSPECTUS SECTIONS 1-9................................ 18

 SECTION 1: WHAT IS THE STRATEGIC PARTNERS SELECT VARIABLE ANNUITY?....................... 19
   SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"........................................... 19

 SECTION 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?......................................... 20
   VARIABLE INVESTMENT OPTIONS............................................................ 20
   INTEREST-RATE OPTIONS.................................................................. 31
   TRANSFERS AMONG OPTIONS................................................................ 32
   ADDITIONAL TRANSFER RESTRICTIONS....................................................... 32
   DOLLAR COST-AVERAGING.................................................................. 33
   ASSET ALLOCATION PROGRAM............................................................... 34
   AUTO-REBALANCING....................................................................... 34
   SCHEDULED TRANSACTIONS................................................................. 34
   VOTING RIGHTS.......................................................................... 34
   SUBSTITUTION........................................................................... 34

 SECTION 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE? (ANNUITIZATION). 35
   PAYMENT PROVISIONS..................................................................... 35
     OPTION 1: ANNUITY PAYMENTS FOR A FIXED PERIOD........................................ 35
     OPTION 2: LIFE ANNUITY WITH 120 PAYMENTS (10 YEARS) CERTAIN.......................... 35
     OPTION 3: INTEREST PAYMENT OPTION.................................................... 35
     OTHER ANNUITY OPTIONS................................................................ 35
   TAX CONSIDERATIONS..................................................................... 35
   HOW WE DETERMINE ANNUITY PAYMENTS...................................................... 36

 SECTION 4: WHAT IS THE DEATH BENEFIT?.................................................... 36
   BENEFICIARY............................................................................ 36
   CALCULATION OF THE DEATH BENEFIT....................................................... 36
   DEATH OF OWNER OR JOINT OWNER.......................................................... 37
   BENEFICIARY CONTINUATION OPTION........................................................ 39

 SECTION 5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT?...................... 39
   PURCHASE PAYMENTS...................................................................... 39
   ALLOCATION OF PURCHASE PAYMENTS........................................................ 39
   CALCULATING CONTRACT VALUE............................................................. 40

 SECTION 6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT
   CONTRACT?.............................................................................. 40
   INSURANCE AND ADMINISTRATIVE CHARGES................................................... 41
   ANNUAL CONTRACT FEE.................................................................... 41
   WITHDRAWAL CHARGE...................................................................... 41
   WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE.......................................... 42
   TAXES ATTRIBUTABLE TO PREMIUM.......................................................... 42
   TRANSFER FEE........................................................................... 42
   BENEFICIARY CONTINUATION OPTION CHARGES................................................ 42
   COMPANY TAXES.......................................................................... 42
   UNDERLYING MUTUAL FUND FEES............................................................ 43

 SECTION 7: HOW CAN I ACCESS MY MONEY?.................................................... 43
   WITHDRAWALS DURING THE ACCUMULATION PHASE.............................................. 43
   AUTOMATED WITHDRAWALS.................................................................. 43
   SUSPENSION OF PAYMENTS OR TRANSFERS.................................................... 43


 SECTION 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT
   CONTRACT?..............................................................................  44
   CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX FAVORED RETIREMENT PLANS)......  44
   CONTRACTS HELD BY TAX FAVORED PLANS....................................................  47

 SECTION 9: OTHER INFORMATION.............................................................  50
   PRUCO LIFE INSURANCE COMPANY...........................................................  50
   THE SEPARATE ACCOUNT...................................................................  50
   SALE AND DISTRIBUTION OF THE CONTRACT..................................................  51
   LITIGATION.............................................................................  51
   ASSIGNMENT.............................................................................  52
   FINANCIAL STATEMENTS...................................................................  52
   STATEMENT OF ADDITIONAL INFORMATION....................................................  52
   HOUSEHOLDING...........................................................................  52
   MARKET VALUE ADJUSTMENT FORMULA........................................................  52

APPENDIX A - ACCUMULATION UNIT VALUES..................................................... A-1

APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU.......................... B-1

  PART I SUMMARY
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS SELECT PROSPECTUS

             PART I: STRATEGIC PARTNERS SELECT PROSPECTUS SUMMARY

 GLOSSARY

 We have tried to make this prospectus as easy to read and understand as possible. By the nature of the contract, however, certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

 Accumulation Phase
 The period that begins with the contract date (which we define below) and ends when you start receiving income payments or earlier if the contract is terminated through a full withdrawal or payment of a death benefit.

 Adjusted Contract Value
 When you begin receiving income payments, the value of your contract adjusted by any market value adjustment and minus any charge we impose for premium taxes and withdrawal charge.

 Annuitant
 The person whose life determines the amount of income payments that we will make. Except as indicated below, if the annuitant dies before the annuity date, the co-annuitant (if any) becomes the annuitant if the contract's requirements for changing the annuity date are met. If, upon the death of the annuitant, there is no surviving eligible co-annuitant, and the owner is not the annuitant, then the owner becomes the annuitant.

 Generally, if an annuity is owned by an entity and the entity has named a co-annuitant, the co-annuitant will become the annuitant upon the death of the annuitant, and no death benefit is payable. If a Custodial Account elects to receive the Death Benefit, the Contract Value as of the date of due proof of death of the annuitant will reflect the amount that would have been payable had a death benefit been paid. Unless we agree otherwise, the contract is eligible to have a co-annuitant designation only if the entity that owns the contract is (1) a plan described in Internal Revenue Code
 Section 72(s)(5)(A)(i) (or any successor Code section thereto); or (2) a custodial account established pursuant to the provisions in Code
 Section 408(a), (or any successor Code sections thereto) ("Custodial Account").

 Where the contract is held by a Custodial Account, the co-annuitant will not automatically become the annuitant upon the death of the annuitant. Upon the death of the annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the death benefit or elect to continue the contract.

 Annuity Date
 The date when income payments are scheduled to begin. You must have our permission to change the annuity date. If the co-annuitant becomes the annuitant due to the death of the annuitant, and the co-annuitant is older than the annuitant, then the annuity date will be based on the age of the co-annuitant, provided that the contract's requirements for changing the annuity date are met (e.g., the co-annuitant cannot be older than a specified age). If the co-annuitant is younger than the annuitant, then the annuity date will remain unchanged.

 Beneficiary
 The person(s) or entity you have chosen to receive a death benefit when the sole or last surviving annuitant dies.

 Business Day
 A day on which the New York Stock Exchange is open for business. Our business day generally ends at 4:00 p.m. Eastern time.

 Cash Value
 This is the total value of your contract adjusted by any market value adjustment, minus any withdrawal charge(s) or administrative charge.

 Co-Annuitant
 The person shown on the contract data pages who becomes the annuitant (if eligible) upon the death of the annuitant if the contract's requirement for changing the annuity date are met.

 Contract Date
 The date we accept your initial purchase payment and all necessary paperwork in good order at the Prudential Annuity Service Center. Contract anniversaries are measured from the contract date. A contract year starts on the contract date or on a contract anniversary.

 Contract Owner, Owner or You
 The person entitled to the ownership rights under the contract.

 Contract Value
 This is the total value of your contract, equal to the sum of the values of your investment in each investment option you have chosen. Your Contract Value will go up or down based on the performance of the investment options you choose.

 Death Benefit
 If a death benefit is payable, the beneficiary you designate will receive, at a minimum, the current Contract Value as of the date that proof of death is received, or a potentially greater amount related to market appreciation. See
 Section 4, "What Is The Death Benefit?"

 Good Order
 An instruction received at the Prudential Annuity Service Center, utilizing such forms, signatures and dating as we require, which is sufficiently clear that we do not need to exercise any discretion to follow such instructions.

 Guaranteed Minimum Death Benefit (GMDB)
 A feature available for an additional charge, which guarantees that the death benefit that the beneficiary receives will be no less than a certain GMDB protected value.

 Income Options
 Options under the contract that define the frequency and duration of income payments. In your contract, we also refer to these as payout or annuity options.

 Interest Cell
 The segment of the interest-rate option that is established whenever you allocate or transfer money into an interest-rate option.

 Interest-Rate Option
 An investment option that offers a fixed-rate of interest for a one-year period (fixed-rate option) or a seven-year period (market value adjustment option).

 Invested Purchase Payments
 Your purchase payments (which we define below) less any deduction we make for any tax charge.

 Joint Owner
 The person named as the joint owner, who shares ownership rights with the owner as defined in the contract. A joint owner must be a natural person.

 Market Value Adjustment
 An adjustment to your Contract Value or withdrawal proceeds that is based on the relationship between interest you are currently earning within the market value adjustment option and prevailing interest rates. This adjustment may be positive or negative.

 Market Value Adjustment Option
 This investment option offers a specified guarantee period and pays a fixed rate of interest. We impose a market value adjustment on withdrawals that you make from this option prior to the end of a guarantee period.

 Prudential Annuity Service Center
 For general correspondence: P.O. Box 7960, Philadelphia, PA 19176. For express overnight mail: 2101 Welsh Road, Dresher, PA 19025. The phone number is
 (888) PRU-2888. Prudential's Web site is www.prudential.com.

 Purchase Payments
 The amount of money you pay us to purchase the contract. Generally, you can make additional purchase payments at any time during the accumulation phase.

 Separate Account
 Purchase payments allocated to the variable investment options are held by us in a separate account called the Pruco Life Flexible Premium Variable Annuity Account. The Separate Account is set apart from all of the general assets of Pruco Life.

 GLOSSARY continued

 Statement of Additional Information
 A document containing certain additional information about the Strategic Partners Select variable annuity. We have filed the Statement of Additional Information with the Securities and Exchange Commission and it is legally a part of this prospectus. To learn how to obtain a copy of the Statement of Additional Information, see the front cover of this prospectus.

 Tax Deferral
 This is a way to increase your assets without currently being taxed. Generally, you do not pay taxes on your contract earnings until you take money out of your contract. You should be aware that tax favored plans (such as IRAs) already provide tax deferral regardless of whether they invest in annuity contracts. See Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

 Variable Investment Option
 When you choose a variable investment option, we purchase shares of the underlying mutual fund that are held as an investment for that option. We hold these shares in the separate account. The division of the separate account of Pruco Life that invests in a particular mutual fund is referred to in your contract as a subaccount.

 SUMMARY OF SECTIONS 1-9

 For a more complete discussion of the following topics, see the corresponding section in
 Part II of the prospectus.

 SECTION 1
 What Is The Strategic Partners Select Variable Annuity?
 This variable annuity contract, offered by Pruco Life, is a contract between you, as the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us). The contract allows you to invest on a tax-deferred basis in one or more variable investment options. There are also two interest-rate options which are available in most states, the fixed-rate option and the market value adjustment option. The contract is intended for retirement savings or other long-term investment purposes and provides for a death benefit and guaranteed income options.

 The variable investment options available under the contract offer the opportunity for a favorable return. However, this is NOT guaranteed. It is possible, due to market changes, that your investments may decrease in value, including the Prudential Money Market Portfolio variable investment option.

 The interest-rate options offer an interest rate that is guaranteed. While your money is in the fixed-rate option or if your money remains in the market value adjustment option for a full seven-year period, your principal amount is guaranteed and the minimum interest amount that your money will earn is dictated by applicable state law. Payments allocated to the fixed-rate option become part of Pruco Life's general assets. Payments allocated to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of our guarantees under these interest-rate options are based on the overall financial strength of Pruco Life.

 You can invest your money in any or all of the variable investment options and the interest-rate options. You are allowed 12 transfers each contract year among the investment options, without a charge. There are certain restrictions on transfers involving the interest-rate options.

 The contract, like all deferred annuity contracts, has two phases: the accumulation phase and the income phase. During the accumulation phase, any earnings grow on a tax-deferred basis and are generally only taxed as income when you make a withdrawal. The income phase starts when you begin receiving regular payments from your contract. The amount of money you are able to accumulate in your contract during the accumulation phase will help determine the amount you will receive during the income phase. Other factors will affect the amount of your payments such as age, gender and the payout option you select.

 We may amend the contract as permitted by law. For example, we may add new features to the contract. Subject to applicable law, we determine whether or not to make such contract amendments available to contracts that already have been issued.

 If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever time period is required by applicable law). This time period is referred to as the "Free Look" period.

 SECTION 2
 What Investment Options Can I Choose?
 You can invest your money in several variable investment options. The variable investment options are classified according to their investment style, and a brief description of each portfolio's investment objective and key policies is set forth in Section 2, to assist you in determining which portfolios may be of interest to you.

 Depending upon market conditions, you may earn or lose money in any of these options. The value of your contract will fluctuate depending upon the investment performance of the underlying mutual fund portfolios used by the variable investment options that you choose. Past performance is not a guarantee of future results.

 You may also allocate your money to fixed interest rate options or a market value adjustment option.

 SECTION 3
 What Kind Of Payments Will I Receive During The Income Phase? (Annuitization) If you want to receive regular income from your annuity, you can choose one of several options, including guaranteed payments for the annuitant's lifetime. Generally, once you begin receiving regular payments, you cannot change your payment plan.

 SUMMARY OF SECTIONS 1-9 continued


 SECTION 4
 What Is The Death Benefit?
 If the sole or last surviving annuitant dies during the accumulation phase, the designated person(s) or the beneficiary will receive, at a minimum, the current value of the contract.

 SECTION 5
 How Can I Purchase A Strategic Partners Select Annuity Contract?
 You can purchase this contract, unless we agree otherwise and subject to our rules, with a minimum initial purchase payment of $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. Generally, you can make additional purchase payments of $500 or more at any time during the accumulation phase of the contract. Your representative can help you fill out the proper forms.

 You may purchase this contract only if the annuitant and co-annuitant are age 85 or younger (69 for qualified contracts unless a minimum distribution option is elected, in which case the annuitant and co-annuitant may be age 80 or younger) on the contract date. Certain age limits apply to certain features and benefits described herein.

 SECTION 6
 What Are The Expenses Associated With The Strategic Partners Select Contract? The contract has insurance features and investment features, and there are costs related to each.

 Each year we deduct a $30 contract maintenance charge if your Contract Value is less than $50,000. For insurance and administrative costs, we also deduct an annual charge of 1.52% of the average daily value of all assets allocated to the variable investment options. This charge is not assessed against amounts allocated to the interest-rate investment options.

 There are a few states/jurisdictions that assess a premium tax on us when you begin receiving regular income payments from your annuity. In those states, we deduct a charge designed to approximate this tax, which can range from 0-3.5% of your Contract Value.

 There are also expenses associated with the mutual funds. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time.

 During the accumulation phase, if you withdraw money less than seven years after the contract date, you may have to pay a withdrawal charge on all or part of the withdrawal. This charge ranges from 1-7%.

 For more information, including details about other possible charges under the contract, see "Summary Of Contract Expenses" and Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?"

 SECTION 7
 How Can I Access My Money?
 You may withdraw money at any time during the accumulation phase. You may, however, be subject to income tax and, if you make a withdrawal prior to age 59 1/2, an additional tax penalty as well. Each year, you may withdraw up to 10% of your total purchase payments without charge. Withdrawals greater than 10% of your purchase payments will be subject to a withdrawal charge. We may impose a withdrawal charge ranging from 1-7%, which decreases 1% each year. Thereafter, there is no charge for a withdrawal. A market value adjustment may also apply.

 SECTION 8
 What Are The Tax Considerations Associated With The Strategic Partners Select Contract?
 Your earnings are generally not taxed until withdrawn. If you withdraw money during the accumulation phase, earnings are withdrawn first and are taxed as ordinary income. If you are younger than age 59 1/2 when you take money out, you may be charged a 10% federal tax penalty on the earnings in addition to ordinary taxation. A portion of the payments you receive during the income phase is considered a partial return of your original investment and therefore will not be taxable as income. Generally, all amounts withdrawn from an Individual Retirement Annuity (IRA) contract (excluding Roth IRAs) are taxable and subject to the 10% penalty if withdrawn prior to age 59 1/2.

 SECTION 9
 Other Information
 This contract is issued by Pruco Life Insurance Company (Pruco Life), a subsidiary of The Prudential Insurance Company of America, and sold by registered representatives of affiliated and unaffiliated broker/dealers.

 RISK FACTORS
 There are various risks associated with an investment in the market value adjustment option that we summarize below.

 Issuer Risk. The market value adjustment option, fixed interest rate option, and the contract's other insurance features are available under a contract issued by Pruco Life, and thus are backed by the financial strength of that company. If Pruco Life were to experience significant financial adversity, it is possible that Pruco Life's ability to pay interest and principal under the market value adjustment option and fixed interest rate option and to fulfill its insurance guarantees could be impaired.

 Risks Related To Changing Interest Rates. You do not participate directly in the investment experience of the bonds and other instruments that Pruco Life holds to support the market value adjustment option. Nonetheless, the market value adjustment formula reflects the effect that prevailing interest rates have on those bonds and other instruments. If you need to withdraw your money prior to the end of a guarantee period and during a period in which prevailing interest rates have risen above their level when you made your purchase, you will experience a "negative" market value adjustment. When we impose this market value adjustment, it could result in the loss of both the interest you have earned and a portion of your purchase payments. Thus, before you commit to a particular guarantee period, you should consider carefully whether you have the ability to remain invested throughout the guarantee period. In addition, we cannot, of course, assure you that the market value adjustment option will perform better than another investment that you might have made.

 Risks Related To The Withdrawal Charge. We may impose withdrawal charges on amounts withdrawn from the market value adjustment option. If you anticipate needing to withdraw your money prior to the end of a guarantee period, you should be prepared to pay the withdrawal charge that we will impose.

 SUMMARY OF CONTRACT EXPENSES

 The purpose of this summary is to help you to understand the costs you will pay for Strategic Partners Select. The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. the first table describes the fees and expenses that you will pay at the time that you buy the contract, surrender the contract, or transfer cash value between investment options.

 For more detailed information, including additional information about current and maximum charges, see Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?" The individual fund prospectuses contain detailed expense information about the underlying mutual funds.

 -------------------------------------------------------------------------------
                      CONTRACTOWNER TRANSACTION EXPENSES
 -------------------------------------------------------------------------------
         Withdrawal Charge/1/
 -------------------------------------------------------------------------------
        During contract year 1                            7%
 -------------------------------------------------------------------------------
        During contract year 2                            6%
 -------------------------------------------------------------------------------
        During contract year 3                            5%
 -------------------------------------------------------------------------------
        During contract year 4                            4%
 -------------------------------------------------------------------------------
        During contract year 5                            3%
 -------------------------------------------------------------------------------
        During contract year 6                            2%
 -------------------------------------------------------------------------------
        During contract year 7                            1%
 -------------------------------------------------------------------------------
    Charge for Premium Tax Imposed on us by Certain States/Jurisdictions:
 -------------------------------------------------------------------------------
                         Up to 3.5% of Contract Value
 -------------------------------------------------------------------------------
        Maximum Transfer Fee/2/
 -------------------------------------------------------------------------------
 Each transfer after 12                                 $25.00
 -------------------------------------------------------------------------------
 Each transfer after 20 (Beneficiary                    $10.00
 Continuation Option only)
 -------------------------------------------------------------------------------

 The next table describes the fees and expenses that you will pay periodically during the time that you own The contract, not including the underlying mutual funds' fees and expenses.

 -------------------------------------------------------------------------------
                          PERIODIC ACCOUNT EXPENSES
 -------------------------------------------------------------------------------
 Maximum Annual Contract Fee/3/                         $30.00
 -------------------------------------------------------------------------------
 Insurance and Administrative Expenses
 (As a Percentage of Average Contract
 Value in Variable Investment Options)
 -------------------------------------------------------------------------------
 Mortality and Expense Risk:                             1.37%
 -------------------------------------------------------------------------------
 Administrative Fee:                                     0.15%
 -------------------------------------------------------------------------------
 Total:                                                  1.52%
 -------------------------------------------------------------------------------
 Settlement Service Charge/4/ (if the                    1.00%
 Contract Owner's beneficiary elects
 the Beneficiary Continuation Option)
 -------------------------------------------------------------------------------

 1: As of the beginning of the contract year, you may withdraw up to 10% of the total purchase payments plus any charge-free amount carried over from the previous contract year without charge. There is no withdrawal charge on any withdrawals made under the critical care option (see section 6) or on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option. (See Section 3). Withdrawal charges are waived when a death benefit is paid due to the death of an Annuitant.
 2: You will not be charged for transfers made in connection with dollar cost averaging and auto-rebalancing.
 3: This fee is not charged if the value of your contract is $50,000 or more, or if the withdrawals are made under the critical care access option. This is a single fee that we assess (a) annually or (b) upon a full withdrawal made on a date other than a contract anniversary. For beneficiaries who elect the Beneficiary Continuation Option, the annual contract fee is equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
 4: The other Insurance and Administrative Expense charges do not apply if you are a beneficiary under the Beneficiary Continuation Option. Instead, the Settlement Service Charge set forth here applies, if your beneficiary elects the Beneficiary Continuation Option. The 1.00% charge is an annual charge that is assessed daily against the assets in the variable investment options.

                  TOTAL ANNUAL MUTUAL FUND OPERATING EXPENSES

 The next item shows the minimum and maximum total operating expenses (expenses that are deducted from underlying mutual fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses) charged by the underlying mutual funds that you may pay periodically during the time that you own the contract. More detail concerning each underlying mutual fund's fees and expenses is contained below and in the prospectus for each underlying mutual fund. The minimum and maximum total operating expenses depicted below are based on historical fund expenses for the year ended December 31, 2006. Fund expenses are not fixed or guaranteed by the Strategic Partners Select contract, and may vary from year to year.

--------------------------------------------------------------------------------------------------------------------
                                                      MINIMUM                                MAXIMUM
--------------------------------------------------------------------------------------------------------------------
Total Annual Underlying Mutual Fund                    0.37%                                  1.19%
  Operating Expenses*
--------------------------------------------------------------------------------------------------------------------

 * See, "Underlying Mutual Fund Portfolio Annual Expenses" for more detail on the expenses of the underlying mutual funds.

-------------------------------------------------------------------------------------------------------------------
                                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                    (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------             For the year ended December 31, 2006
               UNDERLYING PORTFOLIOS                 --------------------------------------------------------------
                                                      Management    Other     12b-1 Fee    Acquired    Total Annual
                                                         Fee     Expenses /3/           Portfolio Fees  Portfolio
                                                                                        & Expenses /1/  Operating
                                                                                                       Expenses /2/
-                                                     -------------------------------------------------------------
Prudential Series Fund
 Equity Portfolio                                       0.45%       0.02%       0.00%       0.00%         0.47%
 Global Portfolio                                       0.75%       0.09%       0.00%       0.00%         0.84%
 Jennison Portfolio                                     0.60%       0.03%       0.00%       0.00%         0.63%
 Money Market Portfolio                                 0.40%       0.03%       0.00%       0.00%         0.43%
 Stock Index Portfolio /4/                              0.35%       0.02%       0.00%       0.00%         0.37%
 Value Portfolio                                        0.40%       0.03%       0.00%       0.00%         0.43%
 SP Aggressive Growth Asset Allocation Portfolio        0.05%       0.07%       0.00%       0.86%         0.98%
 SP Balanced Asset Allocation Portfolio                 0.05%       0.01%       0.00%       0.77%         0.83%
 SP Conservative Asset Allocation Portfolio             0.05%       0.02%       0.00%       0.72%         0.79%
 SP Growth Asset Allocation Portfolio                   0.05%       0.01%       0.00%       0.81%         0.87%
 SP AIM Core Equity Portfolio                           0.85%       0.44%       0.00%       0.00%         1.29%
 SP Davis Value Portfolio                               0.75%       0.06%       0.00%       0.00%         0.81%
 SP International Growth Portfolio /5/                  0.85%       0.12%       0.00%       0.00%         0.97%
 SP International Value Portfolio /6/                   0.90%       0.09%       0.00%       0.00%         0.99%
 SP Mid Cap Growth Portfolio                            0.80%       0.11%       0.00%       0.00%         0.91%
 SP PIMCO High Yield Portfolio                          0.60%       0.10%       0.00%       0.00%         0.70%
 SP PIMCO Total Return Portfolio                        0.60%       0.06%       0.00%       0.00%         0.66%
 SP Prudential U.S. Emerging Growth Portfolio           0.60%       0.07%       0.00%       0.00%         0.67%
 SP Small Cap Growth Portfolio                          0.95%       0.19%       0.00%       0.00%         1.14%
 SP Small Cap Value Portfolio                           0.90%       0.06%       0.00%       0.00%         0.96%
 SP Strategic Partners Focused Growth Portfolio         0.90%       0.26%       0.00%       0.00%         1.16%
 SP T. Rowe Price Large Cap Growth Portfolio            0.90%       0.29%       0.00%       0.00%         1.19%
Advanced Series Trust /7,8/
 AST JPMorgan International Equity Portfolio            0.87%       0.16%       0.00%       0.00%         1.03%
 AST MFS Global Equity Portfolio                        1.00%       0.25%       0.00%       0.00%         1.25%
 AST Small-Cap Value Portfolio                          0.90%       0.18%       0.00%       0.00%         1.08%
 AST Neuberger Berman Small-Cap Growth Portfolio /9/    0.95%       0.16%       0.00%       0.00%         1.11%
 AST Federated Aggressive Growth Portfolio              0.95%       0.14%       0.00%       0.00%         1.09%
 AST DeAM Small-Cap Value Portfolio                     0.95%       0.23%       0.00%       0.00%         1.18%
 AST Goldman Sachs Mid-Cap Growth Portfolio             1.00%       0.15%       0.00%       0.00%         1.15%
 AST Neuberger Berman Mid-Cap Growth Portfolio          0.90%       0.14%       0.00%       0.00%         1.04%
 AST Neuberger Berman Mid-Cap Value Portfolio           0.89%       0.11%       0.00%       0.00%         1.00%
 AST Mid-Cap Value Portfolio                            0.95%       0.21%       0.00%       0.00%         1.16%
 AST MFS Growth Portfolio                               0.90%       0.13%       0.00%       0.00%         1.03%
 AST Marsico Capital Growth Portfolio                   0.90%       0.11%       0.00%       0.00%         1.01%

------------------------------------------------------------------------------------------------------------------------
                                   UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                       (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------             For the year ended December 31, 2006
                  UNDERLYING PORTFOLIOS                   --------------------------------------------------------------
                                                           Management    Other     12b-1 Fee    Acquired    Total Annual
                                                              Fee     Expenses /3/           Portfolio Fees  Portfolio
                                                                                             & Expenses /1/  Operating
                                                                                                            Expenses /2/
-                                                          -------------------------------------------------------------
 AST Goldman Sachs Concentrated Growth Portfolio             0.90%       0.13%       0.00%       0.00%         1.03%
 AST DeAM Large-Cap Value Portfolio                          0.85%       0.15%       0.00%       0.00%         1.00%
 AST Large-Cap Value Portfolio                               0.75%       0.11%       0.00%       0.00%         0.86%
 AST AllianceBernstein Core Value Portfolio                  0.75%       0.14%       0.00%       0.00%         0.89%
 AST AllianceBernstein Managed Index 500 Portfolio           0.60%       0.14%       0.00%       0.00%         0.74%
 AST American Century Income & Growth Portfolio              0.75%       0.15%       0.00%       0.00%         0.90%
 AST AllianceBernstein Growth & Income Portfolio             0.75%       0.11%       0.00%       0.00%         0.86%
 AST Cohen & Steers Realty Portfolio                         1.00%       0.13%       0.00%       0.00%         1.13%
 AST T. Rowe Price Natural Resources Portfolio               0.90%       0.13%       0.00%       0.00%         1.03%
 AST American Century Strategic Allocation Portfolio /10/    0.85%       0.21%       0.00%       0.00%         1.06%
 AST Advanced Strategies Portfolio                           0.85%       0.24%       0.00%       0.00%         1.09%
 AST T. Rowe Price Asset Allocation Portfolio                0.85%       0.14%       0.00%       0.00%         0.99%
 AST UBS Dynamic Alpha Portfolio /11/                        1.00%       0.21%       0.00%       0.00%         1.21%
 AST First Trust Balanced Target Portfolio                   0.85%       0.21%       0.00%       0.00%         1.06%
 AST First Trust Capital Appreciation Target Portfolio       0.85%       0.19%       0.00%       0.00%         1.04%
 AST Aggressive Asset Allocation Portfolio                   0.15%       0.05%       0.00%       0.99%         1.19%
 AST Capital Growth Asset Allocation Portfolio               0.15%       0.02%       0.00%       0.95%         1.12%
 AST Balanced Asset Allocation Portfolio                     0.15%       0.02%       0.00%       0.90%         1.07%
 AST Conservative Asset Allocation Portfolio                 0.15%       0.04%       0.00%       0.89%         1.08%
 AST Preservation Asset Allocation Portfolio                 0.15%       0.08%       0.00%       0.82%         1.05%
 AST T. Rowe Price Global Bond Portfolio                     0.80%       0.16%       0.00%       0.00%         0.96%
 AST High Yield Portfolio /12/                               0.75%       0.15%       0.00%       0.00%         0.90%
 AST Lord Abbett Bond-Debenture Portfolio                    0.80%       0.14%       0.00%       0.00%         0.94%
 AST PIMCO Limited Maturity Bond Portfolio                   0.65%       0.12%       0.00%       0.00%         0.77%
Gartmore Variable Insurance Trust
 GVIT Developing Markets /13/                                1.05%       0.35%       0.25%       0.00%         1.65%
Janus Aspen Series
 Large Cap Growth Portfolio--Service Shares                  0.64%       0.05%       0.25%       0.00%         0.94%

 1 Each Asset Allocation Portfolio invests in shares of other Portfolios of the Fund and the Advanced Series Trust (the Acquired Portfolios). In addition, each Portfolio may invest otherwise uninvested cash in the Dryden Core Investment Fund (Money Market and/or Short-Term Bond Series).

    Investors in an Asset Allocation Portfolio or other Portfolio indirectly bear the fees and expenses of the Acquired Portfolios and/or Dryden Core Investment Fund. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios and/or Dryden Core Investment Fund, in which the Asset Allocation Portfolios or other Portfolios invested during the year ended December 31, 2006. The Asset Allocation Portfolios do not pay any transaction fees when they purchase and redeem shares of the Acquired Portfolios.

    Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio Operating Expenses to differ from those set forth in the Financial Highlights tables of the respective Portfolios.

    Effective March 1, 2007, each of the Asset Allocation Portfolios became responsible for the payment of its own "Other Expenses," including, without limitation, custodian fees, legal fees, trustee fees and audit fees, in accordance with the terms of the management agreement. Prior to that time, Prudential Investments LLC or an affiliate paid the "other expenses" of the Asset Allocation Portfolios. The table reflects and annualized estimate of the "Other Expenses" of the Asset Allocation Portfolios for the year ended December 31, 2006 had the current arrangement been in place during that year.
 2 Prudential Investments LLC has voluntarily agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. Equity Portfolio: 0.75%; Jennison
    Portfolio: 0.75%; Money Market Portfolio: 0.75%; Stock Index Portfolio:
    0.75%; Value Portfolio: 0.75%; SP AIM Core Equity Portfolio: 1.00%; SP International Value Portfolio: 1.00%; SP International Growth Portfolio:
    1.24%; SP Mid Cap Growth Portfolio: 1.00%; SP PIMCO High Yield Portfolio:
    0.82%; SP PIMCO Total Return Portfolio: 0.76%; SP Small Cap Growth
    Portfolio: 1.15%; SP Small Cap Value Portfolio: 1.05%; SP T. Rowe Price Large Cap Growth Portfolio: 1.06%.
 3 As noted above, shares of the Portfolios generally are purchased through variable insurance products. Many of the Portfolios and/or their investment advisers and/or distributors have entered into arrangements with us as the issuer of each Annuity under which they compensate us for providing ongoing services in lieu of the Trust providing such services. Amounts paid by a Portfolio under those arrangements are included under "Other Expenses." For more information see the prospectus for each underlying portfolio and Variable Investment Options in this section.
 4 The Portfolio's contractual management fee rate is as follows: 0.35% for average net assets up to $4 billion, and 0.30% for average net assets in excess of $4 billion.

 5 Effective November 13, 2006, Marsico Capital Management, LLC was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, William Blair & Company, LLC served as the sole Sub-advisor of the Portfolio, then named the "SP William Blair International Growth Portfolio."
 6 Effective November 13, 2006, Thornburg Investment Management, Inc. was added as a Sub-advisor to the Portfolio. Prior to November 13, 2006, Thornburg Investment Management, Inc. served as the sole Sub-advisor of the Portfolio, then named the "SP LSV International Value Portfolio."
 7 The AST Aggressive Asset Allocation, the AST Balanced Asset Allocation, the AST Capital Growth Asset Allocation, the AST Conservative Asset Allocation and the AST Preservation Asset Allocation Portfolios (the "Dynamic Asset Allocation Portfolios") each invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio invests in shares of other Portfolios of the Advanced Series Trust, and some Portfolios invest in other funds, including the Dryden Core Investment Fund. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown in the column "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Dynamic Asset Allocation Portfolio invested during the year ended December 31, 2006. The Dynamic Asset Allocation Portfolios do not pay any transaction fees when they purchase or redeem shares of the Acquired Portfolios. Where "Acquired Portfolio Fees and Expenses" are less than 0.01%, such expenses are included in the column titled "Other Expenses." This may cause the Total Annual Portfolio
    Operating Expenses to differ from those set forth in the Financial Highlights tables in the prospectus for the Portfolios.
 8 The total actual operating expenses for certain of the Portfolios listed above for the year ended December 31, 2006 were less than the amounts shown in the table above, due to fee waivers, reimbursement of expenses, and expense offset arrangements ("Arrangements"). These Arrangements are voluntary and may be terminated at any time. In addition, the Arrangements may be modified periodically. For more information regarding the Arrangements, please see the Prospectus and Statement of Additional Information for the Portfolios.
 9 Effective May 1, 2007, Neuberger Berman Management, Inc. became Sub-advisor to the Portfolio. Prior to May 1, 2007, Deutsche Asset Management, Inc. served as Sub-advisor of the Portfolio, then named the "AST DeAM Small-Cap Growth Portfolio."
 10 Prior to May 1, 2007 the Portfolio was named the "AST American Century
    Strategic Balanced Portfolio."
 11 Prior to May 1, 2007 the Portfolio was named the "AST Global Allocation
    Portfolio." Expenses shown are the annualized estimated operating expense for AST UBS Dynamic Alpha Portfolio effective May 1, 2007. Operating expenses for the AST Global Allocation Portfolio based upon the year ended December 31, 2006 would be as follows: Shareholder Fees (fees paid directly from your investment) - None; Management Fees - .10%; Distribution (12b-1) Fees - None; Other Expenses - .09%; Acquired Portfolio Fees & Expenses - .88%; Total Annual Portfolio Operating Expenses - 1.07%.
 12 Effective June 16, 2006, Goldman Sachs Asset Management L.P. no longer serves as a Co-Sub-advisor to the Portfolio.
 13 Effective January 1, 2006, the management fee was lowered by 0.10% to the base fee described above. Beginning January 1, 2007, the management fee may be adjusted, on a quarterly basis, upward or downward depending on the Fund's performance relative to its benchmark, the MSCI Emerging Markets
    Free Index. As a result, beginning January 1, 2007, if the management fee were calculated taking into account the current base fee (as stated in the table above) and the maximum performance fee adjustment of 0.10% (+/-), the management fee could range from 0.95% at its lowest to 1.15% at its highest.

 EXPENSE EXAMPLES
 These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable Annuity contracts. these costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying mutual fund fees and expenses.

 The examples assume that you invest $10,000 in the contract for the time periods indicated. the examples also assume that your investment has a 5% return each year and assume the maximum fees and expenses of any of the mutual funds, which do not reflect any expense reimbursements or waivers. Although your actual costs may be higher or lower, based on these assumptions, your costs would be as indicated in the tables that follow.

 Example 1: If You Withdraw Your Assets
 Example 1 assumes that:
..   You invest $10,000 in Strategic Partners Select;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   You withdraw all your assets at the end of the time period indicated;
..   Your investment has a 5% return each year; and
..   The mutual fund's total operating expenses remain the same each year.

 Example 2: If You Do Not Withdraw Your Assets
 Example 2 assumes that:
..   You invest $10,000 in Strategic Partners Select;
..   You allocate all of your assets to the variable investment option having the maximum total operating expenses;
..   You DO NOT WITHDRAW any of your assets at the end of the time period indicated;
..   Your investment has a 5% return each year; and
..   The mutual fund's total operating expenses remain the same each year.

 Notes for Expense Examples:
 These Examples should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

 Note that withdrawal charges (which are reflected in Example 1) are assessed in connection with some annuity options, but not others.

 The values shown in the 10 year column are the same for Example 1 and 2. This is because after 10 years, we would no longer deduct withdrawal charges when you make a withdrawal or when you begin the income phase of your contract.

 If your Contract Value is less than $50,000, on your contract anniversary (or upon a surrender), we deduct a $30 fee. The examples use an average annual contract fee, which we calculated based on our estimate of the total contract fees we expect to collect in 2007. Your actual fees will vary based on the amount of your contract and your specific allocation(s).

 Premium taxes are not reflected in the examples. We deduct a charge to approximate premium taxes that may be imposed on us in your state. This charge is generally deducted from the amount applied to an annuity payout option.

 The table of accumulation unit values appears in the appendix to this prospectus.

                   Example 1:                    Example 2:
          -----------------------------------------------------------------
          If you withdraw your assets   If you do not withdraw your assets
          -----------------------------------------------------------------
          1 yr  3 yrs   5 yrs   10 yrs  1 yr    3 yrs     5 yrs    10 yrs
          -----------------------------------------------------------------
          $980  $1,515  $2,073  $3,747  $350    $1,065    $1,803   $3,747
          -----------------------------------------------------------------

                    THIS PAGE IS INTENTIONALLY LEFT BLANK.

  PART II SECTIONS 1-9
--------------------------------------------------------------------------------

  STRATEGIC PARTNERS SELECT PROSPECTUS

 1: WHAT IS THE STRATEGIC PARTNERS SELECT VARIABLE ANNUITY?

 The Strategic Partners Select Variable Annuity is a contract between you, the owner, and us, the insurance company, Pruco Life Insurance Company (Pruco Life, we or us).

 Under our contract or agreement, in exchange for your payment to us, we promise to pay you a guaranteed income stream that can begin any time after the first contract anniversary. (Maryland residents must wait until the end of the seventh contract year.) Your annuity is in the accumulation phase until you decide to begin receiving annuity payments. The date you begin receiving annuity payments is the annuity date. On the annuity date, your contract switches to the income phase.

 This annuity contract benefits from tax deferral when it is sold outside a tax-favored plan (generally called a non-qualified annuity). Tax deferral means that you are not taxed on earnings or appreciation on the assets in your contract until you withdraw money from your contract.

 If you purchase the annuity contract in a tax-favored plan such as an IRA, that plan generally provides tax deferral even without investing in an annuity contract. In other words, you need not purchase this contract to gain the preferential tax treatment provided by your retirement plan. Therefore, before purchasing an annuity in a tax-favored plan, you should consider whether its features and benefits beyond tax deferral, including the death benefit and income benefits, meet your needs and goals. You should consider the relative features, benefits and costs of this annuity compared with any other investment that you may use in connection with your retirement plan or arrangement.

 Strategic Partners Select is a variable annuity contract. This means that during the accumulation phase, you can allocate your assets among the variable investment options as well as guaranteed interest-rate options. (If you live in Maryland, Oregon or Washington, the market value adjustment option is not available to you.) If you select a variable investment option, the amount of money you are able to accumulate in your contract during the accumulation phase depends upon the investment performance of the underlying mutual fund associated with that variable investment option.

 Because the underlying mutual funds' portfolios fluctuate in value depending upon market conditions, your Contract Value can either increase or decrease. This is important, since the amount of the annuity payments you receive during the income phase depends upon the value of your contract at the time you begin receiving payments.

 As mentioned above, Strategic Partners Select also offers interest-rate options: a fixed-rate option and a market value adjustment option. The fixed-rate option offers an interest rate that is guaranteed by us for one year and will not be less than the minimum interest rate dictated by applicable state law. The market value adjustment option guarantees a stated interest rate, generally higher than the fixed-rate option. However, in order to get the full benefit of the stated interest rate, assets in this option must be held for a seven-year period.

 As the owner of the contract, you have all of the decision-making rights under the contract. You will also be the annuitant unless you designate someone else. The annuitant(s) is the person upon whose death during the accumulation phase, the death benefit is payable. The annuitant is the person who receives the annuity payments when the income phase begins. The annuitant is also the person whose life is used to determine the amount of these payments and how long (if applicable) the payments will continue once the annuity phase begins. On or after the annuity date, the annuitant may not be changed.

 The beneficiary is the person(s) or entity you designate to receive any death benefit. You may change the beneficiary any time prior to the annuity date by making a written request to us.

 SHORT TERM CANCELLATION RIGHT OR "FREE LOOK"
 If you change your mind about owning Strategic Partners Select, you may cancel your contract within 10 days after receiving it (or whatever period is required by applicable law). You can request a refund by returning the contract either to the representative who sold it to you, or to the Prudential Annuity Service Center at the address shown on the first page of this prospectus. You will receive, depending on applicable state law:
..   Your full purchase payment, less any applicable federal and state income tax withholding; or
..   The amount your contract is worth as of the day we receive your request, less any applicable federal and state income tax withholding. This amount may be more or less than your original payment. We impose neither a withdrawal charge nor any market value adjustment if you cancel your contract under this provision.

 To the extent dictated by state law, we will include in your refund the amount of any fees and charges that we deducted.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE?


 The contract gives you the choice of allocating your purchase payments to any of the variable investment options, and fixed interest-rate options.

 The variable investment options invest in underlying mutual funds managed by leading investment advisers. These underlying mutual funds may sell their shares to both variable annuity and variable life separate accounts of different insurance companies, which could create the kinds of risks that are described in more detail in the current prospectus for the underlying mutual fund. The current prospectuses for the underlying mutual funds also contain important information about the mutual funds. When you invest in a variable investment option that is funded by a mutual fund, you should read the mutual fund prospectus and keep it for future reference. The mutual fund options that you select are your choice. We do not recommend or endorse any particular underlying mutual fund.

 VARIABLE INVESTMENT OPTIONS
 The following chart classifies each of the portfolios based on our assessment of their investment style (as of the date of this prospectus). The chart also provides a description of each portfolio's investment objective and a short, summary description of their key policies to assist you in determining which portfolios may be of interest to you. What appears in the chart below is merely a summary - please consult the portfolio's prospectus for a comprehensive discussion of the portfolio's investment policies. There is no guarantee that any portfolio will meet its investment objective. The name of the adviser/sub-adviser for each portfolio appears next to the description.

 The Jennison Portfolio, Prudential Equity Portfolio, Prudential Global Portfolio, Prudential Money Market Portfolio, Prudential Stock Index Portfolio, Prudential Value Portfolio, and each "SP" Portfolio of the Prudential Series Fund, are managed by an indirect, wholly-owned subsidiary of Prudential Financial, Inc. called Prudential Investments LLC (PI) under a "manager-of-managers" approach.

 Under the manager-of-managers approach, PI has the ability to assign sub-advisers to manage specific portions of a portfolio, and the portion managed by a sub-adviser may vary from 0% to 100% of the portfolio's assets. The sub-advisers that manage some or all of a Prudential Series Fund portfolio are listed on the following chart.

 Under the agreement through which Prudential Financial, Inc. acquired American Skandia Life Assurance Corporation and certain of its affiliates in May 2003, Prudential Financial may not use the "American Skandia" name in any context after May 1, 2008. Therefore, Prudential Financial has begun a "rebranding" project that involves renaming certain American Skandia legal entities. As pertinent to this annuity: 1) American Skandia Investment Services, Inc. has been renamed AST Investment Services, Inc.; and 2) American Skandia Trust has been renamed Advanced Series Trust. These name changes will not impact the manner in which customers do business with Prudential. The portfolios of the Advanced Series Trust are co-managed by PI and AST Investment Services, Inc. also under a manager-of- managers approach. AST Investment Services, Inc. is an indirect, wholly-owned subsidiary of Prudential Financial, Inc.

 A fund or portfolio may have a similar name or an investment objective and investment policies resembling those of a mutual fund managed by the same investment adviser that is sold directly to the public. Despite such similarities, there can be no assurance that the investment performance of any such fund or portfolio will resemble that of the publicly available mutual fund.

 Pruco Life has entered into agreements with certain underlying portfolios and/or the investment adviser or distributor of such portfolios. Pruco Life may provide administrative and support services to such portfolios pursuant to the terms of these agreements and under which it receives a fee of up to 0.55% annually (as of May 1, 2007) of the average assets allocated to the portfolio under the contract. These agreements, including the fees paid and services provided, can vary for each underlying mutual fund whose portfolios are offered as sub-accounts. In addition, an investment adviser, sub-adviser or distributor of the underlying portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the contract. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributors, and the amounts of such payments may vary between and among each adviser, sub-adviser, and distributor depending on their respective participation. During 2006, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $53 to approximately $190.514. These amounts may have been paid to one or more Prudential-affiliated insurers issuing individual variable annuities.

 As detailed in the Prudential Series Fund prospectus, although the Prudential Money Market Portfolio is designed to be a stable investment option, it is possible to lose money in that portfolio. For example, when prevailing short-term interest rates are very low, the yield on the Prudential Money Market Portfolio may be so low that, when separate account and contract charges are deducted, you experience a negative return.

 Upon the introduction of the Advanced Series Trust Asset Allocation Portfolios on December 5, 2005, we ceased offering the Prudential Series Fund Asset Allocation Portfolios to new purchasers and to existing contract owners who had not previously invested in those Portfolios. However, a contract owner who had Contract Value allocated to a Prudential Series Fund Asset Allocation Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date. In addition, after December 5, 2005, we ceased offering the Prudential Series Fund SP Large Cap Value Portfolio to new purchasers and to existing contract owners who had not previously invested in that Portfolio. However, a contract owner who had Contract Value allocated to the SP Large Cap Value Portfolio prior to December 5, 2005 may continue to allocate purchase payments to that Portfolio after that date.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

      -------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                ADVISOR/
                                                          SUB-ADVISOR
      -------------------------------------------------------------------
                     THE PRUDENTIAL SERIES FUND
      -------------------------------------------------------------------
       LARGE    Jennison Portfolio: seeks long-term        Jennison
        CAP     growth of capital. The Portfolio        Associates LLC
       GROWTH   invests primarily in equity
                securities of major, established
                corporations that the subadviser
                believes offer above-average growth
                prospects. The Portfolio may invest
                up to 30% of its total assets in
                foreign securities. Stocks are
                selected on a company-by-company
                basis using fundamental analysis.
                Normally 65% of the Portfolio's total
                assets are invested in common stocks
                and preferred stocks of companies
                with capitalization in excess of $1
                billion.
      -------------------------------------------------------------------
       LARGE    Equity Portfolio: seeks long-term          Jennison
        CAP     growth of capital. The Portfolio        Associates LLC;
       BLEND    invests at least 80% of its net           ClearBridge
                assets plus borrowings for investment    Advisors, LLC
                purposes in common stocks of major
                established corporations as well as
                smaller companies that the Sub
                advisers believe offer attractive
                prospects of appreciation. In the
                Jennison portion, over a full market
                cycle, the subadviser seeks to
                outperform the S&P 500 Index by
                investing in a portfolio with
                earnings growth greater than the
                index at valuations comparable to
                that of the index.
      -------------------------------------------------------------------
        INTER   Global Portfolio: seeks long-term          LSV Asset
      NATIONAL  growth of capital. The Portfolio          Management/
       EQUITY   invests primarily in common stocks      Marsico Capital
                (and their equivalents) of foreign     Management, LLC/
                and U.S. companies. Each Sub-adviser     T. Rowe Price
                for the Portfolio generally will use   Associates, Inc./
                either a "growth" approach or a         William Blair &
                "value" approach in selecting either     Company, LLC
                foreign or U.S. common stocks.
      -------------------------------------------------------------------
       FIXED    Money Market Portfolio: seeks maximum     Prudential
       INCOME   current income consistent with the        Investment
                stability of capital and the           Management, Inc.
                maintenance of liquidity. The
                Portfolio invests in high-quality
                short-term money market instruments
                issued by the U.S. Government or its
                agencies, as well as by corporations
                and banks, both domestic and foreign.
                The Portfolio will invest only in
                instruments that mature in thirteen
                months or less, and which are
                denominated in U.S. dollars.
      -------------------------------------------------------------------
       LARGE    Value Portfolio: seeks long-term           Jennison
        CAP     growth of capital through               Associates LLC
       VALUE    appreciation and income. The
                Portfolio invests primarily in common
                stocks that the subadviser believes
                are undervalued - those stocks that
                are trading below their underlying
                asset value, cash generating ability
                and overall earnings and earnings
                growth. There is a risk that "value"
                stocks can perform differently from
                the market as a whole and other types
                of stocks and can continue to be
                undervalued by the markets for long
                periods of time. Normally at least
                65% of the Portfolio's total assets
                is invested in the common stock and
                convertible securities of companies
                that the subadviser believes will
                provide investment returns above
                those of the Russell 1000(R) Value
                Index. Most of the investments will
                be securities of large capitalization
                companies. The Portfolio may invest
                up to 25% of its total assets in real
                estate investment trusts (REITs) and
                up to 30% of its total assets in
                foreign securities.
      -------------------------------------------------------------------
       ASSET    SP Aggressive Growth Asset Allocation     Prudential
      ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
       TION/    highest potential total return
      BALANCED  consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
      -------------------------------------------------------------------
       ASSET    SP Balanced Asset Allocation              Prudential
      ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
       TION/    highest potential total return
      BALANCED  consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). The Portfolio
                will invest in equity and
                fixed-income Underlying Portfolios.
      -------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                          SUB-ADVISOR
      --------------------------------------------------------------------
       ASSET    SP Conservative Asset Allocation           Prudential
      ALLOCA-   Portfolio: seeks to obtain the          Investments LLC
       TION/    highest potential total return
      BALANCED  consistent with the specified level
                of risk tolerance. The Portfolio may
                invest in any other Portfolio of the
                Fund (other than another SP Asset
                Allocation Portfolio), and the AST
                Marsico Capital Growth Portfolio of
                Advanced Series Trust (AST) (the
                Underlying Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on fixed-income
                Underlying Portfolios but will also
                invest in equity Underlying
                Portfolios.
      --------------------------------------------------------------------
       ASSET    SP Growth Asset Allocation Portfolio:      Prudential
      ALLOCA-   seeks to obtain the highest potential   Investments LLC
       TION/    total return consistent with the
      BALANCED  specified level of risk tolerance.
                The Portfolio may invest in any other
                Portfolio of the Fund (other than
                another SP Asset Allocation
                Portfolio), and the AST Marsico
                Capital Growth Portfolio of Advanced
                Series Trust (AST) (the Underlying
                Portfolios). Under normal
                circumstances, the Portfolio
                generally will focus on equity
                Underlying Portfolios but will also
                invest in fixed-income Underlying
                Portfolios.
      --------------------------------------------------------------------
       LARGE    SP AIM Core Equity Portfolio: seeks      A I M Capital
        CAP     long-term growth of capital. The        Management, Inc.
       BLEND    Portfolio normally invests at least
                80% of investable assets in equity
                securities, including convertible
                securities of established companies
                that have long-term above-average
                growth in earnings and growth
                companies that the subadviser
                believes have the potential for
                above-average growth in earnings.
      --------------------------------------------------------------------
       LARGE    SP Davis Value Portfolio: seeks          Davis Selected
        CAP     growth of capital. The Portfolio         Advisers, L.P.
       VALUE    invests primarily in common stocks of
                U.S. companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Value Index. It may also invest
                in stocks of foreign companies and
                U.S. companies with smaller
                capitalizations. The subadviser
                attempts to select common stocks of
                businesses that possess
                characteristics that the subadviser
                believe foster the creation of
                long-term value, such as proven
                management, a durable franchise and
                business model, and sustainable
                competitive advantages. The
                subadviser aims to invest in such
                businesses when they are trading at a
                discount to their intrinsic worth.
                There is a risk that "value" stocks
                can perform differently from the
                market as a whole and other types of
                stocks and can continue to be
                undervalued by the markets for long
                periods of time.
      --------------------------------------------------------------------
        INTER   SP International Value Portfolio           LSV Asset
      NATIONAL  (formerly SP LSV International Value      Management,
       EQUITY   Portfolio): seeks capital growth. The      Thornburg
                Portfolio normally invests at least        Investment
                65% of the Portfolio's investable       Management, Inc.
                assets (net assets plus borrowings
                made for investment purposes) in the
                equity securities of companies in
                developed countries outside the
                United States that are represented in
                the MSCI EAFE Index.
      --------------------------------------------------------------------
      MID CAP   SP Mid Cap Growth Portfolio: seeks      Calamos Advisors
       GROWTH   long-term growth of capital. The              LLC
                Portfolio normally invests at least
                80% of investable assets in common
                stocks and related securities, such
                as preferred stocks, convertible
                securities and depositary receipts
                for those securities. These
                securities typically are of medium
                market capitalizations, which the
                subadviser believes have
                above-average growth potential. The
                Portfolio generally defines medium
                market capitalization companies as
                those companies with market
                capitalizations within the market
                capitalization range of the Russell
                Mid Cap Growth Index. The Portfolio's
                investments may include securities
                listed on a securities exchange or
                traded in the over-the-counter
                markets. The subadviser uses a
                bottom-up and top-down analysis in
                managing the Portfolio. This means
                that securities are selected based
                upon fundamental analysis, as well as
                a top-down approach to
                diversification by industry and
                company, and by paying attention to
                macro-level investment themes. The
                Portfolio may invest in foreign
                securities (including emerging
                markets securities).
      --------------------------------------------------------------------
       FIXED    SP PIMCO High Yield Portfolio: seeks   Pacific Investment
       INCOME   to maximize total return consistent        Management
                with preservation of capital and          Company LLC
                prudent investment management. The          (PIMCO)
                Portfolio will invest in a
                diversified portfolio of fixed-income
                investment instruments of varying
                maturities. The average portfolio
                duration of the Portfolio generally
                will vary within a two- to six-year
                time frame based on the Sub-advisor's
                forecast for interest rates.
      --------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

      -------------------------------------------------------------------
      STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                ADVISOR/
                                                         SUB-ADVISOR
      -------------------------------------------------------------------
       FIXED   SP PIMCO Total Return Portfolio:       Pacific Investment
      INCOME   seeks to maximize total return             Management
               consistent with preservation of           Company LLC
               capital and prudent investment              (PIMCO)
               management. The Portfolio will invest
               in a diversified portfolio of
               fixed-income investment instruments
               of varying maturities. The average
               portfolio duration of the Portfolio
               generally will vary within a three-
               to six-year time frame based on the
               Sub-advisor's forecast for interest
               rates.
      -------------------------------------------------------------------
      MID CAP  SP Prudential U.S. Emerging Growth          Jennison
      GROWTH   Portfolio: seeks long-term capital       Associates LLC
               appreciation. The Portfolio normally
               invests at least 80% of investable
               assets in equity securities of small
               and medium sized U.S. companies that
               the subadviser believes have the
               potential for above-average earnings
               growth. The subadviser seeks to
               invest in companies that it believes
               are poised to benefit from an
               acceleration of growth or an
               inflection point in a company's
               growth rate that is not currently
               reflected in the stock price. The
               team uses a research-intensive
               approach based on internally
               generated fundamental research.
      -------------------------------------------------------------------
       SMALL   SP Small Cap Growth Portfolio: seeks      Eagle Asset
        CAP    long-term capital growth. The             Management/
      GROWTH   Portfolio pursues its objective by      Neuberger Berman
               primarily investing in the common       Management, Inc.
               stocks of small-capitalization
               companies, which is defined as a
               company with a market capitalization,
               at the time of purchase, no larger
               than the largest capitalized company
               included in the Russell 2000 Index
               during the most recent 11-month
               period (based on month-end data) plus
               the most recent data during the
               current month.
      -------------------------------------------------------------------
       SMALL   SP Small-Cap Value Portfolio: seeks      Goldman Sachs
        CAP    long-term capital growth. The                Asset
       VALUE   Portfolio normally invests at least    Management, L.P.;
               80% its net assets plus borrowings        ClearBridge
               for investment purposes in the equity    Advisors, LLC
               securities of small capitalization
               companies. The Portfolio focuses on
               equity securities that are believed
               to be undervalued in the marketplace.
      -------------------------------------------------------------------
       LARGE   SP Strategic Partners Focused Growth   AllianceBernstein
        CAP    Portfolio: seeks long-term growth of     L.P.; Jennison
      GROWTH   capital. The Portfolio normally          Associates LLC
               invests at least 65% of total assets
               in equity-related securities of U.S.
               companies that the subadvisers
               believe to have strong capital
               appreciation potential. The
               Portfolio's strategy is to combine
               the efforts of two subadvisers and to
               invest in the favorite stock
               selection ideas of three portfolio
               managers (two of whom invest as a
               team). Each investment Sub-adviser to
               the Portfolio utilizes a growth
               style: Jennison selects approximately
               20 securities and AllianceBernstein
               selects approximately 30 securities.
               The portfolio managers build a
               portfolio with stocks in which they
               have the highest confidence and may
               invest more than 5% of the
               Portfolio's assets in any one issuer.
               The Portfolio is nondiversified,
               meaning it can invest a relatively
               high percentage of its assets in a
               small number of issuers. Investing in
               a nondiversified portfolio,
               particularly a portfolio investing in
               approximately 50 equity-related
               securities, involves greater risk
               than investing in a diversified
               portfolio because a loss resulting
               from the decline in the value of one
               security may represent a greater
               portion of the total assets of a
               nondiversified portfolio.
      -------------------------------------------------------------------
       LARGE   Stock Index Portfolio: seeks              Quantitative
        CAP    investment results that generally          Management
       BLEND   correspond to the performance of         Associates LLC
               publicly-traded common stocks. With
               the price and yield performance of
               the Standard & Poor's 500 Composite
               Stock Price Index (S&P 500) as the
               benchmark, the Portfolio normally
               invests at least 80% of investable
               assets in S&P 500 stocks. The S&P 500
               represents more than 70% of the total
               market value of all publicly-traded
               common stocks and is widely viewed as
               representative of publicly-traded
               common stocks as a whole. The
               Portfolio is not "managed" in the
               traditional sense of using market and
               economic analyses to select stocks.
               Rather, the portfolio manager
               purchases stocks in proportion to
               their weighting in the S&P 500.
      -------------------------------------------------------------------
       LARGE   SP T. Rowe Price Large-Cap Growth        T. Rowe Price
        CAP    Portfolio: seeks long-term capital      Associates, Inc.
      GROWTH   growth. Under normal circumstances,
               the Portfolio invests at least 80% of
               its net assets plus borrowings for
               investment purposes in the equity
               securities of large-cap companies.
               The Sub-adviser generally looks for
               companies with an above-average rate
               of earnings and cash flow growth and
               a lucrative niche in the economy that
               gives them the ability to sustain
               earnings momentum even during times
               of slow economic growth.
      -------------------------------------------------------------------

      -------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                ADVISOR/
                                                          SUB-ADVISOR
      -------------------------------------------------------------------
       INTER-   SP International Growth Portfolio       Marsico Capital
      NATIONAL  (formerly, SP William Blair            Management, LLC;
       EQUITY   International Growth Portfolio):        William Blair &
                seeks long-term capital appreciation.    Company, LLC.
                The Portfolio invests primarily in
                equity-related securities of foreign
                issuers. The Portfolio invests
                primarily in the common stock of
                large and medium-sized foreign
                companies, although it may also
                invest in companies of all sizes.
                Under normal circumstances, the
                Portfolio invests at least 65% of its
                total assets in common stock of
                foreign companies operating or based
                in at least five different countries,
                which may include countries with
                emerging markets. The Portfolio looks
                primarily for stocks of companies
                whose earnings are growing at a
                faster rate than other companies or
                which offer attractive growth
                potential.
      -------------------------------------------------------------------
                        ADVANCED SERIES TRUST
      -------------------------------------------------------------------
       ASSET    AST Advanced Strategies Portfolio:         LSV Asset
       ALLOCA   seeks a high level of absolute            Management;
       TION/    return. The Portfolio invests           Marsico Capital
      BALANCED  primarily in a diversified portfolio      Management,
                of equity and fixed income securities    LLC; Pacific
                across different investment               Investment
                categories and investment managers.       Management
                The Portfolio pursues a combination       Company LLC
                of traditional and non-traditional         (PIMCO);
                investment strategies.                   T. Rowe Price
                                                       Associates, Inc.;
                                                        William Blair &
                                                        Company, L.L.C.
      -------------------------------------------------------------------
       ASSET    AST Aggressive Asset Allocation         AST Investment
       ALLOCA   Portfolio: seeks the highest            Services, Inc./
       TION/    potential total return consistent         Prudential
      BALANCED  with its specified level of risk        Investments LLC
                tolerance. The Portfolio will invest
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 92.5% to 100% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 0% to 7.5% of its net
                assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
      -------------------------------------------------------------------
       LARGE    AST AllianceBernstein Core Value       AllianceBernstein
        CAP     Portfolio: seeks long-term capital           L.P.
       VALUE    growth by investing primarily in
                common stocks. The Sub-advisor
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
      -------------------------------------------------------------------
       LARGE    AST AllianceBernstein Growth & Income  AllianceBernstein
        CAP     Portfolio: seeks long-term growth of         L.P.
       VALUE    capital and income while attempting
                to avoid excessive fluctuations in
                market value. The Portfolio normally
                will invest in common stocks (and
                securities convertible into common
                stocks). The Sub-advisor will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects. The stocks that
                the Portfolio will normally invest in
                are those of seasoned companies.
      -------------------------------------------------------------------
       LARGE    AST AllianceBernstein Managed Index    AllianceBernstein
        CAP     500 Portfolio: seeks to outperform           L.P.
       BLEND    the Standard & Poor's 500 Composite
                Stock Price Index (the "S&P 500")
                through stock selection resulting in
                different weightings of common stocks
                relative to the index. The Portfolio
                will invest, under normal
                circumstances, at least 80% of its
                net assets in securities included in
                the S&P(R) 500.
      -------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

      -------------------------------------------------------------------
       STYLE/       INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                          SUB-ADVISOR
      -------------------------------------------------------------------
        LARGE    AST American Century Income & Growth   American Century
         CAP     Portfolio: seeks capital growth with      Investment
        VALUE    current income as a secondary          Management, Inc.
                 objective. The Portfolio invests
                 primarily in common stocks that offer
                 potential for capital growth, and
                 may, consistent with its investment
                 objective, invest in stocks that
                 offer potential for current income.
                 The Sub-advisor utilizes a
                 quantitative management technique
                 with a goal of building an equity
                 portfolio that provides better
                 returns than the S&P 500 Index
                 without taking on significant
                 additional risk and while attempting
                 to create a dividend yield that will
                 be greater than the S&P 500 Index.
      -------------------------------------------------------------------
        ASSET    AST American Century Strategic         American Century
        ALLOCA   Allocation Portfolio (formerly known      Investment
        TION/    as AST American Century Strategic      Management, Inc.
      BALANCED   Balanced Portfolio): seeks capital
                 growth and current income. The
                 Sub-advisor intends to maintain
                 approximately 60% of the Portfolio's
                 assets in equity securities and the
                 remainder in bonds and other fixed
                 income securities. Both the
                 Portfolio's equity and fixed income
                 investments will fluctuate in value.
                 The equity securities will fluctuate
                 depending on the performance of the
                 companies that issued them, general
                 market and economic conditions, and
                 investor confidence. The fixed income
                 investments will be affected
                 primarily by rising or falling
                 interest rates and the credit quality
                 of the issuers.
      -------------------------------------------------------------------
        ASSET    AST Balanced Asset Allocation           AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
        TION/    potential total return consistent         Prudential
      BALANCED   with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 57.5% to 72.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 27.5% to 42.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
      -------------------------------------------------------------------
        ASSET    AST Capital Growth Asset Allocation     AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
        TION/    potential total return consistent         Prudential
      BALANCED   with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 72.5% to 87.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 12.5% to 27.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
      -------------------------------------------------------------------
      SPECIALTY  AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                 seeks to maximize total return             Capital
                 through investment in real estate      Management, Inc.
                 securities. The Portfolio pursues its
                 investment objective by investing,
                 under normal circumstances, at least
                 80% of its net assets in securities
                 of real estate issuers. Under normal
                 circumstances, the Portfolio will
                 invest substantially all of its
                 assets in the equity securities of
                 real estate companies, i.e., a
                 company that derives at least 50% of
                 its revenues from the ownership,
                 construction, financing, management
                 or sale of real estate or that has at
                 least 50% of its assets in real
                 estate. Real estate companies may
                 include real estate investment trusts
                 or REITs.
      -------------------------------------------------------------------
        ASSET    AST Conservative Asset Allocation       AST Investment
        ALLOCA   Portfolio: seeks the highest           Services, Inc./
        TION/    potential total return consistent         Prudential
      BALANCED   with its specified level of risk       Investments LLC
                 tolerance. The Portfolio will invest
                 its assets in several other Advanced
                 Series Trust Portfolios. Under normal
                 market conditions, the Portfolio will
                 devote between 47.5% to 62.5% of its
                 net assets to underlying portfolios
                 investing primarily in equity
                 securities, and 37.5% to 52.5% of its
                 net assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments.
      -------------------------------------------------------------------
        LARGE    AST DeAM Large-Cap Value Portfolio:        Deutsche
         CAP     seeks maximum growth of capital by        Investment
        VALUE    investing primarily in the value          Management
                 stocks of larger companies. The         Americas, Inc.
                 Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 the value of its assets in the equity
                 securities of large-sized companies
                 included in the Russell 1000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 1000(R) Value Index,
                 but which attempts to outperform the
                 Russell 1000(R) Value Index through
                 active stock selection.
      -------------------------------------------------------------------

       ------------------------------------------------------------------
        STYLE/      INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                          SUB-ADVISOR
       ------------------------------------------------------------------
        SMALL    AST Neuberger Berman Small-Cap Growth  Neuberger Berman
         CAP     Portfolio (formerly known as AST DeAM  Management Inc.
        GROWTH   Small-Cap Growth Portfolio): seeks
                 maximum growth of investors' capital
                 from a portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily investing
                 at least 80% of its total assets in
                 the equity securities of small-sized
                 companies included in the Russell
                 2000 Growth(R) Index.
       ------------------------------------------------------------------
        SMALL    AST DeAM Small-Cap Value Portfolio:        Deutsche
         CAP     seeks maximum growth of investors'        Investment
        VALUE    capital by investing primarily in the     Management
                 value stocks of smaller companies.      Americas, Inc.
                 The Portfolio pursues its objective,
                 under normal market conditions, by
                 primarily investing at least 80% of
                 its total assets in the equity
                 securities of small-sized companies
                 included in the Russell 2000(R) Value
                 Index. The Sub-advisor employs an
                 investment strategy designed to
                 maintain a portfolio of equity
                 securities which approximates the
                 market risk of those stocks included
                 in the Russell 2000(R) Value Index,
                 but which attempts to outperform the
                 Russell 2000(R) Value Index.
       ------------------------------------------------------------------
        SMALL    AST Federated Aggressive Growth        Federated Equity
         CAP     Portfolio: seeks capital growth. The      Management
        GROWTH   Portfolio pursues its investment          Company of
                 objective by investing primarily in     Pennsylvania/
                 the stocks of small companies that     Federated Global
                 are traded on national security           Investment
                 exchanges, NASDAQ stock exchange and      Management
                 the over-the-counter-market. Small     Corp.; Federated
                 companies will be defined as               MDTA LLC
                 companies with market capitalizations
                 similar to companies in the Russell
                 2000 Growth Index.
       ------------------------------------------------------------------
        ASSET    AST First Trust Balanced Target          First Trust
        ALLOCA-  Portfolio: seeks long-term capital      Advisors L.P.
        TION/    growth balanced by current income.
       BALANCED  The Portfolio seeks to achieve its
                 objective by investing approximately
                 65% in common stocks and 35% in fixed
                 income securities. The Portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Dow/SM/
                 Target Dividend, the Value Line(R)
                 Target 25, the Global Dividend Target
                 15, the NYSE(R) International Target
                 25, and the Target Small Cap. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy which utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
       ------------------------------------------------------------------
        ASSET    AST First Trust Capital Appreciation     First Trust
        ALLOCA-  Target Portfolio: seeks long-term       Advisors L.P.
        TION/    growth of capital. The Portfolio
       BALANCED  seeks to achieve its objective by
                 investing approximately 80% in common
                 stocks and 20% in fixed income
                 securities. The portfolio allocates
                 the equity portion of the portfolio
                 across five uniquely specialized
                 strategies - the Value Line(R) Target
                 25, the Global Dividend Target 15,
                 the Target Small Cap, the Nasdaq(R)
                 Target 15, and the NYSE(R)
                 International Target 25. Each
                 strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using a
                 multi-factor scoring system to select
                 the common stocks. The fixed income
                 allocation is determined by the Dow
                 Jones Income strategy utilizes
                 certain screens to select bonds from
                 the Dow Jones Corporate Bond Index or
                 like-bonds not in the index.
       ------------------------------------------------------------------
        ASSET    AST UBS Dynamic Alpha Portfolio        UBS Global Asset
        ALLOCA-  (formerly known as AST Global             Management
        TION/    Allocation Portfolio): seeks to        (Americas) Inc.
       BALANCED  maximize total return, consisting of
                 capital appreciation and current
                 income. The Portfolio invests in
                 securities and financial instruments
                 to gain exposure to global equity,
                 global fixed income and cash
                 equivalent markets, including global
                 currencies. The Portfolio may invest
                 in equity and fixed income securities
                 of issuers located within and outside
                 the United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's Sub-Advisor, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
       ------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                          SUB-ADVISOR
      --------------------------------------------------------------------
       LARGE    AST Goldman Sachs Concentrated Growth    Goldman Sachs
        CAP     Portfolio: seeks growth of capital in        Asset
       GROWTH   a manner consistent with the            Management, L.P.
                preservation of capital. Realization
                of income is not a significant
                investment consideration and any
                income realized on the Portfolio's
                investments, therefore, will be
                incidental to the Portfolio's
                objective. The Portfolio will pursue
                its objective by investing primarily
                in equity securities of companies
                that the Sub-advisor believes have
                the potential to achieve capital
                appreciation over the long-term. The
                Portfolio seeks to achieve its
                investment objective by investing,
                under normal circumstances, in
                approximately 30 - 45 companies that
                are considered by the Sub-advisor to
                be positioned for long-term growth.
      --------------------------------------------------------------------
      MID CAP   AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
       GROWTH   Portfolio: seeks long-term capital           Asset
                growth. The Portfolio pursues its       Management, L.P.
                investment objective, by investing
                primarily in equity securities
                selected for their growth potential,
                and normally invests at least 80% of
                the value of its assets in medium
                capitalization companies. For
                purposes of the Portfolio,
                medium-sized companies are those
                whose market capitalizations
                (measured at the time of investment)
                fall within the range of companies in
                the Russell Mid Cap Growth Index. The
                Sub-advisor seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
      --------------------------------------------------------------------
       FIXED    AST High Yield Portfolio: seeks a      Pacific Investment
       INCOME   high level of current income and may       Management
                also consider the potential for           Company LLC
                capital appreciation. The Portfolio         (PIMCO)
                invests, under normal circumstances,
                at least 80% of its net assets plus
                any borrowings for investment
                purposes (measured at time of
                purchase) in high yield, fixed-income
                securities that, at the time of
                purchase, are non-investment grade
                securities. Such securities are
                commonly referred to as "junk bonds".
      --------------------------------------------------------------------
       INTER-   AST JPMorgan International Equity         J.P. Morgan
      NATIONAL  Portfolio: seeks long-term capital         Investment
       EQUITY   growth by investing in a diversified    Management Inc.
                portfolio of international equity
                securities. The Portfolio seeks to
                meet its objective by investing,
                under normal market conditions, at
                least 80% of its assets in a
                diversified portfolio of equity
                securities of companies located or
                operating in developed non-U.S.
                countries and emerging markets of the
                world. The equity securities will
                ordinarily be traded on a recognized
                foreign securities exchange or traded
                in a foreign over-the-counter market
                in the country where the issuer is
                principally based, but may also be
                traded in other countries including
                the United States.
      --------------------------------------------------------------------
       LARGE    AST Large-Cap Value Portfolio: seeks      Dreman Value
        CAP     current income and long-term growth     Management LLC,
       VALUE    of income, as well as capital             Hotchkis and
                appreciation. The Portfolio invests,     Wiley Capital
                under normal circumstances, at least    Management LLC;
                80% of its net assets in common           J.P. Morgan
                stocks of large cap U.S. companies.        Investment
                The Portfolio focuses on common         Management, Inc.
                stocks that have a high cash dividend
                or payout yield relative to the
                market or that possess relative value
                within sectors.
      --------------------------------------------------------------------
       FIXED    AST Lord Abbett Bond-Debenture           Lord, Abbett &
       INCOME   Portfolio: seeks high current income        Co. LLC
                and the opportunity for capital
                appreciation to produce a high total
                return. To pursue its objective, the
                Portfolio will invest, under normal
                circumstances, at least 80% of the
                value of its assets in fixed income
                securities and normally invests
                primarily in high yield and
                investment grade debt securities,
                securities convertible into common
                stock and preferred stocks. The
                Portfolio may find good value in high
                yield securities, sometimes called
                "lower-rated bonds" or "junk bonds,"
                and frequently may have more than
                half of its assets invested in those
                securities. At least 20% of the
                Portfolio's assets must be invested
                in any combination of investment
                grade debt securities, U.S.
                Government securities and cash
                equivalents. The Portfolio may also
                make significant investments in
                mortgage-backed securities. Although
                the Portfolio expects to maintain a
                weighted average maturity in the
                range of five to twelve years, there
                are no restrictions on the overall
                Portfolio or on individual
                securities. The Portfolio may invest
                up to 20% of its net assets in equity
                securities.
      --------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/      INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                          SUB-ADVISOR
      --------------------------------------------------------------------
       LARGE    AST Marsico Capital Growth Portfolio:   Marsico Capital
        CAP     seeks capital growth. Income            Management, LLC
       GROWTH   realization is not an investment
                objective and any income realized on
                the Portfolio's investments,
                therefore, will be incidental to the
                Portfolio's objective. The Portfolio
                will pursue its objective by
                investing primarily in common stocks
                of larger, more established
                companies. In selecting investments
                for the Portfolio, the Sub-advisor
                uses an approach that combines "top
                down" economic analysis with "bottom
                up" stock selection. The "top down"
                approach identifies sectors,
                industries and companies that may
                benefit from the trends the
                Sub-advisor has observed. The
                Sub-advisor then looks for individual
                companies with earnings growth
                potential that may not be recognized
                by the market at large, utilizing a
                "bottom up" stock selection process.
                The Portfolio will normally hold a
                core position of between 35 and 50
                common stocks. The Portfolio may hold
                a limited number of additional common
                stocks at times when the Portfolio
                manager is accumulating new
                positions, phasing out existing or
                responding to exceptional market
                conditions.
      --------------------------------------------------------------------
       INTER-   AST MFS Global Equity Portfolio:         Massachusetts
      NATIONAL  seeks capital growth. Under normal     Financial Services
       EQUITY   circumstances the Portfolio invests         Company
                at least 80% of its assets in equity
                securities of U.S. and foreign
                issuers (including issuers in
                developing countries). While the
                portfolio may invest its assets in
                companies of any size, the Portfolio
                generally focuses on companies with
                large capitalizations.
      --------------------------------------------------------------------
       LARGE    AST MFS Growth Portfolio: seeks          Massachusetts
        CAP     long-term capital growth and future    Financial Services
       GROWTH   income. Under normal market                 Company
                conditions, the Portfolio invests at
                least 80% of its total assets in
                common stocks and related securities,
                such as preferred stocks, convertible
                securities and depositary receipts,
                of companies. The Sub-advisor focuses
                on investing the Portfolio's assets
                in the stock of companies it believes
                to have above average earnings growth
                potential compared to other companies
                (growth companies). The Portfolio may
                invest up to 35% of its net assets in
                foreign securities.
      --------------------------------------------------------------------
      MID CAP   AST Mid Cap Value Portfolio: seeks to       EARNEST
       VALUE    provide capital growth by investing       Partners LLC/
                primarily in mid-capitalization          WEDGE Capital
                stocks that appear to be undervalued.   Management, LLP
                The Portfolio has a non-fundamental
                policy to invest, under normal
                circumstances, at least 80% of the
                value of its net assets in
                mid-capitalization companies.
      --------------------------------------------------------------------
      MID CAP   AST Neuberger Berman Mid-Cap Growth     Neuberger Berman
       GROWTH   Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. The
                Sub-adviser looks for fast-growing
                companies that are in new or rapidly
                evolving industries.
      --------------------------------------------------------------------
      MID CAP   AST Neuberger Berman Mid-Cap Value      Neuberger Berman
       VALUE    Portfolio: seeks capital growth.        Management Inc.
                Under normal market conditions, the
                Portfolio primarily invests at least
                80% of its net assets in the common
                stocks of mid-cap companies. For
                purposes of the Portfolio, companies
                with equity market capitalizations
                that fall within the range of the
                Russell Midcap(R) Index at the time
                of investment are considered mid-cap
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies. Under
                the Portfolio's value-oriented
                investment approach, the Sub-advisor
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
      --------------------------------------------------------------------
       FIXED    AST PIMCO Limited Maturity Bond        Pacific Investment
       INCOME   Portfolio: seeks to maximize total         Management
                return consistent with preservation       Company LLC
                of capital and prudent investment           (PIMCO)
                management. The Portfolio will invest
                in a diversified portfolio of
                fixed-income investment instruments
                of varying maturities. The average
                portfolio duration of the Portfolio
                generally will vary within a one- to
                three-year time frame based on the
                Sub-advisor's forecast for interest
                rates.
      --------------------------------------------------------------------
       ASSET    AST Preservation Asset Allocation        AST Investment
       ALLOCA-  Portfolio: seeks the highest            Services, Inc./
       TION/    potential total return consistent          Prudential
      BALANCED  with its specified level of risk        Investments LLC
                tolerance. The Portfolio will invest
                its assets in several other Advanced
                Series Trust Portfolios. Under normal
                market conditions, the Portfolio will
                devote between 27.5% to 42.5% of its
                net assets to underlying portfolios
                investing primarily in equity
                securities, and 57.5% to 72.5% of its
                net assets to underlying portfolios
                investing primarily in debt
                securities and money market
                instruments.
      --------------------------------------------------------------------

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued

     ----------------------------------------------------------------------
      STYLE/       INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                           SUB-ADVISOR
     ----------------------------------------------------------------------
       SMALL    AST Small-Cap Value Portfolio: seeks       ClearBridge
        CAP     to provide long-term capital growth      Advisors, LLC;
       VALUE    by investing primarily in                 Dreman Value
                small-capitalization stocks that         Management LLC;
                appear to be undervalued. The              J.P. Morgan
                Portfolio will have a non-fundamental      Investment
                policy to invest, under normal          Management, Inc.;
                circumstances, at least 80% of the         Lee Munder
                value of its net assets in small        Investments, Ltd
                capitalization stocks. The Portfolio
                will focus on common stocks that
                appear to be undervalued.
     ----------------------------------------------------------------------
       ASSET    AST T. Rowe Price Asset Allocation        T. Rowe Price
      ALLOCA-   Portfolio: seeks a high level of        Associates, Inc.
       TION/    total return by investing primarily
     BALANCED   in a diversified portfolio of fixed
                income and equity securities. The
                Portfolio normally invests
                approximately 60% of its total assets
                in equity securities and 40% in fixed
                income securities. This mix may vary
                depending on the sub-advisor's
                outlook for the markets. The
                Sub-advisor concentrates common stock
                investments in larger, more
                established companies, but the
                Portfolio may include small and
                medium-sized companies with good
                growth prospects. The fixed income
                portion of the Portfolio will be
                allocated among investment grade
                securities, high yield or "junk"
                bonds, emerging market securities,
                foreign high quality debt securities
                and cash reserves.
     ----------------------------------------------------------------------
       FIXED    AST T. Rowe Price Global Bond             T. Rowe Price
      INCOME    Portfolio: seeks to provide high       International, Inc.
                current income and capital growth by
                investing in high-quality foreign and
                U.S. dollar-denominated bonds. The
                Portfolio will invest at least 80% of
                its total assets in fixed income
                securities, including high quality
                bonds issued or guaranteed by U.S. or
                foreign governments or their agencies
                and by foreign authorities, provinces
                and municipalities as well as
                investment grade corporate bonds and
                mortgage and asset-backed securities
                of U.S. and foreign issuers. The
                Portfolio generally invests in
                countries where the combination of
                fixed-income returns and currency
                exchange rates appears attractive,
                or, if the currency trend is
                unfavorable, where the Sub-advisor
                believes that the currency risk can
                be minimized through hedging. The
                Portfolio may also invest up to 20%
                of its assets in the aggregate in
                below investment-grade, high-risk
                bonds ("junk bonds"). In addition,
                the Portfolio may invest up to 30% of
                its assets in mortgage-related
                (including derivatives, such as
                collateralized mortgage obligations
                and stripped mortgage securities) and
                asset-backed securities.
     ----------------------------------------------------------------------
     SPECIALTY  AST T. Rowe Price Natural Resources       T. Rowe Price
                Portfolio: seeks long-term capital      Associates, Inc.
                growth primarily through the common
                stocks of companies that own or
                develop natural resources (such as
                energy products, precious metals and
                forest products) and other basic
                commodities. The Portfolio normally
                invests primarily (at least 80% of
                its total assets) in the common
                stocks of natural resource companies.
                The Portfolio looks for companies
                that have the ability to expand
                production, to maintain superior
                exploration programs and production
                facilities, and the potential to
                accumulate new resources. At least
                50% of Portfolio assets will be
                invested in U.S. securities, up to
                50% of total assets also may be
                invested in foreign securities.
     ----------------------------------------------------------------------
                  GARTMORE VARIABLE INSURANCE TRUST
     ----------------------------------------------------------------------
       INTER-   GVIT Developing Markets: seeks           NWD Management
     NATIONAL   long-term capital appreciation, under   & Research Trust/
      EQUITY    normal conditions by investing at        Gartmore Global
                least 80% of its total assets in            Partners
                stocks of companies of any size based
                in the world's developing economies.
                Under normal market conditions,
                investments are maintained in at
                least six countries at all times and
                no more than 35% of total assets in
                any single one of them.
     ----------------------------------------------------------------------

         --------------------------------------------------------------
         STYLE/     INVESTMENT OBJECTIVES/POLICIES        PORTFOLIO
         TYPE                                              ADVISOR/
                                                         SUB-ADVISOR
         --------------------------------------------------------------
                          JANUS ASPEN SERIES
         --------------------------------------------------------------
         LARGE   Janus Aspen Series: Large Cap Growth   Janus Capital
          CAP    Portfolio - Service Shares: seeks      Management LLC
         GROWTH  long-term growth of capital in a
                 manner consistent with the
                 preservation of capital. The
                 Portfolio invests at least 80% of its
                 net assets plus the amount of any
                 borrowings for investment purposes in
                 common stocks of large-sized
                 companies. Large-sized companies are
                 those whose market capitalizations
                 fall within the range of companies in
                 the Russell 1000 Index at the time of
                 purchase.
         --------------------------------------------------------------

 INTEREST-RATE OPTIONS
 We offer two interest-rate options: a one-year fixed-rate option, and a market value adjustment option (not available in Maryland, Oregon or Washington). We set a one year guaranteed annual interest rate for the one-year fixed-rate option. For the market value adjustment option, we set a seven-year guaranteed interest rate. The market value adjustment option is registered separately from the variable investment options, and the amount of market value adjustment option securities registered is stated in that registration statement.

 When you select one of these options, your payment will earn interest at the established rate for the applicable interest rate period. An interest cell with a new interest rate period is established every time you allocate or transfer money into a interest-rate option. You may have money allocated in more than one interest rate period at the same time. This could result in your money earning interest at different rates and each interest rate period maturing at a different time. While these interest rates may change from time to time, they will not be less than the minimum interest rate dictated by applicable state law. The interest rates we pay on the fixed interest rate options may be influenced by the asset-based charges assessed against the Separate Account.

 At the maturity of an interest cell for a fixed-rate or market value adjustment option, you may elect to transfer the amount in the cell to any other option available on that date. If you do not make a transfer election during the 30-day period following the interest cell's maturity date, then we will transfer the amount in the cell to a new interest cell with the same time to maturity as the old cell. However, if at that time we do not offer a guarantee period of the same duration as that which matured, you will then receive the current interest rate applicable to the shortest guarantee period then offered.

 Payments that you apply to the interest-rate option become part of Pruco Life's general assets. Payments that you apply to the market value adjustment option are held as a separate pool of assets, but the income, gains or losses resulting from these assets are not credited or charged against the contracts. As a result, the strength of the interest-rate option guarantees is based on the overall financial strength of Pruco Life. If Pruco Life suffered a material financial set back, the ability of Pruco Life to meet its financial obligations could be affected.

 Market Value Adjustment
 If you transfer or withdraw assets or annuitize from the market value adjustment option before an interest rate period is over, the assets will be subject to a market value adjustment. The market value adjustment may increase or decrease the amount being withdrawn or transferred and may be substantial. The adjustment, whether up or down will never be greater than 40%. The amount of the market value adjustment is based on the difference between the:

 1) Guaranteed interest rate for the amount you are withdrawing or transferring; and

 2) Current interest rate that is in effect on the date of the withdrawal or transfer.

 The amount of time left in the interest rate period is also a factor. You will find a detailed description of how the market value adjustment is calculated in Section 9, under "Market Value Adjustment Formula." (For contracts issued in Pennsylvania, the description is also in Section 9, under "Market Value Adjustment Formula.")

 Other things you should know about the market value adjustment include the following:
..   We determine the market value adjustment according to a mathematical formula, which is set forth at the end of this prospectus under the heading "Market-Value Adjustment Formula." In that section of the prospectus, we also provide hypothetical examples of how the formula works.
..   A negative market value adjustment could cause you to lose not only the interest you have earned but also a portion of your principal.
..   In addition to imposing a market value adjustment on withdrawals, we also will impose a market value adjustment on the Contract Value you apply to an annuity or settlement option, unless you annuitize within the 30-day period discussed above. The laws of certain states may prohibit us from imposing a market value adjustment on the annuity date.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 TRANSFERS AMONG OPTIONS
 Subject to certain restrictions, you can transfer money among the variable investment options and the interest-rate options. In general, your transfer request may be made by telephone, electronically, or otherwise in paper form to the Prudential Annuity Service Center. We have procedures in place to confirm that instructions received by telephone or electronically are genuine. We will not be liable for following telephone or electronic instructions that we reasonably believe to be genuine. Your transfer request will take effect at the end of the business day on which it was received in good order by us, or by certain entities that we have specifically designated. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Transfer requests received after the close of the business day will take effect at the end of the next business day.

 You generally can make transfers out of the one-year fixed-rate option only during the 30-day period following the end of an interest rate period. Any amount transferred from a market value adjustment option is subject to a market value adjustment, unless the transfer is made during the 30-day period following the maturity of the interest cell.

 During the contract accumulation phase, you can make up to 12 transfers each contract year, among the investment options, without charge. If you make more than 12 transfers in one contract year, you will be charged $25 for each additional transfer. Dollar Cost Averaging and Auto-Rebalancing transfers do not count toward the 12 free transfers per year. Nor do transfers made during the 30-day period immediately following the end of an interest cell count against the 12 free transfers. (As noted in the fee table, we have different transfer rules under the beneficiary continuation option).

 For purposes of the 12 free transfers per year that we allow, we will treat multiple transfers that are submitted on the same business day as a single transfer.

 ADDITIONAL TRANSFER RESTRICTIONS
 We limit your ability to transfer among your contract's variable investment options as permitted by applicable law. We impose a yearly restriction on transfers. Specifically, once you have made 20 transfers among the subaccounts during a contract year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this transfer restriction, we (i) do not view a facsimile transmission as a "writing,"
 (ii) will treat multiple transfer requests submitted on the same business day as a single transfer, and (iii) do not count any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among variable investment options in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a portfolio manager to manage an underlying mutual fund's investments. Frequent transfers may cause the fund to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. For those reasons, the contract was not designed for persons who make programmed, large, or frequent transfers.

 In light of the risks posed to contract owners and other fund investors by frequent transfers, we reserve the right to limit the number of transfers in any contract year for all existing or new contract owners, and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any contract year or to refuse any transfer request for an owner or certain owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on accumulation unit values or the share prices of the underlying mutual funds; or (b) we are informed by a fund (e.g., by the fund's portfolio manager) that the purchase or redemption of fund shares must be restricted because the fund believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected fund. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular underlying mutual fund. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each variable investment option (other than the Prudential
    Money Market Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the option. If you transfer such amount into a particular variable investment option, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another variable investment option, then upon the Transfer Out, the former variable investment option becomes restricted (the "Restricted Option"). Specifically, we will not permit subsequent transfers into the Restricted Option for 90 calendar days after the Transfer Out if the Restricted Option invests in a non-international fund, or 180 calendar days after the Transfer Out if the Restricted Option invests in an international fund. For purposes of this rule, we do not (i) count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals and (ii) categorize as a transfer the first transfer that you make after the contract date, if you make that transfer within 30 calendar days after the contract date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your contract at any time.

..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving a variable investment option on the business day subsequent to the business day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to contract owners that explains the practice in detail. In addition, if we do implement a delayed exchange policy, we will apply the policy on a uniform basis to all contracts in the relevant class.
..   The portfolios may have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce these policies and procedures. The prospectuses for the portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under
    SEC rules, we are required to: (1) enter into a written agreement with each portfolio or its principal underwriter that obligates us to provide to the portfolio promptly upon request certain information about the trading activity of individual contract owners, and (2) execute instructions from the portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the portfolio. In addition, you should be aware that some portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the portfolios.
..   A portfolio also may assess a short term trading fee in connection with a transfer out of the variable investment option investing in that portfolio that occurs within a certain number of days following the date of allocation to the variable investment option. Each portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the portfolio and is not retained by us. The fee will be deducted from your Contract Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.
..   If we deny one or more transfer requests under the foregoing rules, we will inform you promptly of the circumstances concerning the denial.
..   We will not implement these rules in jurisdictions that have not approved contract language authorizing us to do so, or may implement different rules in certain jurisdictions if required by such jurisdictions. Contract owners in jurisdictions with such limited transfer restrictions, and contract owners who own variable life insurance or variable annuity contracts (regardless of jurisdiction) that do not impose the above-referenced transfer restrictions, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Because contract owners who are not subject to the same transfer restrictions may have the same underlying mutual fund portfolios available to them, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly, and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.

 DOLLAR COST AVERAGING
 The dollar cost averaging (DCA) feature allows you to systematically transfer either a fixed dollar amount or a percentage out of any variable investment option or the one-year fixed-rate option and into any other variable investment option(s). You can transfer money to more than one variable investment option. The investment option used for the transfers is designated as the DCA account. You can have these automatic transfers made from the DCA account monthly, quarterly, semiannually or annually. By investing amounts on a regular basis, instead of investing the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. Of course, there is no guarantee that dollar cost averaging will ensure a profit or protect against a loss in declining markets.

 Transfers will be made automatically on the schedule you choose until the entire amount you chose to have transferred has been transferred or until you tell us to discontinue the transfers. You can allocate subsequent purchase payments to be transferred at any time.

 Your transfers will occur on the last calendar day of each transfer period you have selected, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on a particular transfer date, the transfer will take effect on the next business day.

 Any dollar cost averaging transfers you make do not count toward the 12 free transfers you are allowed each contract year. This dollar cost averaging feature is available only during the contract accumulation phase, and is offered without charge.

 2: WHAT INVESTMENT OPTIONS CAN I CHOOSE? continued


 ASSET ALLOCATION PROGRAM
 We recognize the value of having asset allocation models when deciding how to allocate your purchase payments among the investment options. If you choose to participate in the Asset Allocation Program, your representative will give you a questionnaire to complete that will help determine a program that is appropriate for you. Your asset allocation will be prepared based on your answers to the questionnaire. You will not be charged for this service, and you are not obligated to participate or to invest according to program recommendations.

 Asset allocation is a sophisticated method of diversification which allocates assets among classes in order to manage investment risk and enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss. You are not obligated to participate or to invest according to the program recommendations. We do not intend to provide any personalized investment advice in connection with these programs and you should not rely on these programs as providing individualized investment recommendations to you. The asset allocation programs do not guarantee better investment results. We reserve the right to terminate or change the asset allocation programs at any time. You should consult your representative before electing any asset allocation program.

 AUTO-REBALANCING
 Once your money has been allocated among the variable investment options, the actual performance of the investment options may cause your allocation to shift. For example, an investment option that initially holds only a small percentage of your assets could perform much better than another investment option. Over time, this option could increase to a larger percentage of your assets than you desire. You can direct us to automatically rebalance your assets to return to your original allocation percentages or to subsequent allocation percentages you select. We will rebalance only the variable investment options that you have designated. The interest-rate options and the DCA account cannot participate in this feature.

 You may choose to have your rebalancing occur monthly, quarterly, semiannually or annually. The rebalancing will occur on the last calendar day of the period you have chosen, provided that the New York Stock Exchange is open on that date. If the New York Stock Exchange is not open on that date, the rebalancing will take effect on the next business day.

 Any transfers you make because of Auto-Rebalancing are not counted toward the 12 free transfers you are allowed per year. This feature is available only during the contract accumulation phase, and is offered without charge. If you choose auto-rebalancing and dollar cost averaging, auto-rebalancing will take place after the transfers from your DCA account.

 SCHEDULED TRANSACTIONS
 Scheduled transactions include transfers under dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under Section 72(t) and 72(q) of the Internal Revenue Code of 1986, as amended (Code), and annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a business day. In that case, the transaction will be processed and valued on the next business day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) and 72(q) of the Code, and annuity payments only), the next business day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior business day.

 VOTING RIGHTS
 We are the legal owner of the shares of the underlying mutual funds used by the variable investment options. However, we vote the shares of the mutual funds according to voting instructions we receive from contract owners. When a vote is required, we will mail you a proxy which is a form you need to complete and return to us to tell us how you wish us to vote. When we receive those instructions, we will vote all of the shares we own on your behalf in accordance with those instructions. We will vote fund shares for which we do not receive instructions, and any other shares that we own in our own right, in the same proportion as shares for which we receive instructions from contract owners. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting," it is possible that the votes of a small percentage of contract owners who actually vote will determine the ultimate outcome. We may change the way your voting instructions are calculated if it is required or permitted by federal or state regulation.

 SUBSTITUTION
 We may substitute one or more of the underlying mutual funds used by the variable investment options. We may also cease to allow investments in existing funds. We would not do this without the approval of the Securities and Exchange Commission (SEC) and any necessary state insurance departments. You will be given specific notice in advance of any substitution we intend to make.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION)

 PAYMENT PROVISIONS
 We can begin making annuity payments any time after the first contract anniversary. (Maryland residents must wait until after the seventh anniversary.) Annuity payments must begin no later than the annuitant's 90/th/ birthday. Upon annuitization, any value in an interest cell of the market value adjustment option may be subject to a market value adjustment.

 We make the income plans described below available at any time before the annuity date. These plans are called annuity options. During the income phase, all of the "annuity options" under this contract are fixed annuity options. This means that your participation in the variable investment options ends on the annuity date. If an annuity option is not selected by the annuity date, the Interest Payment Option (Option 3, described below) will automatically be selected. However, if your contract is held as an IRA and an annuity option is not selected by the annuity date or prior to the annuitant's 90/th/ birthday, a lump sum payment of the Contract Value will be made to you on the annuitant's 90/th/ birthday. GENERALLY, ONCE THE ANNUITY PAYMENTS BEGIN, THE ANNUITY OPTION CANNOT BE CHANGED AND YOU CANNOT MAKE WITHDRAWALS.

 Depending upon the annuity option you choose, you may incur a withdrawal charge when the income phase begins. Currently, if permitted by state law, we deduct any applicable withdrawal charge if you choose Option 1, Option 3, or certain other annuity options that we may make available. We do not deduct a withdrawal charge if you choose Option 2. For information about Withdrawal Charges, see Section 6, "What Are The Expenses Associated With Strategic Partners Select Contract?"

 Please note that annuitization essentially involves converting your Contract Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option.

 Option 1
 Annuity Payments For A Fixed Period: Under this option, we will make equal payments for the period chosen, up to 25 years (but not to exceed life expectancy). The annuity payments may be made monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the annuitant dies during the income phase, payments will continue to the beneficiary for the remainder of the fixed period or, if the beneficiary so chooses, we will make a single lump sum payment. The amount of the lump sum payment is determined by calculating the present value of the unpaid future payments. This is done by using the interest rate used to compute the actual payments. The interest rate will be at least 3% a year.

 Option 2
 Life Income Annuity Option: Under this option, we will make annuity payments monthly, quarterly, semiannually, or annually as long as the annuitant is alive. If the annuitant dies before we have made 10 years worth of payments, we will pay the beneficiary in one lump sum the present value of the annuity payments scheduled to have been made over the remaining portion of that 10 year period, unless we were specifically instructed that such remaining annuity payments continue to be paid to the beneficiary. The present value of the remaining annuity payments is calculated by using the interest rate used to compute the amount of the original 120 payments. The interest rate will be at least 3% a year.

 If an annuity option is not selected by the annuity date, this is the option we will automatically select for you, unless prohibited by applicable law. If the life income annuity option is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.

 Option 3
 Interest Payment Option: Under this option, we will credit interest on the adjusted Contract Value until you request payment of all or part of the adjusted Contract Value. We can make interest payments on a monthly, quarterly, semiannual, or annual basis or allow the interest to accrue on your contract assets. Under this option, we will pay you interest at an effective rate of at least 3% a year. This option is not available if your contract is held in an IRA.

 Under this option, all gain in the annuity will be taxable as of the annuity date, however, you can withdraw part or all of the Contract Value that we are holding at any time.

 OTHER ANNUITY OPTIONS
 We currently offer a variety of other annuity options not described above. At the time annuity payments are chosen, we may make available to you any of the fixed annuity options that are offered at your annuity date.

 TAX CONSIDERATIONS
 If your contract is held under a tax-favored plan, you should consider the required minimum distribution rules under the tax law when selecting your annuity option.

 3: WHAT KIND OF PAYMENTS WILL I RECEIVE DURING THE INCOME PHASE?
 (ANNUITIZATION) continued


 HOW WE DETERMINE ANNUITY PAYMENTS
 Generally speaking, the annuity phase of the contract involves our distributing to you in increments the value that you have accumulated. We make these incremental payments either over a specified time period (e.g., 15 years) (fixed period annuities) or for the duration of the life of the annuitant (and possibly co-annuitant) (life annuities). There are certain assumptions that are common to both fixed period annuities and life annuities. In each type of annuity, we assume that the value you apply at the outset toward your annuity payments earns interest throughout the payout period. The guaranteed minimum rate is 3%. If our current annuity purchase rates on the annuity date are more favorable to you than the guaranteed rates, we will make payments based on those more favorable rates.

 Other assumptions that we use for life annuities and fixed period annuities differ, as detailed in the following overview:

 Fixed Period Annuities
 Generally speaking, in determining the amount of each annuity payment under a fixed period annuity, we start with the adjusted Contract Value, add interest assumed to be earned over the fixed period, and divide the sum by the number of payments you have requested. The life expectancy of the annuitant and co-annuitant are relevant to this calculation only in that we will not allow you to select a fixed period that exceeds life expectancy.

 Life Annuities
 There are more variables that affect our calculation of life annuity payments. Most importantly, we make several assumptions about the annuitant's or co-annuitant's life expectancy, including the following:
..   The Annuity 2000 Mortality Table is the starting point for our life expectancy assumptions. This table anticipates longevity of an insured population based on historical experience and reflecting anticipated experience for the year 2000.

 4: WHAT IS THE DEATH BENEFIT?

 THE DEATH BENEFIT FEATURE PROTECTS THE CONTRACT VALUE FOR THE BENEFICIARY. PLEASE NOTE, THAT NO DEATH BENEFIT IS PAYABLE UPON THE DEATH OF THE OWNER OR JOINT OWNER. A DEATH BENEFIT IS ONLY PAYABLE UPON THE DEATH OF THE ANNUITANT OR CO-ANNUITANT (AS APPLICABLE).

 BENEFICIARY
 The beneficiary is the person(s) or entity you name to receive any death benefit upon the death of the annuitant or co-annuitant. The beneficiary is named at the time the contract is issued, unless you change it at a later date. Unless an irrevocable beneficiary has been named, you can change the beneficiary at any time before the annuitant or last surviving annuitant dies. For entity-owned contracts, we pay a death benefit upon the death of the annuitant.

 CALCULATION OF THE DEATH BENEFIT
 If the annuitant (or the last surviving annuitant, if there are co-annuitants) dies during the accumulation phase, we will, upon receiving appropriate proof of death and any other needed documentation in good order ("due proof of death"), pay a death benefit to the beneficiary designated by the contract owner. We require due proof of death to be submitted promptly.

 If the annuitant (older co-annuitant) is under age 80 on the contract date and prior to his or her 80/th/ birthday, the annuitant (last surviving annuitant) dies, the beneficiary will receive the greater of the following (as of the time we receive due proof of death):
..   Current Contract Value (as of the time we receive appropriate proof of death). We impose no negative market value adjustment on Contract Value held within the market value adjustment option when a death benefit is paid.
..   Guaranteed Minimum Death Benefit - The Guaranteed Minimum Death Benefit
    (GMDB) is the greater of:

    1) The step-up value which equals the highest value of the contract on any contract anniversary date - that is, on each contract anniversary, the new step-up value becomes the higher of the previous step-up value and the current contract value. Between anniversary dates, the step-up value is only increased by additional invested purchase payments and reduced proportionally by withdrawals; or

    2) The "roll-up value" which is the total of all invested purchase payments compounded daily at an effective annual rate of 5%, subject to a cap of 200% of all invested purchase payments. Both the roll-up and the cap are reduced proportionally by withdrawals.

 On or after the annuitant's (or older co-annuitant's) 80/th/ birthday, if the annuitant (or last surviving annuitant) dies, the beneficiary will receive the greater of: 1) the current contract value as of the date that due proof of death is received, and 2) the Guaranteed Minimum Death Benefit as of age 80, increased by additional invested purchase payments, and reduced proportionally by withdrawals. For this purpose, an annuitant is deemed to reach age 80 on the contract anniversary on or following the annuitant's actual 80/th/ birthday.

 If the annuitant (or older co-annuitant) is age 80 or older on the contract date, upon the annuitant's (last surviving annuitant's) death, the beneficiary will receive as of the date that due proof of death is received, the greater of: 1) current contract value as of the date that due proof of death is received; and 2) the total invested purchase payments reduced proportionally by withdrawals.

 Here is an example of a proportional reduction:

 The current contract value is $100,000 and step-up value is $80,000. The owner makes a withdrawal that reduces the contract value by 50% (including the effect of any withdrawal charges). The new step-up value is $40,000, or 50% of what it was before the withdrawal.

 This death benefit is payable only in the event of the death of the sole or last surviving annuitant and will not be paid upon the death of an owner who is not the annuitant.

 Certain terms of this death benefit are limited in Oregon.

 DEATH OF OWNER OR JOINT OWNER
 If the owner and the annuitant are not the same person and the owner dies during the accumulation phase, the subsequent owner generally receives the cash value subject to tax requirements concerning distributions.

 If the contract has an owner and joint owner who are spouses at the time of the owner's or joint owner's death during the accumulation phase, the contract will continue and the surviving spouse will become the sole owner of the contract, entitled to any rights and privileges granted by us under the contract. However, the surviving spouse may, within 60 days of providing due proof of death take the cash value under one of the payout options listed below. Continuance of the contract also is available if the contract is held by a custodial account established to hold retirement assets for the benefit of the natural person annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto), and the custodian of the account has elected to continue the contract and designate the surviving spouse as annuitant. Continuing the contract in that scenario will result in the contract no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the contract by the custodial account. Spousal continuance also may be available where the contract is owned by certain other types of entity-owners. Please consult your tax or legal adviser.

 If the contract has an owner and joint owner who are not spouses at the time of the owner's or joint owner's death during the accumulation phase, the surviving owner will be required to take the cash value under one of the payout options listed below.

 Payout Options The beneficiary may, within 60 days of providing proof of death, choose to take the death benefit under one of several death benefit payout options listed below.

 With respect to a death benefit paid before March 19, 2007, the death benefit payout options were:

 Choice 1. Lump sum payment of the death benefit. If the beneficiary does not choose a payout option within sixty days, the beneficiary will receive this payout option.

 Choice 2. The payment of the entire death benefit within a period of 5 years from the date of death of the first-to-die of the owner or joint owner.

 The entire death benefit will include any increases or losses resulting from the performance of the variable or fixed interest rate options during this period. During this period the beneficiary may: reallocate the Contract Value among the variable, fixed interest rate, or the market value adjustment options; name a beneficiary to receive any remaining death benefit in the event of the beneficiary's death; and make withdrawals from the Contract Value, in which case, any such withdrawals will not be subject to any withdrawal charges. However, the beneficiary may not make any purchase payments to the contract.

 During this 5 year period, we will continue to deduct from the death benefit proceeds the charges and costs that were associated with the features and benefits of the contract. Some of these features and benefits may not be available to the beneficiary.

 4: WHAT IS THE DEATH BENEFIT? continued


 Choice 3. Payment of the death benefit under an annuity or annuity settlement option over the lifetime of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary with distribution beginning within one year of the date of death of the owner.

 If the owner and joint owner are spouses, any portion of the death benefit not applied under Choice 3 within one year of the date of death of the first to die must be distributed within five years of that date of death.

 The tax consequences to the beneficiary vary among the three death benefit payout options. See Section 8, "What Are The Tax Considerations Associated With The Strategic Partners Select Contract?"

 With respect to a death benefit paid on or after March 19, 2007, unless the surviving spouse opts to continue the contract (or spousal continuance is required under the terms of your contract), a beneficiary may, within 60 days of providing proof of death, take the death benefit as follows:

 Alternative Death Benefit Payment Options - Contracts owned by Individuals (not associated with Tax-Favored Plans)

 Except in the case of spousal continuance as described above, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity date, the death benefit must be distributed:
..   within five (5) years of the date of death; or
..   as a series of annuity payments not extending beyond the life expectancy of the beneficiary or over the life of the beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to death benefit proceeds becoming due, a beneficiary can elect to receive the death benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," or as a series of fixed annuity payments. See the section entitled "What Kind of Payments Will I Receive During the Income Phase?"

 Alternative Death Benefit Payment Options - Contracts Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when a contract is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive Required Minimum Distributions under the contract, instead of receiving the death benefit in a single payment. The available payment options will depend on whether the you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the beneficiary is your surviving spouse.

..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.
..   If you die before a designated beneficiary is named and after the date
    Required Minimum Distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect.
    For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 BENEFICIARY CONTINUATION OPTION
 Instead of receiving the death benefit in a single payment, or under an annuity option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above. This "Beneficiary Continuation Option" is described below and is available for an IRA, Roth IRA, SEP IRA, 403(b), or a non-qualified contract.

 Under the Beneficiary Continuation Option:
..   The Owner's contract will be continued in the Owner's name, for the benefit of the beneficiary.
..   The beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. The charge is 1.00% per year.
..   The beneficiary will incur an annual maintenance fee equal to the lesser of
    $30 or 2% of contract value if the contract value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial contract value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if they had taken a lump sum distribution.
..   The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.
..   The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No fixed interest rate options will be offered.
..   No additional Purchase Payments can be applied to the contract.
..   The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
..   The beneficiary can request a withdrawal of all or a portion of the contract value at any time, unless the beneficiary is required to take pre-determined withdrawal amounts.
..   Withdrawals are not subject to a withdrawal charge.
..   Upon the death of the beneficiary, any remaining contract value will be paid in a lump sum to the person(s) named by the beneficiary, unless the beneficiary named a successor who may continue receiving payments.

 Currently only investment options corresponding to Portfolios of the Advanced Series Trust, and the Prudential Money Market Portfolio, are available under the Beneficiary Continuation Option.

 5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT?

 PURCHASE PAYMENTS
 The initial purchase payment is the amount of money you give us to purchase the contract. Unless we agree otherwise and subject to our rules, the minimum initial purchase payment is $10,000. You must get our prior approval for any initial and additional purchase payment of $1,000,000 or more, unless we are prohibited under applicable state law from insisting on such prior approval. With some restrictions, you can make additional purchase payments by means other than electronic fund transfer of no less than $500 at any time during the accumulation phase. However, we impose a minimum of $100 with respect to additional purchase payments made through electronic fund transfers.

 For qualified contracts, you may purchase the contract only if the annuitant is 69 or younger on the contract date (age 80 or younger if a minimum distribution option has been selected). For non-qualified contracts, you may purchase this contract only if the annuitant, or co-annuitant is 85 or younger on the contract date.

 ALLOCATION OF PURCHASE PAYMENTS
 When you purchase a contract, we will allocate your purchase payment among the variable or fixed interest rate options, or the market value adjustment option based on the percentages you choose. The percentage of your allocation to a particular investment option can range in whole percentages from 0% to 100%.

 5: HOW CAN I PURCHASE A STRATEGIC PARTNERS SELECT CONTRACT? continued


 When you make an additional purchase payment, it will be allocated in the same way as your most recent purchase payment, unless you tell us otherwise.

 You may change your allocation of future invested purchase payments at any time. Contact the Prudential Annuity Service Center for details.

 We generally will credit the initial purchase payment to your contract within two business days from the day on which we receive your payment in good order at the Prudential Annuity Service Center. If, however, your first payment is made without enough information for us to set up your contract, we may need to contact you to obtain the required information. If we are not able to obtain this information within five business days, we will within that five business day period either return your purchase payment or obtain your consent to continue holding it until we receive the necessary information. We will generally credit each subsequent purchase payment as of the business day we receive it in good order at the Prudential Annuity Service Center. Our business day generally closes at 4:00 p.m. Eastern time. Our business day may close earlier, for example if regular trading on the New York Stock Exchange closes early. Subsequent purchase payments received in good order after the close of the business day will be credited on the following business day.

 With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our Separate Account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

 At our discretion, we may give initial and subsequent purchase payments (as well as withdrawals and transfers) received in good order by certain broker/dealers prior to the close of a business day the same treatment as they would have received had they been received at the same time at the Prudential Annuity Service Center. For more detail, talk to your registered representative.

 Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept purchase payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your contract to government regulators.

 CALCULATING CONTRACT VALUE
 The value of the variable portion of your contract will go up or down depending on the investment performance of the variable investment options you choose. To determine the value of your contract allocated to the variable investment options, we use a unit of measure called an accumulation unit. A variable accumulation unit works like a share of a mutual fund.

 Every day we determine the value of an accumulation unit for each of the variable investment options. We do this by:

 1) Adding up the total amount of money allocated to a specific investment option;

 2) Subtracting from that amount insurance charges and any other applicable charges such as for taxes; and

 3) Dividing this amount by the number of outstanding accumulation units.

 When you make a purchase payment to a variable investment option, we credit your contract with accumulation units of the subaccount or subaccounts for the investment options you choose. The number of accumulation units credited to your contract is determined by dividing the amount of the purchase payment allocated to an investment option by the unit price of the accumulation unit for that investment option. We calculate the unit price for each investment option after the New York Stock Exchange closes each day and then credit your contract. The value of the accumulation units can increase, decrease, or remain the same from day to day.

 We cannot guarantee that your contract value will increase or that it will not fall below the amount of your total purchase payments. However, we do guarantee a minimum interest rate of 3% a year on that portion of the contract value allocated to the fixed-rate option and to the market value adjustment option if held for the full seven-year period.

 6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT
 CONTRACT?

 There are charges and other expenses associated with the contract that reduce the return on your investment. These charges and expenses are described below.

 The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss. The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the contract.

 INSURANCE AND ADMINISTRATIVE CHARGES
 Each day we make a deduction for insurance and administrative charges. The insurance charges have two parts:

 1) Mortality and expense risk charge

 2) Administrative expense charge

 1) MORTALITY AND EXPENSE RISK CHARGE
 The mortality risk charge is for assuming the risk that the annuitant(s) will live longer than expected based on our life expectancy tables. When this happens, we pay a greater number of annuity payments. We also incur the risk that the death benefit amount exceeds the contract value. The expense risk charge is for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract.

 The mortality and expense risk charge is equal, on an annual basis, to 1.37% of the daily value of the contract invested in the variable investment options. This charge is not assessed against amounts allocated to the interest-rate options.

 If the charges under the contract are not sufficient to cover our expenses, then we will bear the loss. We do, however, expect to profit from this charge. The mortality and expense risk charge cannot be increased. Any profits made from this charge may be used by us to pay for the costs of distributing the contracts.

 2) ADMINISTRATIVE EXPENSE CHARGE
 This charge is for the expenses associated with the administration of the contract. The administration of the contract includes preparing and issuing the contract, establishing and maintaining contract records, issuing confirmations and annual reports, personnel costs, legal and accounting fees, filing fees, and systems costs.

 This charge is equal, on an annual basis, to 0.15% of the daily value of the contract invested in the variable investment options. This charge is not assessed against amounts allocated to the interest-rate options.

 ANNUAL CONTRACT FEE
 During the accumulation phase, if your contract value is less than $50,000, we will deduct $30 per contract year (this fee may differ in certain states). This annual contract fee is used for administrative expenses and cannot be increased. The $30 charge will be deducted proportionately from each of the contract's investment options. This same charge will also be deducted when you surrender your contract if your contract value is less than $50,000.

 WITHDRAWAL CHARGE
 During the accumulation phase, you can make withdrawals from your contract. When you make a withdrawal, money will be taken first from your purchase payments for purposes of determining withdrawal charges. When your purchase payments have been used up, then we will take the money from your earnings.
 You will not have to pay any withdrawal charge when you withdraw your earnings.

 The withdrawal charge is for the payment of the expenses involved in selling and distributing the contracts, including sales commissions, printing of prospectuses, sales administration, preparation of sales literature and other promotional activities. If the contract is sold under circumstances that reduce the sales expenses, we may reduce or eliminate the withdrawal charge. For example, a large group of individuals purchasing contracts or an individual who already has a relationship with us may receive such a reduction. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

 You can withdraw up to 10% of your total purchase payments each contract year without paying a withdrawal charge. This amount is referred to as the "charge-free amount." If any of the charge-free amount is not used during a contract year, it will be carried over to the next contract year. During the first seven contract years, if your withdrawal of purchase payments is more than the charge-free amount, a withdrawal charge will be applied proportionately to all of the variable investment options as well as the interest-rate options. This charge is based on your contract date.

 6: WHAT ARE THE EXPENSES ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT? continued


 The withdrawal charge is the percentage, shown below, of the amount withdrawn.

 Percentage of Applicable Withdrawal Charges

                          During contract year 1  7%
                          ---------------------------
                          During contract year 2  6%
                          ---------------------------
                          During contract year 3  5%
                          ---------------------------
                          During contract year 4  4%
                          ---------------------------
                          During contract year 5  3%
                          ---------------------------
                          During contract year 6  2%
                          ---------------------------
                          During contract year 7  1%
                          ---------------------------
                                After that        0%
                          ---------------------------

 Note: There is no withdrawal charge on any withdrawals made under the Critical Care Access Option or on any amount used to provide income under the Life Annuity with 120 payments (10 years) certain option. There will be a reduction in the withdrawal charge for contracts issued to annuitants whose age is 84 and older.

 If a withdrawal is taken from a market value adjustment guarantee period prior to the expiration of the rate guarantee period, we will make a market value adjustment to the withdrawal amount. We will then apply a withdrawal charge to the adjusted amount.

 Withdrawal charges will never be greater than permitted by applicable law.

 WAIVER OF WITHDRAWAL CHARGE FOR CRITICAL CARE
 Except as restricted by applicable state law, we will waive all withdrawal charges upon receipt of proof that the sole or last surviving annuitant is terminally ill, or has been confined to an eligible nursing home or eligible hospital continuously for at least three months after the contract date. We will also waive the contract maintenance charge if you surrender your contract in accordance with the above noted conditions. This waiver is not available if the owner has assigned ownership of the contract to someone else.

 TAXES ATTRIBUTABLE TO PREMIUM
 There may be federal, state and local premium based taxes applicable to your purchase payment. We are responsible for the payment of these taxes and may make a deduction from the value of the contract to pay some or all of these taxes. It is our current practice not to deduct a charge for state premium taxes until annuity payments begin. In the states that impose a premium tax on us, the current rates range up to 3.5%. It is also our current practice not to deduct a charge for the federal tax associated with deferred acquisition costs paid by us that are based on premium received. However, we reserve the right to charge the contract owner in the future for any such tax associated with deferred acquisition costs and any federal, state or local income, excise, business or any other type of tax measured by the amount of premium received by us.

 TRANSFER FEE
 You can make 12 free transfers every contract year. We measure a contract year from the date we issue your contract (contract date). If you make more than 12 transfers in a contract year (excluding Dollar Cost Averaging and Auto-Rebalancing), we will deduct a transfer fee of $25 for each additional transfer. We will deduct the transfer fee pro-rata from the investment options from which the transfer is made. The transfer fee is deducted before the market value adjustment, if any, is calculated. There is a unique transfer fee under the Beneficiary Continuation Option.

 BENEFICIARY CONTINUATION OPTION CHARGES
 If your beneficiary takes the death benefit under a beneficiary continuation option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the variable investment options, and is equal to an annual charge of 1.00%. In addition, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Contract Value if the Contract Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request. Finally, transfers in excess of 20 per year will incur a $10 transfer fee.

 COMPANY TAXES
 We pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividend received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract. We reserve the right to change these tax practices.

 UNDERLYING MUTUAL FUND FEES
 When you allocate a purchase payment or a transfer to the variable investment options, we in turn invest in shares of a corresponding underlying mutual fund. Those funds charge fees that are in addition to the contract-related fees described in this section. For 2006, the fees of these funds ranged from 0.37% to 1.19% annually. For certain funds, expenses are reduced pursuant to expense waivers and comparable arrangements. In general, these expense waivers and comparable arrangements are not guaranteed, and may be terminated at any time. For additional information about these fund fees, please consult the prospectuses for the funds.

 7: HOW CAN I ACCESS MY MONEY?

 You can access your Money by:
..   Making a withdrawal (either partial or complete); or
..   Choosing to receive annuity payments during the income phase.

 YOU CAN MAKE WITHDRAWALS ONLY DURING THE ACCUMULATION PHASE
 When you make a full withdrawal, you will receive the value of your contract minus any applicable charges and fees. We will calculate the value of your contract, and charges, if any, as of the date we receive your request in good order at the Prudential Annuity Service Center.

 Unless you tell us otherwise, any partial withdrawal will be made proportionately from all of the affected investment options and interest-rate options you have selected. You will need our consent to make a partial withdrawal if the requested withdrawal is less than $250.

 With respect to the variable investment options, we will generally pay the withdrawal amount, less any required tax withholding, within seven days after we receive a properly completed withdrawal request. We will deduct applicable charges, and apply a market value adjustment, if any, from the assets in your contract.

 Income taxes, tax penalties, and certain restrictions also may apply to any withdrawal you make. For a more complete explanation, see section 8 of this prospectus.

 AUTOMATED WITHDRAWALS
 We offer an automated withdrawal feature. This feature enables you to receive periodic withdrawals in monthly, quarterly, semiannual or annual intervals. We will process your withdrawals at the end of the business day at the intervals you specify. We will continue at these intervals until you tell us otherwise.

 You can make withdrawals from any designated investment option or proportionally from all investment options. Market value adjustments may apply. Withdrawal charges may be deducted if the withdrawals in any contract year are more than the charge-free amount. The minimum automated withdrawal amount you can make generally is $100. An assignment of the contract terminates any automated withdrawal program that you had in effect.

 Income taxes, tax penalties, withdrawal charges, market value adjustments and certain restrictions may apply to automated withdrawals. For a more complete explanation, see section 8.

 SUSPENSION OF PAYMENTS OR TRANSFERS
 The SEC may require us to suspend or postpone payments made in connection with withdrawals or transfers from the variable investment options for any period when:
..   The New York Stock Exchange is closed (other than customary weekend and holiday closings);
..   Trading on the New York Stock Exchange is restricted;
..   An emergency exists, as determined by the SEC, during which sales and redemptions of shares of the underlying mutual funds are not feasible or we cannot reasonably value the accumulation units; or
..   The SEC, by order, permits suspension or postponement of payments for the protection of owners.

 We expect to pay the amount of any withdrawal or process any transfer made from the interest-rate options promptly upon request.

 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT?

 The tax considerations associated with the Strategic Partners Select contract vary depending on whether the contract is (i) owned by an individual and not associated with a tax-favored retirement plan (including contracts held by a non-natural person, such as a trust, acting as an agent for a natural person), or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The discussion includes a description of certain spousal rights under the contract and under tax-qualified plans. Our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments.

 This contract may also be purchased as a non-qualified annuity (i.e., a contract not held under a tax-favored retirement plan) by a trust or custodial IRA account, which can hold other permissible assets other than the annuity. The terms and administration of the trust or custodial account in accordance with the laws and regulations for IRAs, as applicable, are the responsibility of the applicable trustee or custodian.

 CONTRACTS OWNED BY INDIVIDUALS (NOT ASSOCIATED WITH TAX-FAVORED RETIREMENT
 PLANS)
 Taxes Payable By You
 We believe the contract is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract.

 Contracts Not Held By Tax Favored Plans
 Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below.

 Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract, should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for these benefits could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty.

 If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 Taxes on Withdrawals and Surrender
 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under a systematic payment are taxed under these rules.

 If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. Also, if you elect the interest payment option that we may offer, that election will be treated, for tax purposes, as surrendering your contract.

 If you transfer your contract for less than full consideration, such as by gift, you will trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances you transfer the contract incident to divorce.

 Taxes on Annuity Payments
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract.

 After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 Tax Penalty on Withdrawals and Annuity Payments
 Any taxable amount you receive under your contract may be subject to a 10% tax penalty. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty.); or
..   The amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Special Rules in Relation to Tax-free Exchanges Under Section 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code) permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If the annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. (See "Federal Tax Status" in the Statement of Additional Information).

 Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. We do not know what transactions may be considered abusive. For example, we do not know how the IRS may view early withdrawals or annuitizations after a partial exchange. In addition, it is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 Taxes Payable by Beneficiaries
 The death benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the death benefit, as determined under federal law, is also included in the owner's estate.

 Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum death benefit may defer taxes. Certain required minimum distribution provisions under the tax law apply upon your death, as discussed further below.

 Tax consequences to the beneficiary vary among the death benefit payment options.
..   Choice 1: The beneficiary is taxed on earnings in the contract.
..   Choice 2: The beneficiary is taxed as amounts are withdrawn (in this case earnings are treated as being distributed first).
..   Choice 3: The beneficiary is taxed on each payment (part will be treated as earnings and part as return of premiums).

 Considerations for Co-Annuitants
 There may be adverse tax consequences if a Co-Annuitant succeeds an Annuitant when an Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code. In general, the Code is designed to prevent indefinite deferral of tax. Continuing the benefit of tax deferral by naming one or more Co-Annuitants when an Annuity is owned by a non-qualified trust might be deemed an attempt to extend the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Co-Annuitant, as well as the particular facts and circumstances. You should consult your tax advisor before naming a Co-Annuitants if you expect to use an Annuity in such a fashion.

 Reporting and Withholding on Distributions
 Taxable amounts distributed from your annuity contracts are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the

 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT? continued

 case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three exemptions unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the CONTRACTS HELD BY TAX FAVORED PLANS section below for a discussion regarding withholding rules for tax favored plans (for example, an IRA).

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is issued to a trust, and such trust is characterized as a grantor trust under the Internal Revenue Code, such contract shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements for contracts not held by tax favored plans.

 Annuity Qualification
 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the variable investment options of the annuity contract must be diversified, according to certain rules under the Internal Revenue Code.

 Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United State or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government of its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Contract meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines may have on transfers between the investment options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your contract or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 Required distributions upon your death for contracts owned by individuals (not associated with tax-favored plans). Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the annuity start date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 If you die before the annuity start date, the entire interest in the contract must be distributed within five years after the date of death or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.

 Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

 Changes In The Contract. We reserve the right to make any changes we deem necessary to assure that the contract qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 Additional Information
 You should refer to the Statement of Additional Information if:
..   Your contract was issued in exchange for a contract containing purchase payments made before August 14, 1982.
..   You transfer your contract to, or designate, a beneficiary who is either
    37 1/2 years younger than you or a grandchild.

 CONTRACTS HELD BY TAX FAVORED PLANS
 The following discussion covers annuity contracts held under tax-favored retirement plans.

 Currently, the contract may be purchased for use in connection with individual retirement accounts and annuities (IRAs) which are subject to Sections 408(a) and 408(b) of the Code and Roth Individual Retirement Accounts (Roth IRAs) under Section 408A of the Code. This description assumes that you have satisfied the requirements for eligibility for these products.

 You should be aware that tax favored plans such as IRAs generally provide tax deferral regardless whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax deferral benefits.

 Types of Tax Favored Plans
 IRAs. If you buy a contract for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement," attached to this prospectus, contains information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the contract by notifying us in writing, and we will refund all of the purchase payments under the contract (or, if provided by applicable state law, the amount your contract is worth, if greater) less any applicable federal and state income tax withholding.

 Contributions Limits/Rollovers. Because of the way the contract is designed, you may only purchase a contract for an IRA in connection with a "rollover" of amounts from a qualified retirement plan or transfer from another IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to a prior year and the current year during the period from January 1 to April 15 of the current year. You must make a minimum initial payment of $10,000 to purchase a contract. This minimum is greater than the maximum amount of any annual contribution allowed by law you may make to an IRA. For 2007, the limit is $4,000, increasing to $5,000 in 2008. After 2008, the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy the contract, you can make regular IRA contributions under the contract (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan into another Section 401(a) plan.

 REQUIRED PROVISIONS. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract, other than to Pruco Life;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);
..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "required minimum distribution provisions under the tax law".

 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT? continued


 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% "early distribution penalty";
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a minimum distribution.

 ROTH IRAs. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings, and earnings will be taxed generally in the same manner as distributions from a traditional IRA; and
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 The "IRA Disclosure Statement" attached to this prospectus contains some additional information on Roth IRAs.

 Because the contract's minimum initial payment of $10,000 is greater than the maximum annual contribution permitted to be made to a Roth IRA, you may only purchase the contract for a Roth IRA in connection with a "rollover" or "conversion" of amounts of a traditional IRA, conduit IRA, or another Roth IRA, or if you are age 50 or older by making a single contribution consisting of your IRA contributions and catch-up contributions attributable to the prior year and the current year during the period from January 1 to April 15 of the current year. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return, and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from a qualified plan can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once the contract has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, as of January 1, 2006, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular or conversion contributions to a Roth IRA. If you are considering rolling over funds from your Roth account under an employer plan, please contact your financial professional prior to purchase to confirm whether such rollovers are being accepted.

 Required Minimum Distribution And Payment Options
 If you hold the contract under an IRA (or other tax-favored plan), IRS required minimum distribution provisions must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. Roth IRAs are not subject to these rules during the owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any minimum distribution not made in a timely manner.

 Effective in 2006, in accordance with recent changes in laws and regulations, required minimum distributions will be calculated based on the sum of the contract value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the contract value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the contract and an increased amount of taxable income distributed to the contract owner, and a reduction of death benefits and the benefits of any optional riders.

 You can use the minimum distribution option to satisfy the IRS required minimum distribution provisions for this contract without either beginning annuity payments or surrendering the contract. We will distribute to you this minimum distribution amount, less any other partial withdrawals that you made during the year.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. Similar rules apply if you inherit more than one Roth IRA from the same owner.

 Required Distributions Upon Your Death For Qualified Contracts Held By Tax Favored Plans
 Upon your death under an IRA, 403(b) or other "qualified investment", the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were required to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.

..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.
..   If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect.
    For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 Penalty For Early Withdrawals
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA or Roth IRA before you attain age 59 1/2.

 Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will generally result in retroactive application of the 10% tax penalty).

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 Withholding
 Unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with three exemptions; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable

 8: WHAT ARE THE TAX CONSIDERATIONS ASSOCIATED WITH THE STRATEGIC PARTNERS SELECT CONTRACT? continued

 portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes.

 ERISA Requirements
 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract.

 Information about any applicable fees, charges, discounts, penalties or adjustments may be found under Section 6, "What Are The Expenses Associated With The Strategic Partners Select Contract?"

 Information about sales representatives and commissions may be found under "Other Information" and "Sale And Distribution Of The Contract" in Section 9.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

 Additional Information
 For additional information about federal tax law requirements applicable to tax favored plans, see the "IRA Disclosure Statement," attached to this prospectus.

 9: OTHER INFORMATION

 PRUCO LIFE INSURANCE COMPANY
 Pruco Life Insurance Company (Pruco Life) is a stock life insurance company, organized on December 23, 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.

 Pruco Life is a wholly-owned subsidiary of The Prudential Insurance Company of America (Prudential), a New Jersey stock life insurance company doing business since October 13, 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract.

 Pruco Life publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Pruco Life that is annually audited by independent accountants. Pruco Life's annual report for the year ended December 31, 2005, together with subsequent periodic reports that Pruco Life files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Pruco Life annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at the address or telephone number listed on the cover. The SEC file number for Pruco Life is 811-07325. You may read and copy any filings made by Pruco Life with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

 THE SEPARATE ACCOUNT
 We have established a separate account, the Pruco Life Flexible Premium Variable Annuity Account (separate account), to hold the assets that are associated with the variable annuity contracts. The separate account was established under Arizona law on June 16, 1995, and is registered with the SEC under the Investment Company Act of 1940, as a unit investment trust, which is a type of investment company. The assets of the separate account are held in the name of Pruco Life and legally belong to us. These assets are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct. More detailed information about Pruco Life, including its audited consolidated financial statements, is provided in the Statement of Additional Information.

 SALE AND DISTRIBUTION OF THE CONTRACT
 Prudential Investment Management Services LLC (PIMS), a wholly-owned subsidiary of Prudential Financial, Inc., is the distributor and principal underwriter of the securities offered through this prospectus. PIMS acts as the distributor of a number of annuity contracts and life insurance products we offer.

 PIMS's principal business address is 100 Mulberry Street, Newark, New Jersey 07102-4077. PIMS is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the National Association of Securities Dealers, Inc. (NASD).

 The contract is offered on a continuous basis. PIMS enters into distribution agreements with broker/dealers who are registered under the Exchange Act and with entities that may offer the contract but are exempt from registration (firms). Applications for the contract are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PIMS may offer the contract directly to potential purchasers.

 Commissions are paid to firms on sales of the contract according to one or more schedules. The individual representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of purchase payments made, up to a maximum of 8%. Alternative compensation schedules are available that provide a lower initial commission plus ongoing annual compensation based on all or a portion of Contract Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the contract. Commissions and other compensation paid in relation to the contract do not result in any additional charge to you or to the separate account.

 In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the contract on a preferred or recommended company or product list and/or access to the firm's registered representatives), we or PIMS may enter into compensation arrangements with certain broker/dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel and/or marketing and/or administrative services and/or other services they provide to us or our affiliates. These services may include, but are not limited to: educating customers of the firm on the contract's features; conducting due diligence and analysis; providing office access, operations and systems support; holding seminars intended to educate registered representatives and make them more knowledgeable about the contract; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval to PIMS. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

 To the extent permitted by NASD rules and other applicable laws and regulations, PIMS may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the contract than for selling a different contract that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to a contract product, any such compensation will be paid by us or PIMS and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract.

 LITIGATION
 Pruco Life is subject to legal and regulatory actions in the ordinary course of its businesses, which may include class action lawsuits. Pending legal and regulatory actions include proceedings relating to aspects of the businesses and operations that are specific to Pruco Life and that are typical of the businesses in which Pruco Life operates. Class action and individual lawsuits may involve a variety of issues and/or allegations, which include sales practices, underwriting practices, claims payment and procedures, premium charges, policy servicing and breach of fiduciary duties to customers. Pruco Life may also be subject to litigation arising out of its general business activities, such as its investments and third party contracts. In certain of these matters, the plaintiffs may seek large and/or indeterminate amounts, including punitive or exemplary damages.

 Stewart v. Prudential, et al. is a lawsuit brought in the Circuit Court of the First Judicial District of Hinds County, Mississippi by the beneficiaries of an alleged life insurance policy against Pruco Life and Prudential. The complaint alleges that the Prudential defendants acted in bad faith when they failed to pay a death benefit on an alleged contract of insurance that was never delivered. In February 2006, the jury awarded the plaintiffs $1.4 million in compensatory damages and $35 million in punitive damages. Motions for a new trial, judgment notwithstanding the verdict and remittitur, were denied in June 2006. Pruco Life's appeal with the Mississippi Supreme Court is pending.

 9: OTHER INFORMATION continued


 Pruco Life's litigation and regulatory matters are subject to many uncertainties, and given the complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Pruco Life in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of litigation and regulatory matters, depending, in part, upon the results of operations or cash flow for such period. Management believes, however, that the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, should not have a material adverse effect on Pruco Life's financial position.

 ASSIGNMENT
 In general, you can assign the contract at any time during your lifetime. We will not be bound by the assignment until we receive written notice. We will not be liable for any payment or other action we take in accordance with the contract if that action occurs before we receive notice of the assignment. An assignment, like any other change in ownership, may trigger a taxable event. If you assign the contract, that assignment will result in the termination of any automated withdrawal program that had been in effect. If the new owner wants to re-institute an automated withdrawal program, then he/she needs to submit the forms that we require, in good order.

 If the contract is issued under a qualified plan, there may be limitations on your ability to assign the contract. For further information please speak to your representative.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Pruco Life, the co-issuer of the Strategic Partners Select contract, are included in the Statement of Additional Information.

 STATEMENT OF ADDITIONAL INFORMATION
 Contents:
 Company
 Experts
 Principal Underwriter
 Payments Made to Promote Sale of Our Products
 Allocation of Initial Purchase Payment
 Determination of Accumulation Unit Values
 Federal Tax Status
 Financial Statements

 HOUSEHOLDING
 To reduce costs, we now send only a single copy of prospectuses and shareholder reports to each consenting household, in lieu of sending a copy to each contract owner that resides in the household. If you are a member of such a household, you should be aware that you can revoke your consent to householding at any time, and begin to receive your own copy of prospectuses and shareholder reports, by calling (877) 778-5008.

 MARKET VALUE ADJUSTMENT FORMULA
 With respect to residents of states, other than Pennsylvania, in which Strategic Partners Select is being offered. With respect to contracts issued in Pennsylvania, see page 54.

 The Adjustment Involves Three Amounts
 The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:

 1) The number of whole months remaining in the existing interest rate period.

 2) The guaranteed interest rate.

 3) The interest rate that Pruco Life declares for a duration of one year longer than the number of whole years remaining on the existing cell being withdrawn from.

 STATED AS A FORMULA, THE MARKET VALUE IS EQUAL TO: (M/12) X (R-C)

 not to exceed +0.40 or be less than -0.40; where,

M  =  the number of whole months (not to be less than one) remaining in the interest-rate period.

R  =  the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to
      0.062.

C  =  the interest-rate, expressed as a decimal, that Pruco Life declares for a duration equal to the number of whole years remaining in the present interest-rate period, plus 1 year as of the date the request for a withdrawal or transaction is received.

 The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.

 STEP BY STEP

 The steps below explain how a market value adjustment is calculated.

 STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

 STEP 2: Determine the interest rate Pruco Life declares on the date the request for withdrawal or transfer is received for a duration of years equal to the whole number of years determined in Step 1, plus 1 additional year. Subtract this interest rate from the guaranteed interest rate. The result could be negative.

 STEP 3: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

 STEP 4: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.

 STEP 5: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.

 Depending upon when the withdrawal request is made, a withdrawal charge may apply.

 The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:

 Suppose a contractowner made two invested purchase payments, the first in the amount of $10,000 on December 1, 2000, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 2002, all of which was allocated to the MVA Option with a guaranteed interest rate of 8%(0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2005 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2009 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

 On February 1, 2005, the interest rates declared by Pruco Life for the duration of 5 years (4 whole years remaining until September 30, 2009, plus 1 year) is 11%.

 The following computations would be made:

 1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

 2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

                            DATE     PAYMENT  FREE
                            ----     -------  ----
                            12/1/00  $10,000 $1,000
                            12/1/01          $2,000
                            10/1/02  $ 5,000 $2,500
                            12/1/02          $4,000
                            12/1/03          $5,500
                            12/1/04          $7,000

 9: OTHER INFORMATION continued


 The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

 3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

 $8,500.00                              requested withdrawal amount
 -$7,000.00                             charge-free
 -------------------------------------  -------------------------------------
                                        additional amount needed to complete
 $1,500.00                              withdrawal

 The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

 $1,500.00 / (1-.03) =$1,500.00 / 0.97 = $1,546.39 grossed-up amount

 Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

 $1,546.39                              grossed-up amount
 X .03                                  withdrawal charge rate
 -------------------------------------  -------------------------------------
 $46.39                                 withdrawal charge

 4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interest-rate that would be offered for an interest cell with a duration of the remaining whole years plus 1), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2009, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

 -0.13750 X $5,985.23 =
 -822.97                                negative MVA
 $5,985.23                              unadjusted value
 -------------------------------------  -------------------------------------
 $5,162.26                              adjusted value
 $12,000.00                             equity value
 -------------------------------------  -------------------------------------
 $17,162.26                             adjusted contract fund

 5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.

Equity
($12,000/$17,162.26) X $8,546.39 =            $5,975.71
--------------------------------------------- -------------------------------------
7-Yr MVA ($5,162.26/$17,162.26) X $8,546.39 = $2,570.68
                                              -------------------------------------
                                              $8,546.39

 6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2009 or a subsequent withdrawal. That amount is $3,004.73.

 Market Value Adjustment Formula With Respect to Contracts Issued in Pennsylvania Only

 The Adjustment Involves Three Amounts

 The Market Value Adjustment, which is applied to withdrawals and transfers made at any time other than the 30-day period following the end of an interest rate period, involves three amounts:
 1) The number of whole months remaining in the existing interest rate period.
 2) The guaranteed interest rate.
 3) The interpolated value of the interest rates that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining in the existing interest rate period.

 Stated as a Formula, The Market Value is Equal to:

 (M/12) X (R-C) not to exceed +0.40 or be less than -0.40; where,

M  =  the number of whole months (not to be less than one) remaining in the interest-rate period.

R  =  the Contract's guaranteed interest-rate expressed as a decimal. Thus 6.2% is converted to
      0.062.

C  =  the interpolated value of the interest rates, expressed as a decimal, that Pruco Life declares for the number of whole years remaining and the duration 1 year longer than the number of whole years remaining as of the date the request for a withdrawal or transfer is received or
      m/365 x (n+1) year rate + (365-m)/365 x n year rate, where "n" equals years and "m"
      equals days remaining in year "n" of the existing interest rate period.

 The Market Value Adjustment is then equal to the Market Value Factor multiplied by the amount subject to a Market Value Adjustment.

 Step By Step
 The steps below explain how a market value adjustment is calculated.

 STEP 1: Divide the number of whole months left in the existing interest rate period (not to be less than one) by 12.

 STEP 2: Interpolate the interest rates Pruco Life declares on the date the request for withdrawal or transfer is received for the duration of years equal to the whole number of years determined in Step 1, plus the whole number of years plus 1 additional year.

 STEP 3: Subtract this interpolated interest rate from the guaranteed interest rate. The result could be negative.

 STEP 4: Multiply the results of Step 1 and Step 2. Again, the result could be negative. If the result is less than -0.4, use the value -0.4. If the result is in between -0.4 and 0.4, use the actual value. If the result is more than 0.4, use the value 0.4.

 STEP 5: Multiply the result of Step 3 (which is the Market Value Factor) by the value of the amount subject to a Market Value Adjustment. The result is the Market Value Adjustment.

 STEP 6: The result of Step 4 is added to the interest cell. If the Market Value Adjustment is positive, the interest cell will go up in value. If the Market Value Adjustment is negative, the interest cell will go down in value.

 Depending upon when the withdrawal request is made, a withdrawal charge may apply.

 The following example will illustrate the application of a market value adjustment and the determination of the withdrawal charge:

 Suppose a contract owner made two invested purchase payments, the first in the amount of $10,000 on December 1, 2000, all of which was allocated to the Equity Subaccount, and the second in the amount of $5,000 on October 1, 2002, all of which was allocated to the MVA option with a guaranteed interest rate of 8% (0.08) for 7 years. A request for withdrawal of $8,500 is made on February 1, 2005 (the contract owner does not provide any withdrawal instructions). On that date the amount in the Equity Subaccount is equal to $12,000 and the amount in the interest cell with a maturity date of September 30, 2009 is $5,985.23, so that the contract fund on that date is equal to $17,985.23.

 On February 1, 2005, the interest rates declared by Pruco Life for the duration's 4 and 5 years (4 whole years remaining until September 30, 2009, plus 1 year) are 10.8% and 11.4%, respectively.

 The following computations would be made:

 1) Calculate the Contract Fund value as of the effective date of the transaction. This would be $17,985.23.

 9: OTHER INFORMATION continued


 2) Calculate the charge-free amount (the amount of the withdrawal that is not subject to a withdrawal charge).

                            DATE     PAYMENT  FREE
                            ----     -------  ----
                            12/1/95  $10,000 $1,000
                            12/1/96          $2,000
                            10/1/97  $ 5,000 $2,500
                            12/1/97          $4,000
                            12/1/98          $5,500
                            12/1/99          $7,000

 The charge-free amount in the fifth Contract year is 10% of $15,000 (total purchase payments) plus $5,500 (the charge-free amount available in the fourth Contract year) for a total of $7,000.

 3) Since the withdrawal request is in the fifth Contract year, a 3% withdrawal charge rate applies to any portion of the withdrawal which is not charge-free.

 $8,500.00                              requested withdrawal amount
 -$7,000.00                             charge-free
 -------------------------------------  -------------------------------------
                                        additional amount needed to complete
 $1,500.00                              withdrawal

 The Contract provides that the Contract Fund will be reduced by an amount which, when reduced by the withdrawal charge, will equal the amount requested. Therefore, in order to produce the amount needed to complete the withdrawal request ($1,500), we must "gross-up" that amount, before applying the withdrawal charge rate. This is done by dividing by 1 minus the withdrawal charge rate.

 $1,500.00 / (1-.03) = $1,500.00 / 0.97 = $1,546.39 grossed-up amount

 Please note that a 3% withdrawal charge on this grossed-up amount reduces it to $1,500, the balance needed to complete the request.

 $1,546.39                              grossed-up amount
 X .03                                  withdrawal charge rate
 -----------------------------------------------------------------------------
 $46.39                                 withdrawal charge

 4) The Market Value Factor is determined as described in steps 1 through 5, above. In this case, it is equal to 0.08 (8% is the guaranteed rate in the existing cell) minus 0.11 (11% is the interpolated value for the interest rates that would be offered for interest cells with durations of whole years remaining and whole year plus 1 remaining in the existing interest rate period), which is -0.03, multiplied by 4.58333 (55 months remaining until September 30, 2009, divided by 12) or -0.13750. Thus, there will be a negative Market Value Adjustment of approximately 14% of the amount in the interest cell that is subject to the adjustment.

 -0.13750 X $5,985.23 =
 -822.97                                negative MVA
 $5,985.23                              unadjusted value
 -----------------------------------------------------------------------------
 $5,162.26                              adjusted value
 $12,000.00                             equity value
 -------------------------------------  -------------------------------------
 $17,162.26                             adjusted contract fund

 5) The total amount to be withdrawn, $8,546.39, (sum of the surrender charge, $46.39, and the requested withdrawal amount of $8,500) is apportioned over all accounts making up the Contract Fund following the Market Value Adjustments, if any, associated with the MVA option.

 Equity
 ($12,000/$17,162.26) X $8,546.39 =     $5,975.71
 -----------------------------------------------------------------------------
 7-Yr MVA ($5,162.26/$17,162.26) X      $2,570.68
 $8,546.39 =
                                        -------------------------------------
                                        $8,546.39

 6) The adjusted value of the interest cell, $5,162.26, reduced by the withdrawal of $2,570.68 leaves $2,591.58. This amount must be "unadjusted" by dividing it by 0.86250 (1 plus the Market Value Adjustment of -0.13750) to determine the amount remaining in the interest cell to which the guaranteed interest-rate of 8% will continue to be credited until September 30, 2009 or a subsequent withdrawal. That amount is $3,004.73.

                     APPENDIX A - ACCUMULATION UNIT VALUES

 Following are the historical unit values for each of the portfolios offered as investment options.

                          (Basic Death Benefit 1.52)

-------------------------------------------------------------------------------------------------------
                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Jennison Portfolio
    5/7/2001* to 12/31/2001                           $0.99429         $0.86910          8,717,408
    1/1/2002 to 12/31/2002                            $0.86910         $0.59107         15,222,304
    1/1/2003 to 12/31/2003                            $0.59107         $0.75840         19,466,414
    1/1/2004 to 12/31/2004                            $0.75840         $0.81908         20,584,216
    1/1/2005 to 12/31/2005                            $0.81908         $0.92424         21,072,974
    1/1/2006 to 12/31/2006                            $0.92424         $0.92675         18,189,494
-------------------------------------------------------------------------------------------------------
Prudential Equity Portfolio
    2/4/2002* to 12/31/2002                           $0.97749         $0.78083          1,279,634
    1/1/2003 to 12/31/2003                            $0.78083         $1.01258          3,815,405
    1/1/2004 to 12/31/2004                            $1.01258         $1.09644          5,488,650
    1/1/2005 to 12/31/2005                            $1.09644         $1.20402          6,552,561
    1/1/2006 to 12/31/2006                            $1.20402         $1.33503          5,712,837
-------------------------------------------------------------------------------------------------------
Prudential Global Portfolio
    5/7/2001* to 12/31/2001                           $0.99996         $0.83930          1,866,907
    1/1/2002 to 12/31/2002                            $0.83930         $0.61886          3,064,422
    1/1/2003 to 12/31/2003                            $0.61886         $0.81734          3,882,729
    1/1/2004 to 12/31/2004                            $0.81734         $0.88230          4,556,529
    1/1/2005 to 12/31/2005                            $0.88230         $1.00873          4,838,472
    1/1/2006 to 12/31/2006                            $1.00873         $1.18888          4,587,244
-------------------------------------------------------------------------------------------------------
Prudential Money Market Portfolio
    5/7/2001* to 12/31/2001                           $1.00008         $1.01177         13,343,454
    1/1/2002 to 12/31/2002                            $1.01177         $1.01170         14,548,905
    1/1/2003 to 12/31/2003                            $1.01170         $1.00488         10,695,799
    1/1/2004 to 12/31/2004                            $1.00488         $1.00006          9,415,140
    1/1/2005 to 12/31/2005                            $1.00006         $1.01374          7,771,528
    1/1/2006 to 12/31/2006                            $1.01374         $1.04628         12,817,979
-------------------------------------------------------------------------------------------------------
Prudential Stock Index Portfolio
    5/7/2001* to 12/31/2001                           $0.99726         $0.90422          7,466,612
    1/1/2002 to 12/31/2002                            $0.90422         $0.69297         12,343,903
    1/1/2003 to 12/31/2003                            $0.69297         $0.87500         16,466,892
    1/1/2004 to 12/31/2004                            $0.87500         $0.95207         19,795,224
    1/1/2005 to 12/31/2005                            $0.95207         $0.98036         20,341,491
    1/1/2006 to 12/31/2006                            $0.98036         $1.11593         17,568,749
-------------------------------------------------------------------------------------------------------
Prudential Value Portfolio
    2/4/2002* to 12/31/2002                           $0.97745         $0.79269          1,769,021
    1/1/2003 to 12/31/2003                            $0.79269         $0.99996          3,511,118
    1/1/2004 to 12/31/2004                            $0.99996         $1.14569          6,621,617
    1/1/2005 to 12/31/2005                            $1.14569         $1.31672         10,499,032
    1/1/2006 to 12/31/2006                            $1.31672         $1.55569         13,018,451
-------------------------------------------------------------------------------------------------------
SP Aggressive Growth Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                           $0.99880         $0.87039            888,327
    1/1/2002 to 12/31/2002                            $0.87039         $0.66733          2,227,131
    1/1/2003 to 12/31/2003                            $0.66733         $0.87279          3,228,248
    1/1/2004 to 12/31/2004                            $0.87279         $0.98656          4,621,239
    1/1/2005 to 12/31/2005                            $0.98656         $1.07382          4,658,869
    1/1/2006 to 12/31/2006                            $1.07382         $1.20877          4,376,008

---------------------------------------------------------------------------------------------------
                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
SP AIM Aggressive Growth Portfolio
    5/7/2001* to 12/31/2001                       $0.99724         $0.87438            808,820
    1/1/2002 to 12/31/2002                        $0.87438         $0.68075          1,752,360
    1/1/2003 to 12/31/2003                        $0.68075         $0.84830          2,116,873
    1/1/2004 to 12/31/2004                        $0.84830         $0.93474          2,482,956
    1/1/2005 to 4/29/2005                         $0.93474         $0.86275                  0
---------------------------------------------------------------------------------------------------
SP AIM Core Equity Portfolio
    5/7/2001* to 12/31/2001                       $0.99083         $0.84034          1,681,815
    1/1/2002 to 12/31/2002                        $0.84034         $0.70189          2,615,923
    1/1/2003 to 12/31/2003                        $0.70189         $0.85528          3,198,979
    1/1/2004 to 12/31/2004                        $0.85528         $0.91648          3,236,188
    1/1/2005 to 12/31/2005                        $0.91648         $0.94460          3,109,519
    1/1/2006 to 12/31/2006                        $0.94460         $1.07992          3,199,645
---------------------------------------------------------------------------------------------------
SP T. Rowe Price Large-Cap Growth Portfolio
    5/7/2001* to 12/31/2001                       $0.99509         $0.88165          3,051,950
    1/1/2002 to 12/31/2002                        $0.88165         $0.59753          5,098,338
    1/1/2003 to 12/31/2003                        $0.59753         $0.72895          7,464,178
    1/1/2004 to 12/31/2004                        $0.72895         $0.76178          6,869,907
    1/1/2005 to 12/31/2005                        $0.76178         $0.87412          5,478,831
    1/1/2006 to 12/31/2006                        $0.87412         $0.91205          5,190,026
---------------------------------------------------------------------------------------------------
SP Balanced Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                       $0.99891         $0.94878         13,046,073
    1/1/2002 to 12/31/2002                        $0.94878         $0.82546         23,741,587
    1/1/2003 to 12/31/2003                        $0.82546         $0.99909         33,264,018
    1/1/2004 to 12/31/2004                        $0.99909         $1.09336         46,870,885
    1/1/2005 to 12/31/2005                        $1.09336         $1.15893         51,508,268
    1/1/2006 to 12/31/2006                        $1.15893         $1.26364         46,013,964
---------------------------------------------------------------------------------------------------
SP Conservative Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                       $0.99796         $0.98385          8,874,996
    1/1/2002 to 12/31/2002                        $0.98385         $0.91217         16,967,796
    1/1/2003 to 12/31/2003                        $0.91217         $1.04674         22,918,994
    1/1/2004 to 12/31/2004                        $1.04674         $1.12280         34,331,674
    1/1/2005 to 12/31/2005                        $1.12280         $1.17125         39,518,994
    1/1/2006 to 12/31/2006                        $1.17125         $1.25366         35,018,301
---------------------------------------------------------------------------------------------------
SP Davis Value Portfolio
    5/7/2001* to 12/31/2001                       $0.99791         $0.91944         10,293,226
    1/1/2002 to 12/31/2002                        $0.91944         $0.76351         16,643,331
    1/1/2003 to 12/31/2003                        $0.76351         $0.97319         18,895,568
    1/1/2004 to 12/31/2004                        $0.97319         $1.07865         21,236,242
    1/1/2005 to 12/31/2005                        $1.07865         $1.16363         20,051,752
    1/1/2006 to 12/31/2006                        $1.16363         $1.31853         18,586,312
---------------------------------------------------------------------------------------------------
SP Small-Cap Value Portfolio
    5/7/2001* to 12/31/2001                       $1.00084         $1.00204          5,541,640
    1/1/2002 to 12/31/2002                        $1.00204         $0.84509         10,143,232
    1/1/2003 to 12/31/2003                        $0.84509         $1.10812         12,520,409
    1/1/2004 to 12/31/2004                        $1.10812         $1.31729         16,006,113
    1/1/2005 to 12/31/2005                        $1.31729         $1.35751         15,450,083
    1/1/2006 to 12/31/2006                        $1.35751         $1.53244         13,025,104

---------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
                                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
SP Growth Asset Allocation Portfolio
    5/7/2001* to 12/31/2001                             $0.99886         $0.90902          5,263,885
    1/1/2002 to 12/31/2002                              $0.90902         $0.74090         11,721,213
    1/1/2003 to 12/31/2003                              $0.74090         $0.93617         15,487,221
    1/1/2004 to 12/31/2004                              $0.93617         $1.04247         22,054,764
    1/1/2005 to 12/31/2005                              $1.04247         $1.12183         26,757,044
    1/1/2006 to 12/31/2006                              $1.12183         $1.24749         24,255,592
---------------------------------------------------------------------------------------------------------
SP Large Cap Value Portfolio
    5/7/2001* to 12/31/2001                             $0.99702         $0.92319          5,170,387
    1/1/2002 to 12/31/2002                              $0.92319         $0.76054          8,625,236
    1/1/2003 to 12/31/2003                              $0.76054         $0.94961         11,330,373
    1/1/2004 to 12/31/2004                              $0.94961         $1.10143         12,611,310
    1/1/2005 to 12/31/2005                              $1.10143         $1.15700         12,907,677
    1/1/2006 to 12/31/2006                              $1.15700         $1.35030          9,853,012
---------------------------------------------------------------------------------------------------------
SP International Value Portfolio
 (formerly, SP LSV International Value Portfolio)
    5/7/2001* to 12/31/2001                             $1.00228         $0.84670          2,495,330
    1/1/2002 to 12/31/2002                              $0.84670         $0.69085          4,657,121
    1/1/2003 to 12/31/2003                              $0.69085         $0.86667          5,639,592
    1/1/2004 to 12/31/2004                              $0.86667         $0.98855          6,182,424
    1/1/2005 to 12/31/2005                              $0.98855         $1.10787          7,635,725
    1/1/2006 to 12/31/2006                              $1.10787         $1.40888         10,805,844
---------------------------------------------------------------------------------------------------------
SP MFS Capital Opportunities Portfolio
    5/7/2001* to 12/31/2001                             $0.99530         $0.80999            978,680
    1/1/2002 to 12/31/2002                              $0.80999         $0.56912          1,527,407
    1/1/2003 to 12/31/2003                              $0.56912         $0.71086          1,987,953
    1/1/2004 to 12/31/2004                              $0.71086         $0.78700          2,408,259
    1/1/2005 to 4/29/2005                               $0.78700         $0.73515                  0
---------------------------------------------------------------------------------------------------------
SP Mid Cap Growth Portfolio
    5/7/2001* to 12/31/2001                             $0.99348         $0.81479          2,095,863
    1/1/2002 to 12/31/2002                              $0.81479         $0.43076          4,325,750
    1/1/2003 to 12/31/2003                              $0.43076         $0.59441          7,874,075
    1/1/2004 to 12/31/2004                              $0.59441         $0.69992         12,973,110
    1/1/2005 to 12/31/2005                              $0.69992         $0.72567         17,352,606
    1/1/2006 to 12/31/2006                              $0.72567         $0.70088         12,339,145
---------------------------------------------------------------------------------------------------------
SP PIMCO High Yield Portfolio
    5/7/2001* to 12/31/2001                             $0.99996         $1.01328          6,416,368
    1/1/2002 to 12/31/2002                              $1.01328         $0.99971          9,793,607
    1/1/2003 to 12/31/2003                              $0.99971         $1.20555         13,574,006
    1/1/2004 to 12/31/2004                              $1.20555         $1.29831         15,827,945
    1/1/2005 to 12/31/2005                              $1.29831         $1.33076         16,029,896
    1/1/2006 to 12/31/2006                              $1.33076         $1.43529         14,316,680
---------------------------------------------------------------------------------------------------------
SP PIMCO Total Return Portfolio
    5/7/2001* to 12/31/2001                             $0.99996         $1.04036         18,964,185
    1/1/2002 to 12/31/2002                              $1.04036         $1.12110         36,854,342
    1/1/2003 to 12/31/2003                              $1.12110         $1.16879         39,511,574
    1/1/2004 to 12/31/2004                              $1.16879         $1.21208         40,011,136
    1/1/2005 to 12/31/2005                              $1.21208         $1.22256         38,341,562
    1/1/2006 to 12/31/2006                              $1.22256         $1.24864         34,714,685

---------------------------------------------------------------------------------------------------------
                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
                                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
SP Prudential U.S. Emerging Growth Portfolio
    5/7/2001* to 12/31/2001                              $0.99484         $0.87347         3,829,252
    1/1/2002 to 12/31/2002                               $0.87347         $0.58438         7,011,525
    1/1/2003 to 12/31/2003                               $0.58438         $0.81789         9,799,080
    1/1/2004 to 12/31/2004                               $0.81789         $0.97791        12,285,783
    1/1/2005 to 12/31/2005                               $0.97791         $1.13458        15,289,475
    1/1/2006 to 12/31/2006                               $1.13458         $1.22470        14,125,624
---------------------------------------------------------------------------------------------------------
SP Small-Cap Growth Portfolio
    5/7/2001* to 12/31/2001                              $0.99726         $0.92608         1,290,543
    1/1/2002 to 12/31/2002                               $0.92608         $0.63614         2,322,396
    1/1/2003 to 12/31/2003                               $0.63614         $0.84421         3,365,000
    1/1/2004 to 12/31/2004                               $0.84421         $0.82386         4,654,846
    1/1/2005 to 12/31/2005                               $0.82386         $0.83175         4,195,198
    1/1/2006 to 12/31/2006                               $0.83175         $0.92074         4,026,505
---------------------------------------------------------------------------------------------------------
SP Strategic Partners Focused Growth Portfolio
    5/7/2001* to 12/31/2001                              $0.99482         $0.85645           861,855
    1/1/2002 to 12/31/2002                               $0.85645         $0.63048         2,001,670
    1/1/2003 to 12/31/2003                               $0.63048         $0.78159         2,523,552
    1/1/2004 to 12/31/2004                               $0.78159         $0.85155         2,818,809
    1/1/2005 to 12/31/2005                               $0.85155         $0.96594         2,861,419
    1/1/2006 to 12/31/2006                               $0.96594         $0.94518         2,934,936
---------------------------------------------------------------------------------------------------------
SP Technology Portfolio
    5/7/2001* to 12/31/2001                              $0.98559         $0.81232           656,964
    1/1/2002 to 12/31/2002                               $0.81232         $0.46943         1,104,394
    1/1/2003 to 12/31/2003                               $0.46943         $0.65839         1,513,519
    1/1/2004 to 12/31/2004                               $0.65839         $0.64848         1,758,929
    1/1/2005 to 4/29/2005                                $0.64848         $0.57902                 0
---------------------------------------------------------------------------------------------------------
SP International Growth Portfolio
 (formerly, SP William Blair International Growth
 Portfolio)
    5/7/2001* to 12/31/2001                              $1.00272         $0.74738         2,151,275
    1/1/2002 to 12/31/2002                               $0.74738         $0.57004         3,358,884
    1/1/2003 to 12/31/2003                               $0.57004         $0.78386         3,987,540
    1/1/2004 to 12/31/2004                               $0.78386         $0.89987         6,281,864
    1/1/2005 to 12/31/2005                               $0.89987         $1.03159         6,679,383
    1/1/2006 to 12/31/2006                               $1.03159         $1.23000         6,300,794
---------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                             $9.99876        $10.67264            21,578
---------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                             $9.99876         $9.99839             1,108
    1/1/2006 to 12/31/2006                               $9.99839        $11.39397            64,462
---------------------------------------------------------------------------------------------------------
AST Alger All-Cap Growth Portfolio
    3/14/2005* to 12/02/2005                            $10.09328        $11.72320                 0
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Core Value Portfolio
    3/14/2005* to 12/31/2005                            $10.07960        $10.32239             6,489
    1/1/2006 to 12/31/2006                              $10.32239        $12.33889           103,356
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth & Income Portfolio
    3/14/2005* to 12/31/2005                            $10.05471        $10.27703            29,815
    1/1/2006 to 12/31/2006                              $10.27703        $11.87195            79,513
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value Portfolio
    3/14/2005* to 12/02/2005                            $10.04999        $11.33524                 0
---------------------------------------------------------------------------------------------------------
AST AllianceBernstein Managed Index 500 Portfolio
    3/14/2005* to 12/31/2005                            $10.04978        $10.41185            13,865
    1/1/2006 to 12/31/2006                              $10.41185        $11.54864            18,655

-------------------------------------------------------------------------------------------------------------
                                                                                              Number of
                                                          Accumulation     Accumulation      Accumulation
                                                          Unit Value at    Unit Value at Units Outstanding at
                                                       Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------------
AST American Century Income & Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.06648        $10.34429          26,057
    1/1/2006 to 12/31/2006                                  $10.34429        $11.90759          37,010
-------------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation Portfolio
 (formerly, AST American Century Strategic Balanced
 Portfolio)
    3/14/2005* to 12/31/2005                                $10.04193        $10.32717           3,022
    1/1/2006 to 12/31/2006                                  $10.32717        $11.15653           6,527
-------------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.01837          25,849
    1/1/2006 to 12/31/2006                                  $10.01837        $11.02977         674,085
-------------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.00838          15,685
    1/1/2006 to 12/31/2006                                  $10.00838        $11.20697         226,541
-------------------------------------------------------------------------------------------------------------
AST Cohen & Steers Realty Portfolio
    3/14/2005* to 12/31/2005                                $10.14700        $12.03005         190,482
    1/1/2006 to 12/31/2006                                  $12.03005        $16.20379         394,798
-------------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                                 $9.99876        $10.02837           1,369
    1/1/2006 to 12/31/2006                                  $10.02837        $10.92155         395,964
-------------------------------------------------------------------------------------------------------------
AST DeAM Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.08482        $10.72639         172,510
    1/1/2006 to 12/31/2006                                  $10.72639        $12.86194         763,651
-------------------------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth Portfolio
  (formerly, AST DeAM Small-Cap Growth Portfolio)
    3/14/2005* to 12/31/2005                                $10.01123        $10.32274           6,555
    1/1/2006 to 12/31/2006                                  $10.32274        $10.95733          41,873
-------------------------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.04560        $10.02801          12,430
    1/1/2006 to 12/31/2006                                  $10.02801        $11.84933          57,561
-------------------------------------------------------------------------------------------------------------
AST Federated Aggressive Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.97021          22,957
    1/1/2006 to 12/31/2006                                  $10.97021        $12.20163          97,843
-------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99876        $10.49471          50,456
-------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                 $9.99876        $10.59360           4,430
-------------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha Portfolio
  (formerly, AST Global Allocation Portfolio)
    3/14/2005* to 12/31/2005                                $10.01532        $10.63449           1,453
    1/1/2006 to 12/31/2006                                  $10.63449        $11.64264           3,528
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth Portfolio
    3/14/2005* to 12/31/2005                                $10.03292        $10.77054           8,237
    1/1/2006 to 12/31/2006                                  $10.77054        $11.66959          42,579
-------------------------------------------------------------------------------------------------------------
AST High Yield Portfolio
    3/14/2005* to 12/31/2005                                 $9.97671         $9.86884          25,343
    1/1/2006 to 12/31/2006                                   $9.86884        $10.72766          73,093
-------------------------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                                 $9.99876        $10.58989          16,897
    1/1/2006 to 12/31/2006                                  $10.58989        $11.08650          36,255
-------------------------------------------------------------------------------------------------------------
AST JPMorgan International Equity Portfolio
    3/14/2005* to 12/31/2005                                 $9.91379        $10.66436          25,848
    1/1/2006 to 12/31/2006                                  $10.66436        $12.89969          57,555
-------------------------------------------------------------------------------------------------------------
AST Large-Cap Value Portfolio
    3/14/2005* to 12/31/2005                                $10.07717        $10.56795         225,801
    1/1/2006 to 12/31/2006                                  $10.56795        $12.33176         167,471

-----------------------------------------------------------------------------------------------------
                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
AST Lord Abbett Bond Debenture Portfolio
    3/14/2005* to 12/31/2005                         $9.99876         $9.96022           25,080
    1/1/2006 to 12/31/2006                           $9.96022        $10.77302           61,464
-----------------------------------------------------------------------------------------------------
AST Marsico Capital Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.12615        $10.91463           47,631
    1/1/2006 to 12/31/2006                          $10.91463        $11.52967           79,915
-----------------------------------------------------------------------------------------------------
AST MFS Global Equity Portfolio
    3/14/2005* to 12/31/2005                         $9.96616        $10.48868            8,170
    1/1/2006 to 12/31/2006                          $10.48868        $12.84291           21,475
-----------------------------------------------------------------------------------------------------
AST MFS Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.03683        $10.77072            4,710
    1/1/2006 to 12/31/2006                          $10.77072        $11.63510            9,750
-----------------------------------------------------------------------------------------------------
AST Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.06493        $10.36375            8,885
    1/1/2006 to 12/31/2006                          $10.36375        $11.66305           34,405
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth Portfolio
    3/14/2005* to 12/31/2005                        $10.05566        $11.34792          110,812
    1/1/2006 to 12/31/2006                          $11.34792        $12.74973          152,391
-----------------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.02187        $10.89648          361,840
    1/1/2006 to 12/31/2006                          $10.89648        $11.88780          273,936
-----------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.99876        $10.06754           47,774
    1/1/2006 to 12/31/2006                          $10.06754        $10.29612           69,722
-----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    12/5/2005* to 12/31/2005                         $9.99876        $10.03837           10,129
    1/1/2006 to 12/31/2006                          $10.03837        $10.67559           99,616
-----------------------------------------------------------------------------------------------------
AST Small-Cap Value Portfolio
    3/14/2005* to 12/31/2005                        $10.04857        $10.65807           27,202
    1/1/2006 to 12/31/2006                          $10.65807        $12.60337          111,894
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation Portfolio
    3/14/2005* to 12/31/2005                        $10.02858        $10.36634            4,574
    1/1/2006 to 12/31/2006                          $10.36634        $11.48721           29,154
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond Portfolio
    3/14/2005* to 12/31/2005                         $9.94930         $9.45939           38,376
    1/1/2006 to 12/31/2006                           $9.45939         $9.90259           66,408
-----------------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources Portfolio
    3/14/2005* to 12/31/2005                        $10.00276        $11.75113          572,593
    1/1/2006 to 12/31/2006                          $11.75113        $13.41190        1,187,842
-----------------------------------------------------------------------------------------------------
Gartmore GVIT Developing Markets Fund
    3/14/2005* to 12/31/2005                         $9.88093        $12.07433          187,573
    1/1/2006 to 12/31/2006                          $12.07433        $16.00639          291,800
-----------------------------------------------------------------------------------------------------
Janus Aspen Large Cap Growth Portfolio -
 Service Shares
    5/7/2001* to 12/31/2001                          $0.99357         $0.78312        2,205,333
    1/1/2002 to 12/31/2002                           $0.78312         $0.56521        3,372,526
    1/1/2003 to 12/31/2003                           $0.56521         $0.73210        4,141,987
    1/1/2004 to 12/31/2004                           $0.73210         $0.75143        3,466,556
    1/1/2005 to 12/31/2005                           $0.75143         $0.76990        3,024,247
    1/1/2006 to 12/31/2006                           $0.76990         $0.84286        2,603,395

 * As applicable, date that portfolio was first offered in the product and/or this charge combination first appeared.

       APPENDIX B - SELECTING THE VARIABLE ANNUITY THAT'S RIGHT FOR YOU

 Within the Strategic Partners/SM/ family of annuities, we offer several different deferred variable annuity products. These annuities are issued by Pruco Life Insurance Company (in New York, by Pruco Life Insurance Company of New Jersey). Not all of these annuities may be available to you due to state approval or broker-dealer offerings. You can verify which of these annuities is available to you by asking your registered representative, or by calling us at (888) PRU-2888. For comprehensive information about each of these annuities, please consult the prospectus for the annuity.

 Each annuity has different features and benefits that may be appropriate for you, based on your individual financial situation and how you intend to use the annuity.

 The different features and benefits may include variations on your ability to access funds in your annuity without the imposition of a withdrawal charge as well as different ongoing fees and charges you pay while your contract remains in force. Additionally, differences may exist in various optional benefits such as guaranteed living benefits or death benefit protection.

 Among the factors you should consider when choosing which annuity product may be most appropriate for your individual needs are the following:

..   Your age;
..   The amount of your investment and any planned future deposits into the annuity;
..   How long you intend to hold the annuity (also referred to as investment time horizon);
..   Your desire to make withdrawals from the annuity;
..   Your investment return objectives;
..   The effect of optional benefits that may be elected; and
..   Your desire to minimize costs and/or maximize return associated with the annuity.

 The following chart sets forth the prominent features of each Strategic Partners variable annuity. The availability of optional features, such as those noted in the chart, may increase the cost of the contract. Therefore, you should carefully consider which features you plan to use when selecting your annuity.

 In addition to the chart, we set out below certain hypothetical illustrations that reflect the Contract Value and surrender value of each variable annuity over a variety of holding periods. These charts are meant to reflect how your annuities can grow or decrease depending on market conditions and the comparable value of each of the annuities (which reflects the charges associated with the annuities) under the assumptions noted. In comparing the values within the illustrations, a number of distinctions are evident. To fully appreciate these distinctions, we encourage you to speak to your registered representative and to read the prospectuses. However, we do point out the following noteworthy items:

..   Strategic Partners Advisor, because it has no sales charge, offers the highest surrender value during the first few years. However, unlike Strategic Partners FlexElite 2 (i.e., the version of the contract sold on or after May 1, 2003) and the Strategic Partners Annuity One 3/Plus 3 contracts, Strategic Partners Advisor offers few optional benefits.
..   Strategic Partners FlexElite 2 offers both an array of optional benefits as well as the "liquidity" to surrender the annuity without any withdrawal charge after three contract years have passed. FlexElite 2 also is unique in offering an optional persistency bonus (which, if taken, extends the withdrawal charge period).
..   Strategic Partners Select, as part of its standard insurance and administrative expense, offers a guaranteed minimum death benefit equal to the greater of Contract Value, a step-up value, or a roll-up value. In contrast, you incur an additional charge if you opt for an enhanced death benefit under the other annuities.
..   Strategic Partners Annuity One 3/Plus 3 comes in both a bonus version and a non-bonus version, each of which offers several optional insurance features. A bonus is added to your purchase payments under the bonus version, although the withdrawal charges under the bonus version are higher than those under the non-bonus version. Although the non-bonus version offers no bonus, it is accompanied by fixed interest rate options and a market value adjustment option that may provide higher interest rates than such options accompanying the bonus version.

 STRATEGIC PARTNERS ANNUITY PRODUCT COMPARISON Below is a summary of Strategic Partners variable annuity products. You should consider the investment objectives, risks, charges and expenses of an investment in any contract carefully before investing. Each product prospectus as well as the underlying portfolio prospectuses contains this and other information about the variable annuities and underlying investment options. Your registered representative can provide you with prospectuses for one or more of these variable annuities and the underlying portfolios and can help you decide upon the product that would be most advantageous for you given your individual needs. Please read the prospectuses carefully before investing.

---------------------------------------------------------------------------------------------------------
                                     Strategic                Strategic                 Strategic
                                     Partners                 Partners                  Partners
                                     Advisor               Flexelite 2/ 1/               Select
---------------------------------------------------------------------------------------------------------
Minimum Investment            $10,000                  $10,000                   $10,000
---------------------------------------------------------------------------------------------------------
Maximum Issue Age             85 Qualified Non-        85 Qualified &            80 Qualified &
                              Qualified                Non-Qualified             85 Non-Qualified
---------------------------------------------------------------------------------------------------------
Withdrawal Charge Schedule    None                     3 Years (7%, 7%,          7 Years (7%, 6%, 5%,
                                                       7%) Contract date         4%, 3%, 2%, 1%)
                                                       based                     Contract date based
---------------------------------------------------------------------------------------------------------
Annual Charge-Free            Full liquidity           10% of gross purchase     10% of gross purchase
 Withdrawal/ 2/                                        payments made as of       payments per contract
                                                       last contract             year, cumulative up to
                                                       anniversary per           7 years or 70% of gross
                                                       contract year             purchase payments
---------------------------------------------------------------------------------------------------------
Insurance and Administration  1.40%                    1.65%                     1.52%
 Charge
---------------------------------------------------------------------------------------------------------
Contract Maintenance Fee      The lesser of $30 or 2%  The lesser of $50 or 2%   $30. Waived if
 (assessed annually)          of your Contract Value.  of your Contract Value.   Contract Value is
                              Waived if contract       Waived if contract        $50,000 or more
                              value is $50,000 or      value is $100,000 or
                              more                     more
---------------------------------------------------------------------------------------------------------
Contract Credit               No                       Yes 1% credit option at   No
                                                       end of 3/rd/ and 6/th/
                                                       contract years. Election
                                                       results in a new 3 year
                                                       withdrawal charge

----------------------------------------------------------------------------------------------------------------
                                        Strategic Partners Annuity One        Strategic Partners Annuity One
                                             3/Plus 3 Non Bonus                      3/Plus 3 Bonus
----------------------------------------------------------------------------------------------------------------
Minimum Investment                   $10,000                               $10,000
----------------------------------------------------------------------------------------------------------------
Maximum Issue Age                    85 Qualified & Non-Qualified          85 Qualified & Non-Qualified
----------------------------------------------------------------------------------------------------------------
Withdrawal Charge Schedule           7 Years (7%, 6%, 5%, 4%, 3%, 2%,      7 Years (8%, 8%, 8%, 8%, 7%, 6%,
                                     1%) Payment date based                5%) Payment date based
----------------------------------------------------------------------------------------------------------------
Annual Charge-Free Withdrawal/ 2/    10% of gross purchase payments        10% of gross purchase payments
                                     made as of last contract anniversary  made as of last contract anniversary
                                     per contract year                     per contract year
----------------------------------------------------------------------------------------------------------------
Insurance and Administration Charge  1.40%                                 1.50%
----------------------------------------------------------------------------------------------------------------
Contract Maintenance Fee (assessed   The lesser of $35 or 2% of your       The lesser of $35 or 2% of your
 annually)                           contract value. Waived if Contract    contract value. Waived if Contract
                                     Value is $75,000 or more              Value is $75,000 or more
----------------------------------------------------------------------------------------------------------------
Contract Credit                      No                                    Yes
                                                                           3% - all amounts ages
                                                                           81 - 85
                                                                           4% - under $250,000
                                                                           5% - $250,000 - $999,999
                                                                           6% - $1,000,000+

 1 This column depicts features of the version of Strategic Partners FlexElite sold on or after May 1, 2003 or upon subsequent state approval. In one state, Pruco Life continues to sell a prior version of the contract. Under that version, the charge for the base death benefit is 1.60%, rather than 1.65%. The prior version also differs in certain other respects (e.g., availability of optional benefits). The values illustrated below are based on the 1.65% charge, and therefore are slightly lower than if the 1.60% charge were used.
 2 Withdrawals of taxable amounts will be subject to income tax, and prior to age 59 1/2, may be subject to a 10% federal income tax penalty.

-----------------------------------------------------------------------------------------------------
                                                                                      Strategic
                                                                                      Partners
                              Strategic          Strategic                          Annuity One 3/
                              Partners           Partners          Strategic         Plus 3 Non
                              Advisor         Flexelite 2/ 1/   Partners Select         Bonus
-----------------------------------------------------------------------------------------------------
Fixed Rate Account        No                 Yes 1-Year         Yes 1-Year        Yes 1-Year
-----------------------------------------------------------------------------------------------------
Market Value              No                 Yes 1-10 Years     Yes 7-Year        Yes 1-10 Years
 Adjustment Account
 (MVA)
-----------------------------------------------------------------------------------------------------
Enhanced Dollar Cost      No                 Yes                No                Yes
 Averaging (DCA)
-----------------------------------------------------------------------------------------------------
Variable Investment       as indicated in    as indicated in    as indicated in   as indicated in
 Options Available        prospectus         prospectus         prospectus        prospectus
-----------------------------------------------------------------------------------------------------
Evergreen Funds           N/A                N/A                N/A               6-available in
                                                                                  Strategic Partners
                                                                                  Plus 3 only
-----------------------------------------------------------------------------------------------------
Base Death Benefit:       The greater of:    The greater of:    Combo: Step/Roll  The greater of:
                          purchase           purchase           Withdrawals will  purchase
                          payment (s) minus  payment (s) minus  proportionately   payment (s) minus
                          proportionate      proportionate      affect the Death  proportionate
                          withdrawal (s) or  withdrawal (s) or  Benefit           withdrawal (s) or
                          Contract Value     Contract Value                       Contract Value
-----------------------------------------------------------------------------------------------------
Optional Death Benefit    Combo: Step/Roll   Step-Up Roll-Up    N/A               Step-Up Roll-Up
 (for an additional                          Combo: Step/Roll                     Combo: Step/Roll
 cost),/ 4,5/                                Highest Daily                        Highest Daily
                                             Value (HDV)                          Value (HDV)
                                             Earnings                             Earnings
                                             Appreciator                          Appreciator
                                             Benefit (EAB)                        Benefit (EAB)
-----------------------------------------------------------------------------------------------------
Living Benefits (for an   Lifetime Five      Lifetime Five      N/A               Lifetime Five
 additional cost),/ 5,6/                     Spousal Lifetime                     Spousal Lifetime
                                             Five Guaranteed                      Five Guaranteed
                                             Minimum Income                       Minimum Income
                                             Benefit (GMIB)                       Benefit (GMIB)
                                             Income                               Income
                                             Appreciator                          Appreciator
                                             Benefit (IAB)                        Benefit (IAB)

-----------------------------------------------------------------------------------------------------------------
                                                             Strategic Partners Annuity One 3/Plus 3 Bonus
-----------------------------------------------------------------------------------------------------------------
Fixed Rate Account                                      Yes/ 3/
                                                        1-Year
-----------------------------------------------------------------------------------------------------------------
Market Value Adjustment Account (MVA)                   Yes
                                                        1-10 Years
-----------------------------------------------------------------------------------------------------------------
Enhanced Dollar Cost Averaging (DCA)                    Yes
-----------------------------------------------------------------------------------------------------------------
Variable Investment Options Available                   56/62
-----------------------------------------------------------------------------------------------------------------
Evergreen Funds                                         6-available in Strategic Partners Plus 3 only
-----------------------------------------------------------------------------------------------------------------
Base Death Benefit:                                     The greater of: purchase payment (s) minus proportionate
                                                        withdrawal (s) or Contract Value
-----------------------------------------------------------------------------------------------------------------
Optional Death Benefit (for an additional cost),/ 4,5/  Step-Up Roll-Up Combo: Step/Roll Highest Daily Value
                                                        (HDV) Earnings Appreciator Benefit (EAB)
-----------------------------------------------------------------------------------------------------------------
Living Benefits (for an additional cost),/ 5,6/         Lifetime Five Spousal Lifetime Five Guaranteed Minimum
                                                        Income Benefit (GMIB) Income Appreciator Benefit (IAB)

 3 We may offer lower interest rates for the fixed rate options than the interest rates offered in the contracts without credit.
 4 For more information on these benefits, refer to Section 4, "What Is The Death Benefit?" in the Prospectus.
 5  Not all optional benefits may be available in all states.
 6 For more information on these benefits, refer to Section 3, "What Kind of Payments Will I Receive During The Income Phase?; Section 5, "What Is the Lifetime Five/SM/ Income Benefit?"; and Section 6, "What Is the Income Appreciator Benefit?" in the Prospectus.

 HYPOTHETICAL ILLUSTRATION

 The following examples outline the value of each annuity as well as the amount that would be available to an investor as a result of full surrender at the end of each of the contract years specified. The values shown below are based on the following assumptions:

..   An initial investment of $100,000 is made into each contract earning a gross rate of return of 0% and 6% respectively.

..   No subsequent deposits or withdrawals are made from the contract.

..   The hypothetical gross rates of return (as of December 31, 2006) are reduced by the arithmetic average of the fees and expenses of the underlying portfolios (as of December 31, 2006) and the charges that are deducted from the contract at the Separate Account level as follows:

..   0.97% average of all fund expenses (as of December 31, 2006) are computed by adding Portfolio management fees, 12b-1 fees and other expenses of all of the underlying portfolios and then dividing by the number of portfolios. For purposes of the illustrations, we do not reflect any expense reimbursements or expense waivers that might apply and are described in the prospectus fee table. Please note that because the SP Aggressive Growth Asset Allocation Portfolio, the SP Balanced Asset Allocation Portfolio, the SP Conservation Asset Allocation Portfolio, and the SP Growth Asset Allocation Portfolio generally were closed to investors in 2005, the fees for such portfolios are not reflected in the above-mentioned average.

..   The Separate Account level charges include the Insurance Charge and
    Administration Charge (as applicable).

 The Contract Value assumes no surrender, while the Surrender Value assumes a 100% surrender two days prior to the contract anniversary, therefore reflecting the withdrawal charge applicable to that contract year. Note that a withdrawal on the contract anniversary, or the day before the contract anniversary, would be subject to the withdrawal charge applicable to the next contract year, which usually is lower. The values that you actually experience under an contract will be different from what is depicted here if any of the assumptions we make here differ from your circumstances, however the relative values for each product reflected below will remain the same. (We will provide you with a personalized illustration upon request).

 0% GROSS RETURN

                                                             STRATEGIC PARTNERS STRATEGIC PARTNERS
    STRATEGIC PARTNERS STRATEGIC PARTNERS STRATEGIC PARTNERS   ANNUITY ONE 3/     ANNUITY ONE 3/
         ADVISOR             SELECT          FLEXELITE 2      PLUS 3 NON BONUS     PLUS 3 BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $97,678   $97,678  $97,563   $91,433  $97,439   $91,317  $97,678   $91,540  $101,485  $94,166
 2  $95,404   $95,404  $95,179   $90,068  $94,887   $88,945  $95,404   $90,279  $ 99,025  $91,902
 3  $93,183   $93,183  $92,853   $88,710  $92,401   $86,633  $93,183   $89,023  $ 96,624  $89,694
 4  $91,013   $91,013  $90,584   $87,361  $89,979   $89,979  $91,013   $87,773  $ 94,282  $87,539
 5  $88,894   $88,894  $88,371   $86,019  $87,620   $87,620  $88,894   $86,527  $ 91,996  $86,256
 6  $86,825   $86,825  $86,211   $84,687  $85,321   $85,321  $86,825   $85,288  $ 89,766  $84,979
 7  $84,803   $84,803  $84,104   $83,363  $83,080   $83,080  $84,803   $84,055  $ 87,589  $83,710
 8  $82,829   $82,829  $82,049   $82,049  $80,898   $80,898  $82,829   $82,829  $ 85,466  $85,466
 9  $80,901   $80,901  $80,044   $80,044  $78,771   $78,771  $80,901   $80,901  $ 83,394  $83,394
 10 $79,017   $79,017  $78,088   $78,088  $76,700   $76,700  $79,017   $79,017  $ 81,372  $81,372
 11 $77,178   $77,178  $76,180   $76,180  $74,681   $74,681  $77,178   $77,178  $ 79,399  $79,399
 12 $75,381   $75,381  $74,319   $74,319  $72,714   $72,714  $75,381   $75,381  $ 77,474  $77,474
 13 $73,626   $73,626  $72,468   $72,468  $70,798   $70,798  $73,626   $73,626  $ 75,596  $75,596
 14 $71,912   $71,912  $70,663   $70,663  $68,931   $68,931  $71,877   $71,877  $ 73,763  $73,763
 15 $70,237   $70,237  $68,902   $68,902  $67,111   $67,111  $70,170   $70,170  $ 71,941  $71,941
 16 $68,602   $68,602  $67,185   $67,185  $65,339   $65,339  $68,502   $68,502  $ 70,162  $70,162
 17 $67,005   $67,005  $65,509   $65,509  $63,612   $63,612  $66,873   $66,873  $ 68,427  $68,427
 18 $65,445   $65,445  $63,874   $63,874  $61,930   $61,930  $65,282   $65,282  $ 66,734  $66,734
 19 $63,921   $63,921  $62,279   $62,279  $60,290   $60,290  $63,728   $63,728  $ 65,082  $65,082
 20 $62,433   $62,433  $60,723   $60,723  $58,693   $58,693  $62,210   $62,210  $ 63,470  $63,470
 21 $60,980   $60,980  $59,205   $59,205  $57,137   $57,137  $60,727   $60,727  $ 61,897  $61,897
 22 $59,560   $59,560  $57,724   $57,724  $55,621   $55,621  $59,279   $59,279  $ 60,362  $60,362
 23 $58,173   $58,173  $56,279   $56,279  $54,143   $54,143  $57,865   $57,865  $ 58,865  $58,865
 24 $56,819   $56,819  $54,870   $54,870  $52,704   $52,704  $56,484   $56,484  $ 57,404  $57,404
 25 $55,496   $55,496  $53,495   $53,495  $51,302   $51,302  $55,134   $55,134  $ 55,978  $55,978
--------------------------------------------------------------------------------------------------

 Assumptions:

 1. $100,000 initial investment.

 2. Fund Expenses = 0.97%.

 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor -2.33%; Strategic Partners Select -2.44%; Strategic Partners FlexElite 2 -2.60%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus -2.33%; Strategic Partners Annuity One 3/Plus 3 Bonus -2.42%.

 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

 6% GROSS RETURN

                                                             STRATEGIC PARTNERS STRATEGIC PARTNERS
    STRATEGIC PARTNERS STRATEGIC PARTNERS STRATEGIC PARTNERS   ANNUITY ONE 3/     ANNUITY ONE 3/
         ADVISOR             SELECT          FLEXELITE 2      PLUS 3 NON BONUS     PLUS 3 BONUS
 -  ------------------ ------------------ ------------------ ------------------ ------------------
    CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER CONTRACT SURRENDER
     VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE    VALUE     VALUE
 -  -------- --------- -------- --------- -------- --------- -------- --------- -------- ---------
 1  $103,522 $103,522  $103,400 $ 96,863  $103,268 $ 96,740  $103,522 $ 96,976  $107,557 $ 99,754
 2  $107,179 $107,179  $106,926 $101,111  $106,653 $ 99,888  $107,179 $101,349  $111,247 $103,148
 3  $110,965 $110,965  $110,572 $105,544  $110,149 $103,139  $110,965 $105,917  $115,063 $106,659
 4  $114,884 $114,884  $114,342 $110,169  $113,759 $113,759  $114,884 $110,689  $119,009 $110,290
 5  $118,942 $118,942  $118,241 $114,994  $117,487 $117,487  $118,942 $115,674  $123,092 $115,176
 6  $123,143 $123,143  $122,273 $120,027  $121,338 $121,338  $123,143 $120,880  $127,314 $120,276
 7  $127,493 $127,493  $126,442 $125,278  $125,315 $125,315  $127,493 $126,318  $131,681 $125,597
 8  $131,996 $131,996  $130,753 $130,753  $129,422 $129,422  $131,996 $131,996  $136,198 $136,198
 9  $136,658 $136,658  $135,212 $135,212  $133,664 $133,664  $136,658 $136,658  $140,870 $140,870
 10 $141,485 $141,485  $139,822 $139,822  $138,044 $138,044  $141,485 $141,485  $145,702 $145,702
 11 $146,483 $146,483  $144,590 $144,590  $142,569 $142,569  $146,483 $146,483  $150,699 $150,699
 12 $151,657 $151,657  $149,520 $149,520  $147,241 $147,241  $151,657 $151,657  $155,868 $155,868
 13 $157,013 $157,013  $154,618 $154,618  $152,067 $152,067  $157,013 $157,013  $161,215 $161,215
 14 $162,559 $162,559  $159,890 $159,890  $157,051 $157,051  $162,559 $162,559  $166,745 $166,745
 15 $168,301 $168,301  $165,342 $165,342  $162,199 $162,199  $168,301 $168,301  $172,464 $172,464
 16 $174,246 $174,246  $170,980 $170,980  $167,515 $167,515  $174,246 $174,246  $178,380 $178,380
 17 $180,400 $180,400  $176,810 $176,810  $173,005 $173,005  $180,400 $180,400  $184,499 $184,499
 18 $186,772 $186,772  $182,838 $182,838  $178,675 $178,675  $186,772 $186,772  $190,827 $190,827
 19 $193,369 $193,369  $189,073 $189,073  $184,531 $184,531  $193,369 $193,369  $197,373 $197,373
 20 $200,199 $200,199  $195,520 $195,520  $190,579 $190,579  $200,199 $200,199  $204,143 $204,143
 21 $207,271 $207,271  $202,186 $202,186  $196,825 $196,825  $207,271 $207,271  $211,146 $211,146
 22 $214,592 $214,592  $209,080 $209,080  $203,276 $203,276  $214,592 $214,592  $218,388 $218,388
 23 $222,172 $222,172  $216,210 $216,210  $209,939 $209,939  $222,172 $222,172  $225,879 $225,879
 24 $230,019 $230,019  $223,582 $223,582  $216,820 $216,820  $230,019 $230,019  $233,627 $233,627
 25 $238,144 $238,144  $231,205 $231,205  $223,926 $223,926  $238,144 $238,144  $241,641 $241,641
--------------------------------------------------------------------------------------------------

 Assumptions:

 1. $100,000 initial investment.

 2. Fund Expenses =0.97%.

 3. No optional death benefit(s) and/or optional living benefit(s) were elected.

 4. Strategic Partners FlexElite 2 figures do not include the optional 1% credit election. Had the credit been included, the Contract Values would be higher, due to the additional credit. However, election of the credit extends the surrender charge for an additional three years, thus lowering surrender value in those years.

 5. These reductions result in hypothetical net rates of return as follows:
    Strategic Partners Advisor 3.53%; Strategic Partners Select 3.41%; Strategic Partners FlexElite 3.24%; Strategic Partners Annuity One 3/Plus 3 Non-Bonus 3.53%; Strategic Partners Annuity One 3/Plus Bonus 3.43%.

 6. The illustration above illustrates 100% invested into the variable sub-accounts. Investments into the fixed rate accounts, as noted above, may receive a higher rate of interest in one product over another causing Contract Values to differ in relation to one another.

            PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE PRUCO LIFE ANNUITY DESCRIBED IN PROSPECTUS ORD01009 (05/2007).

                      ------------------------
                               (print your name)

                      ------------------------
                                   (address)

                      ------------------------
                             (city/state/zip code)

                               MAILING ADDRESS:

    PRUDENTIAL ANNUITY SERVICE CENTER P.O. Box 7960 Philadelphia, PA 19176

[LOGO]
The Prudential Insurance Company of America
751 Broad Street
Newark, NJ 07102-3777






                                                                       ORD01009

                                   PRSRT STD
                                 U.S. POSTAGE
                                     PAID
                                 LANCASTER, PA
                                PERMIT NO. 1793

                          PRUCO LIFE INSURANCE COMPANY

                       Supplement, dated February 11, 2009
                                       To
                          Prospectus, dated May 1, 2001

This supplement should be read and retained with your current prospectus. If you would like another copy of that prospectus, please call us at 800-752-6342.

Pruco Life Insurance Company ("PRUCO") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by PRUCO pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. PRUCO will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 800-752-6342. PLNJ files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that PRUCO files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov). Our internet address is http://www.prudentialannuities.com.

                                   SUPPLEMENT
                                       TO
                             MAY 1, 2001 PROSPECTUS

This prospectus was published prior to the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001. This Act increased the contribution limits for traditional IRAs and Roth IRAs as follows: for 2001, the limit remains at $2,000; for 2002 to 2004 it rises to $3,000; for 2005 to 2007, to
$4,000; and for 2008, $5,000. After 2008 the contribution amount will be indexed for inflation. The Act also provides for a catch up provision for individuals who are age 50 and above. These taxpayers will be permitted to contribute an additional $500 in years 2002 to 2005 and an additional $1,000 in 2006 and years thereafter. This product can also be used for Simplified Employee Pensions
(SEPs). The Act increased the amount of compensation for contribution purposes from $170,000 to $200,000 in 2002, indexed for inflation. This will cap the annual SEP contribution at $30,000 in 2002.

                          PRUCO LIFE INSURANCE COMPANY

               Supplement to Variable Life Insurance Prospectuses
                                       and
     Variable Annuity Prospectuses and Statements of Additional Information

                                December 18, 2001

     On December 18, 2001, The Prudential Insurance Company of America completed its transition from a mutual insurance company to a stock insurance company. Accordingly, we revise the description of Pruco Life Insurance Company to provide as follows:

     Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company, organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam, and in all states except New York.

     Pruco Life is a wholly owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is an indirect wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential Financial"), a New Jersey insurance holding company. As Pruco Life's ultimate parent, Prudential Financial exercises significant influence over the operations and capital structure of Pruco Life and Prudential. However, neither Prudential Financial, Prudential, nor any other related company has any legal responsibility to pay amounts that Pruco Life may owe under the contract or policy.

PLIPOSUP Ed. 12-2001

                          Pruco Life Insurance Company
                   Pruco Life Insurance Company Of New Jersey

                           Strategic Partners Horizon

                            Strategic Partners Select

                       Supplement, dated November 19, 2007
                                       To
                         Prospectuses, dated May 1, 2007

This Supplement should be read and retained with the current Prospectus for your annuity. This Supplement is intended to update certain information in the Prospectus for the variable annuity you own, and is not intended to be a prospectus or offer for any other variable annuity listed here that you do not own. If you would like another copy of the current Prospectus, please contact us at 1-888-PRU-2888.

A. NEW SUB-ACCOUNT

With regards to Strategic Partners Select Annuity only, effective November 19, 2007, the underlying portfolio listed below is being offered as a new Sub-account. We are also reflecting a sub-advisor name change for one of the portfolios within Strategic Partners Select.

In the section of the Strategic Partners Select Prospectus entitled "Summary of Contract Expenses", sub-section "Underlying Mutual Fund Portfolio Annual Expenses", under the heading "Advanced Series Trust", the following portfolio has been added:

                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
    (as a percentage of the average net assets of the underlying Portfolios)

                                                                                            Total Annual
UNDERLYING PORTFOLIO             Management   Other             Acquired Portfolio Fees Portfolio Operating
Advanced Series Trust:              Fees    Expenses 12b-1 Fees        & Expenses            Expenses
-------------------------------- ---------- -------- ---------- ----------------------- -------------------
AST Western Asset Core Plus Bond    0.70%     0.12%     0.00%            0.00%                 0.82%

Effective November 19, 2007, the underlying portfolio listed below is being offered as a new Sub-account under Strategic Partners Select. In order to reflect these additions: The following is being added to the chart in the Strategic Partners Select Prospectus in the section entitled "What Investment Options Can I Choose? /Variable Investment Options":

                                                                                                                  PORTFOLIO
   STYLE/                                                                                                         ADVISOR/
    TYPE                                    INVESTMENT OBJECTIVES/POLICIES                                       SUB-ADVISOR
------------   ---------------------------------------------------------------------------------------   ---------------------------
  AST FUND
Fixed Income   AST Western Asset Core Plus Bond Portfolio: seeks to maximize total return, consistent      Western Asset Management
               with prudent investment management and liquidity needs, by investing to obtain its           Company/ Western Asset
               average specified duration. The Portfolio's current target average duration is             Management Company Limited
               generally 2.5 to 7 years. The Portfolio pursues this objective by investing in all major fixed income sectors with a bias towards non-Treasuries.

Also, in the same section of the Strategic Partners Select prospectus, we make the following change to the chart setting forth a brief description of the variable investment option, to reflect a sub-advisor name change:

..    Effective November 19, 2007, Neuberger Berman Management Inc. will become sub-advisor of SP Mid-Cap Growth Portfolio. Prior to November 19, 2007, Calamos Advisors LLC was the sub-advisor.

We add a parenthetical after the name of the SP Mid Cap Growth Portfolio as follows, to indicate that we no longer permit purchases or transfers into the Portfolio by those who are not already invested in the Portfolio:

SP Mid Cap Growth Portfolio (closed to new investments):

B. NEW PRINCIPAL UNDERWRITER

In the "Other Information" section of each prospectus, under the heading entitled "Sales and Distribution of the Contract.", we identify Prudential Investment Management Services LLC (PIMS) as the principal underwriter and distributor of the annuities. Beginning as of the date of this supplement, PIMS has been replaced by an affiliated broker-dealer called Prudential Annuities Distributors, Inc. ("PAD"). Accordingly, we replace the first two paragraphs under "Sales and Distribution of the Contract" with the following, and in the remainder of that section, replace references to PIMS with PAD:

"Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the National Association of Securities Dealers, Inc. (NASD)."

                          Pruco Life Insurance Company
                   Pruco Life Insurance Company Of New Jersey

                           Strategic Partners Advisor
                         Strategic Partners Annuity One
                             Strategic Partners Plus
                        Strategic Partners Annuity One 3
                            Strategic Partners Plus 3
                          Strategic Partners FlexElite
                            Strategic Partners Select

                        Prudential Premier Series Annuity

      Supplement to Statements of Additional Information Dated May 1, 2007
                       Supplement dated November 19, 2007

This Supplement should be read and retained with the current Prospectus and Statement of Additional Information for your annuity. This Supplement is intended to update certain information in the Statement of Additional Information for the variable annuity you own, and is not intended to be a Statement of Additional Information, prospectus, or offer for any other variable annuity listed here that you do not own. If you would like a copy of the current Statement of Additional Information, please contact us at 1-888-PRU-2888.

In the sections of the Statements of Additional Information entitled Principal Underwriter and Payments Made To Promote Sale Of Our Products, we identify Prudential Investment Management Services, LLC as principal underwriter. Beginning as of the date of this supplement, Prudential Annuities Distributors, Inc., an indirect subsidiary of Prudential Financial, Inc., has assumed PIMS's duties as principal underwriter of each of the above-referenced annuities.

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees

In this registration statement, Pruco Life Insurance Company of is registering $150,000,000 ($150 million) of securities and paying a filing fee of $8,370.00 therefor.

Federal Taxes

Pruco Life Insurance Company estimated the federal tax effect associated with the deferred acquisition costs attributable to receipt of $1 million of purchase payments over a two year period to be approximately $74,000.

State Taxes

Pruco Life Insurance Company estimated that approximately $4,500,000 in premium taxes would be owed upon receipt of purchase payments under the contracts if the full $150,000,000 ($150 million) of the securities registered herein would be applied to annuity options.

Printing Costs

Printing costs are largely inapplicable, because the variable annuity with which this security is associated is no longer sold.

Legal Costs

This registration statement was prepared by Prudential attorneys whose time is allocated to Pruco Life Insurance Company.

Accounting Costs

PricewaterhouseCoopers LLP, the independent registered public accounting firm that audits Pruco Life Insurance Company's financial statements, will charge approximately $10,000 in connection with the filing of this registration statement with the Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.

Arizona, being the state of organization of Pruco Life Insurance Company Arizona ("Pruco"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco's By-law,
Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 1A(6)(c) to Form S-6 filed August 13, 1999 on behalf of the Pruco Life of New Jersey Variable Appreciable Account.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS

(a) Exhibits

(1)Form of Distribution Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 2)

(4)(a) Discovery Select Variable Annuity Contract (Note 3)

   (b) Strategic Partners Select Variable Annuity Contract (Note 4)

(5)Opinion of Counsel as to legality of the securities being registered. (Note
   1)

(23)Written consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (Note 1)

(24)(a) Power of Attorney for James J. Avery. (Note 1)

   (b) Power of Attorney for Helen M. Galt. (Note 1)

   (c) Power of Attorney for Bernard J. Jacob. (Note 1)

   (d) Power of Attorney for Scott D. Kaplan. (Note 1)

   (e) Power of Attorney for Stephen Pelletier. (Note 1)

   (f) Power of Attorney for Tucker I. Marr. (Note 1)

   (g) Power of Attorney for Scott G. Sleyster. (Note 1)

--------
(Note1) Filed herewith.

(Note2) Incorporated by reference to Post-Effective Amendment Registration
     Statement No. 4 filed on Form S-1 Registration No. 33-61143, filed April 15, 1999, on behalf of Pruco Life Insurance Company.

(Note3) Incorporated by reference to Registrant's Form S-1 filed July 19, 1995 initial Registration Form N-4.

(Note4) Incorporated by reference to, initial Registration on Form N-4
     Registration No. 333-52754, filed December 26, 2000 on behalf of Pruco Life Flexible Premium Variable Annuity Account.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on the 6th day of April 2009.

                        PRUCO LIFE INSURANCE COMPANY (Registrant)

Attest:  /s/ Thomas C. Castano                 /s/ Scott D. Kaplan
         ------------------------------------  -----------------------------------
         Thomas C. Castano                     Scott D. Kaplan
         Chief Legal Officer and Secretary     President and Chief Executive
                                               Officer

Signature and Title

            *
--------------------------
JAMES J. AVERY JR.
VICE CHAIRMAN AND DIRECTOR       Date: April 6, 2009


                *                     **By:  /s/ Thomas C. Castano
------------------------------------         -----------------------------------
SCOTT D. KAPLAN                              THOMAS C. CASTANO
DIRECTOR                                     VICE PRESIDENT AND CORPORATE
                                             COUNSEL


            *
--------------------------
TUCKER I. MARR
CHIEF ACCOUNTING OFFICER


            *
--------------------------
BERNARD J. JACOB
DIRECTOR

            *
--------------------------
SCOTT G. SLEYSTER
DIRECTOR

            *
--------------------------
HELEN M. GALT
DIRECTOR

            *
--------------------------
STEPHEN PELLETIER
DIRECTOR

                                 EXHIBIT INDEX

Exhibit No.
-----------

     5      Opinion of Counsel

     23 Written Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

     24     Powers of attorney for:

            1. Stephen Pelletier, Director

            2. James J. Avery, Director and Vice Chairman

            3. Bernard J. Jacob, Director

            4. Helen M. Galt, Director

            5. Scott D. Kaplan, Director, President and CEO

            6. Tucker I. Marr, Chief Accounting Officer

            7. Scott G. Sleyster, Director